Exhibit 10.1

EXECUTION VERSION

TWELFTH AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

Effective as of March 9, 2022

among

GROUP 1 AUTOMOTIVE, INC.,

the Subsidiary Borrowers Listed Herein,

THE LENDERS LISTED HEREIN,

U.S. BANK NATIONAL ASSOCIATION,

as Administrative Agent,

COMERICA BANK,

as Floor Plan Agent,

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.

WELLS FARGO BANK, N.A.

and

PNC BANK, NATIONAL ASSOCIATION

as Syndication Agents

and

TRUIST BANK,

as Documentation Agent

* * * * *

U.S. BANK NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.

WELLS FARGO SECURITIES, LLC,

and

PNC CAPITAL MARKETS LLC

as Co-Lead Arrangers and Joint Bookrunners

Thompson Coburn LLP

Counsel for Administrative Agent

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- ii -

- iii -

- iv -

- v -

THIS TWELFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated effective as of March 9, 2022, is entered into among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereof and such other Subsidiaries of the Company which hereafter shall become parties to this Agreement (the Company and the wholly-owned Restricted Subsidiaries of the Company are sometimes referred to herein as, individually, a “Borrower,” and collectively, the “Borrowers”), the lenders listed on the signature pages hereof or that become party hereto pursuant to Section 5.18 or Section 13.3 (the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity together with any successor in such capacity pursuant to Section 12.7, the “Agent”), COMERICA BANK, as Floor Plan Agent for the Lenders (in such capacity together with any successor in such capacity pursuant to Section 12.14, the “Floor Plan Agent”), JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., WELLS FARGO BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Syndication Agents and TRUIST BANK, as Documentation Agent.

R E C I T A L S

WHEREAS, on December 31, 1997, the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., in its capacity as the prior administrative agent for the Lenders (the “Prior Agent”) and the Floor Plan Agent entered into the Revolving Credit Agreement (the “Initial Agreement”), whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $125,000,000, to be used by the Borrowers for the purposes set forth in Section 9.9 of the Initial Agreement; and

WHEREAS, on June 19, 1998, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Initial Agreement and entered into an Amended and Restated Revolving Credit Agreement (hereinafter called the “Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $345,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Amended and Restated Agreement; and

WHEREAS, on November 10, 1998, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Amended and Restated Agreement and entered into the Second Amended and Restated Revolving Credit Agreement (hereinafter called the “Second Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $425,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Second Amended and Restated Agreement; and

WHEREAS, on May 12, 1999, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Second Amended and Restated Agreement and entered into the Third Amended and Restated Revolving Credit Agreement (hereinafter called the “Third Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $500,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Third Amended and Restated Agreement; and

WHEREAS, on October 15, 1999 and effective as of November 1, 1999, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Third Amended and Restated Agreement and entered into the Fourth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Fourth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,000,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Fourth Amended and Restated Agreement; and

WHEREAS, on June 2, 2003, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Fourth Amended and Restated Agreement and entered into the Fifth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Fifth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $775,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Fifth Amended and Restated Agreement; and

WHEREAS, on December 16, 2005, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Fifth Amended and Restated Agreement and entered into the Sixth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Sixth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $950,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Sixth Amended and Restated Agreement; and

WHEREAS, on March 19, 2007, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Sixth Amended and Restated Agreement and entered into the Seventh Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Seventh Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,350,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Seventh Amended and Restated Agreement; and

WHEREAS, on July 1, 2011, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Seventh Amended and Restated Agreement and entered into the Eighth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Eighth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,350,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Eighth Amended and Restated Agreement; and

WHEREAS, on June 20, 2013, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Eighth Amended and Restated Agreement and entered into the Ninth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Ninth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,700,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Ninth Amended and Restated Agreement; and

WHEREAS, on June 17, 2016, the Borrowers, the lenders party thereto, the Prior Agent and the Floor Plan Agent amended the Ninth Amended and Restated Agreement and entered into the Tenth Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Tenth Amended and Restated Agreement”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,800,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Tenth Amended and Restated Agreement; and

WHEREAS, on June 27, 2019, the Borrowers, the lenders party thereto, the Agent and the Floor Plan Agent amended the Tenth Amended and Restated Agreement and entered into the Eleventh Amended and Restated Revolving Credit Agreement (as subsequently amended, hereinafter called the “Eleventh Amended and Restated Agreement” and together with the Initial Agreement and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Tenth Amended and Restated Agreements, the “Prior Agreements”) whereby, upon the terms and conditions therein stated, such lenders agreed to make loans to the Borrowers up to the aggregate amount of $1,800,000,000 to be used by the Borrowers for the purposes set forth in Section 9.9 of the Eleventh Amended and Restated Agreement; and

WHEREAS, the Borrowers, the Lenders, the Agent and the Floor Plan Agent mutually desire to amend certain aspects of the Eleventh Amended and Restated Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND CONSTRUCTION

Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2020-4.000% Indenture” means the Indenture dated as of August 17, 2020 among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as in effect on the Closing Date. To the extent any defined term used herein is defined by reference to the 2020-4.000% Indenture, such defined term shall be as defined under the 2020-4.000% Indenture as in effect on the Closing Date.

“2020-4.000% Notes” means, collectively, the 4.000% Senior Notes due 2028 issued pursuant to the 2020-4.000% Indenture and any additional notes issued pursuant thereto.

“ABR Borrowing” means a Borrowing consisting of one or more Alternate Base Rate Loans.

“Account” means any “account” as such term is defined in the UCC, now or hereafter owned by the Company or any of its Subsidiaries.

“Acquisition” means the acquisition by the Company or any of its Wholly Owned Subsidiaries of (i) not less than one hundred percent (100%) of the capital stock or other evidence of equity ownership (but excluding director qualifying shares) of an Auto Dealer, or (ii) all or substantially all of the assets of an Auto Dealer.

“Acquisition Event of Default” means the occurrence of one of the events specified in Section 11.1.

“Acquisition Loan” has the meaning specified in Section 3.1.

“Acquisition Loan Advance Limit” means, as of any Borrowing Date of an Acquisition Loan, for the Company and its Subsidiaries on a consolidated basis, calculated as of the last day of the most recently ended fiscal quarter for which an Availability Analysis has been delivered, an amount equal to the lesser of (i) the Total Acquisition Loan Commitment and (ii) the Acquisition Loan Borrowing Base, less, in each case, any applicable Reserve Commitment measured in Dollars.

“Acquisition Loan Borrowing Base” means for the Company and its Subsidiaries, on a consolidated basis, the positive difference between:

(a)    the sum of the following items, without duplication, on which the Agent holds a valid and perfected Lien (except with respect to clause (ix) below):

(i)    100% of the wholesale purchase price of New Motor Vehicles and Demonstrators less 100% of the wholesale purchase price of New Motor Vehicles and Demonstrators where the Agent’s Lien is subordinated;

(ii)    85% of the Book Value of Used Motor Vehicles and Rental Motor Vehicles where the Agent’s Lien is a first priority Lien (subject only to carriers’, warehousemen’s and landlords’ Liens described in Section 7.16(b));

(iii)    100% of the amount of contracts in transit in which the Agent’s Lien is a first priority Lien, including, without limitation, all accounts, chattel paper and agreements of third parties to pay the purchase price of vehicles sold to customers, which agreements are not yet funded;

(iv)    80% of Eligible Accounts;

(v)    65% of the Book Value of parts Inventory where the Agent’s Lien is a first priority Lien (subject only to carriers’, warehousemen’s and landlords’ Liens described in Section 7.16(b));

(vi)    50% of the cash deposits in all deposit accounts (other than the Offset Account); provided, such cash deposits will be included only for deposit accounts in which the Agent’s Lien is a first priority Lien (subject only to Liens described in Section 7.16(i));

(vii)    50% of the market value of the Cash Equivalents held in securities accounts in which the Agent’s Lien is a first priority Lien (subject only to Liens described in Section 7.16(i));

(viii)    40% of the net book value of all Equipment in which the Agent’s Lien is a first priority Lien (subject only to Liens described in Section 7.16(a) and (b)); and

(ix)    75% of the appraised value of Eligible Borrowing Base Real Property (as reflected in the most recent FIRREA-conforming appraisal that the Agent has received with respect to such real property); provided that the aggregate amount added to the Acquisition Loan Borrowing Base pursuant to this clause (ix) shall not exceed 25% of the aggregate Acquisition Loan Commitments at any time;

and

(b)    (i) 100% of all Floor Plan Loans and Swing Line Loans plus (ii) the excess, if any, of the amount of Floor Plan Loans attributable to New Motor Vehicles and Demonstrators where the Agent’s Lien is subordinated over 100% of the wholesale purchase price of New Motor Vehicles and Demonstrators where the Agent’s Lien is subordinated, minus (iii) 100% of the Offset Amount as of the last day of the fiscal quarter for which the Acquisition Loan Borrowing Base is to be determined.

“Acquisition Loan Commitment” means for each Acquisition Loan Lender, its obligation to make Acquisition Loans to the Company in the designated currency and to acquire participations in Letters of Credit up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Acquisition Loan Commitments” (as the same may be permanently terminated or reduced or increased from time to time pursuant to the applicable provisions of Section 2.3(c)(iii), Section 3.4, Section 5.5, Section 5.18 or Section 11.2 or as such amount may be increased or decreased from time to time by an Assignment and Acceptance pursuant to Section 5.17 or Section 13.3(b)).

“Acquisition Loan Lender” means any Lender specified in Schedule 1.1(a) as having an Acquisition Loan Commitment.

“Acquisition Notes” means each of the Notes substantially in the form of Exhibit 1.1E, duly issued by the Company to each Lender in the aggregate principal face amount of such Lender’s Acquisition Loan Commitment.

“Addendum” means the form of Addendum and Joinder Agreement substantially in the form of Exhibit 1.1A.

“Adjusted Net Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries, on a consolidated basis, the difference between (a) Indebtedness (excluding (v) letters of credit other than letters of credit that support Indebtedness of Unrestricted Subsidiaries and (w) obligations in respect of Bank Products) minus the aggregate amount as of the date of determination of cash and/or Cash Equivalents held in (i) domestic accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and (ii) accounts established as an offset to Floor Plan Loans on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date; provided that the aggregate amount of cash and Cash Equivalents under clauses (i) and (ii) for purposes of this calculation shall in no event exceed $75,000,000, plus an amount equal to six times Rental Expense during the preceding four quarter period (excluding Rental Expense with respect to real property purchased during such four quarter period but including Rental Expense for any real property disposed of and leased back to the Company or its Subsidiaries during such four quarter period as if such sale-leaseback transaction had occurred, and such associated rental payments began, on the first day of such applicable four quarter period) and (b) the sum of (i) Floor Plan Loans outstanding, (ii) Permitted New Vehicle Floor Plan Indebtedness, (iii) Retail Loan Guarantees not in excess of ten percent (10%) of Stockholders’ Equity and (iv) Guarantees of Indebtedness of Unrestricted Subsidiaries (floor plan or other) in an amount not to exceed $75,000,000 in the aggregate.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit 1.1B hereto, which each Lender shall complete and provide to the Agent on or prior to the Closing Date or which is delivered by any new Lenders after the Closing Date pursuant to Section 13.3(b).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933), and any director or executive officer of such Person.

“Agency Fee(s)” has the meaning specified in Section 5.4(b).

“Agent” has the meaning specified in the introduction to this Agreement.

“Agent’s Letter” has the meaning specified in Section 5.4(b).

“Agreement” means this Twelfth Amended and Restated Revolving Credit Agreement.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus one half (1/2) of one percent (1%), (c) the Term SOFR Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Rate for such Business Day is not published due to a holiday or other circumstance that the Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus one and one-half percent (1.5%) and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Term SOFR Rate shall be effective on the effective date of such change in the Prime Rate, the FRBNY Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used when Term SOFR Borrowings are unavailable pursuant to Section 5.6, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (d) above, without reference to clause (c).

“Alternate Base Rate Loan” means any Floor Plan Loan or Swing Line Loan for which the applicable interest rate is the Alternate Base Rate plus the Applicable Margin as set forth in this Agreement and any Acquisition Loan requested in Dollars with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of this Agreement.

“Alternative Currency” means Euros or Pounds Sterling, at the option of the Company.

“Alternative Currency Agent” means U.S. Bank.

“Alternative Currency Conforming Changes” means, with respect to the use, administration of or any conventions associated with the Pounds Sterling Rate, the Eurocurrency Rate or any proposed Benchmark Replacement for an Alternative Currency, any conforming changes to the definitions of “SONIA”, “Interest Period”, “Pounds Sterling Rate” and “Eurocurrency Rate” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Agent with the consent of the Borrowers, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with then-prevailing market practice for such Alternative Currency (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Agent determines, with the consent of the Borrowers, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Alternative Currency Sublimit” has the meaning set forth in Section 3.1(b).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Company and its Subsidiaries.

“Applicable Lending Office” means, with respect to a Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Rate Loan or SOFR Loan and such Lender’s Facility Office in the case of a Eurocurrency or Pounds Sterling Loan.

“Applicable Margin” means, on any date, with respect to SOFR Loans, Eurocurrency Loans, Pounds Sterling Loans or Alternate Base Rate Loans, the applicable percentages set forth below based upon the Total Adjusted Leverage Ratio for the most recently ended four quarter period with respect to which the Company is required to have delivered an annual audit report or financial statements pursuant to Section 9.5(a) or (b), as applicable (as such Total Adjusted Leverage Ratio is reflected in the compliance certificate delivered under Section 9.5(c) in connection with such annual audit report or financial statements):

	Total Adjusted Leverage Ratio	SOFR Eurocurrency Pounds Sterling Margin	Alternate Base Rate Margin	Commitment Fee Rate
Category 1	x > 4.50	2.00%	0.50%	0.40%
Category 2	4.00 ≤ x < 4.50	1.75%	0.25%	0.30%
Category 3	3.50 ≤ x < 4.00	1.50%	0.00%	0.25%
Category 4	2.50 ≤ x < 3.50	1.25%	0.00%	0.20%
Category 5	x < 2.50	1.00%	0.00%	0.15%

Each change in the Applicable Margin shall take effect on each date on which such annual report or financial statements and compliance certificate are required to be delivered pursuant to Section 9.5(a) or (b), as applicable, and (c), commencing with the date on which the financial statements and required compliance certificate are required to be delivered for the four-quarter period ending March 31, 2022. Notwithstanding the foregoing, for the period from the Closing Date through the date the financial statements and related compliance certificate are required to be delivered pursuant to Section 9.5(b) and (c) for the four quarter period ending March 31, 2022, the Total Adjusted Leverage Ratio shall be deemed to be in Category 5 under the above table. If the Company fails to deliver the annual audit report, financial statements or the related compliance certificate required to be delivered by it pursuant to Section 9.5(a), (b) or (c), as applicable, then effective as of the date such annual audit report, financial statements or associated compliance certificate were required to be delivered pursuant to Section 9.5(a), (b) or (c), as applicable, the Total Adjusted Leverage Ratio shall be deemed to be in Category 1 and shall be deemed to remain at such Category until such annual audit report, financial statements and related compliance certificate are so delivered by the Company. In the event that any annual audit report, financial statement or compliance certificate delivered pursuant to Section 9.5(a), (b) or (c), as applicable, is shown to be inaccurate when delivered (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered, but in no event more than two years after the date of such delivery) and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Company shall immediately (i) deliver to the Agent corrected financial statements for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected financial statements and (iii) immediately pay to the Agent the accrued additional interest and Acquisition Loan Commitment Fees (after giving effect to any credits resulting from a lower Applicable Margin in other affected periods) owing as a result of such increased Applicable Margin for such Applicable Period. This provision is in addition to the rights of the Agent and Lenders with respect to Section 5.3 and their other respective rights under this Agreement and shall not limit the rights of the Agent to declare an Event of Default.

“Assignment and Acceptance” has the meaning specified in Section 13.3(b).

“Auto Dealer” means a Person engaged in the sale of New and/or Used Motor Vehicles pursuant to, in the case of New Motor Vehicles, a franchise or licensing agreement with a Manufacturer and related operations.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Availability Analysis” means the calculations required by Exhibit 9.5(h), which calculations shall include a calculation of the Acquisition Loan Borrowing Base.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products” means each and any of the following bank services provided to the Company or any Restricted Subsidiary by a Lender or any of its Affiliates: (a) commercial credit cards, (b) commercial checking accounts, (c) stored value cards and (d) treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, overdrafts, immediate credit extended on dealer drafts sent or refused for collection, letters guaranteeing payment of checks issued for payment of tax, title, licensing, auto auctions, etc. and interstate depository network services).

“Benchmark” means, initially, (a) for Loans denominated in Dollars, Daily Simple SOFR and Term SOFR, as applicable, (b) for Loans denominated in Euros, EURIBOR, and (c) for Loans denominated in Pounds Sterling, SONIA; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR, Term SOFR, EURIBOR, SONIA or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement, to the extent that such Benchmark Replacement has become effective pursuant to Section 5.6(b).

“Benchmark Replacement” means, for any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities or the applicable Alternative Currency and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the

Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities or in the applicable Alternative Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Borrowing,” “Alternate Base Rate,” “Business Day,” “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of any breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the earliest to occur of the following events with respect to such Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.6(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.6(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation substantially in the form of the Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Book Value” means the net book value of an asset determined in accordance with GAAP.

“Borrower” or “Borrowers” has the meaning specified in the introduction to this Agreement.

“Borrowing” means a Loan or a group of Loans of a single Type made by the Lenders on a single date and, with respect to Term SOFR Borrowings and/or Eurocurrency Borrowings, as to which a single Interest Period is in effect.

“Borrowing Date” means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to any Borrower.

“Builder Basket Amount” means the sum of:

(a)    50% of cumulative Consolidated Net Income (as defined in the 2020-4.000% Indenture) (or in the case Consolidated Net Income (as defined in the 2020-4.000% Indenture) shall be negative, less 100% of such deficit) of the Company since July 1, 2020 through the last day of the last full fiscal quarter ending immediately preceding the date of the subject Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

(b)    (i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Company or a Restricted Subsidiary (as defined in the 2020-4.000% Indenture) after August 17, 2020 from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company, or any net payment received by the Company in connection with the termination or settlement of options relating to its Capital Stock, (ii) 100% of the aggregate net cash proceeds received by the Company after August 17, 2020 from the issuance and sale of convertible or exchangeable Debt (as defined in the 2020-4.000% Indenture) of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt (as defined in the 2020-4.000% Indenture) on the balance sheet of the Company to the extent such Debt is converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock) after August 17, 2020; plus

(c)    in the case of a disposition, liquidation or repayment (including by way of dividends) of Specified Investments by the Company and its Restricted Subsidiaries (as defined in the 2020-4.000% Indenture), subsequent to August 17, 2020, an amount (to the extent not included in Consolidated Net Income (as defined in the 2020-4.000% Indenture)) equal to the lesser of the return on capital with respect to such Specified Investment and the initial amount of such Specified Investment, in either case, less the cost of the disposition of such Specified Investment and net of taxes; plus

(d)    in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary (in each case as such terms are defined in the 2020-4.000% Indenture) pursuant to the 2020-4.000% Indenture, the Fair Market Value of the Company’s interest in such Subsidiary; plus

(e)    $146,700,000.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York and London for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and the other Alternative Currencies are carried on in the London interbank market (and, if the Loans which are the subject of such Borrowing, payment or rate selection are denominated in Euros, a day which is a TARGET Day); provided that, when used in connection with any SOFR Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease” means, subject to Section 1.2, any lease required to be accounted for as a financial lease under GAAP, and shall exclude any “right of use” lease under FASB ASC 842 (Leases).

“Capital Stock” of any Person means any and all shares, interests, participations, right in or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Issuing Banks, the Swing Line Bank or the Lenders (as applicable), as collateral for Letter of Credit Exposure or Swing Line Exposure or obligations of Lenders to fund participations in respect of Letters of Credit or Swing Line Loans, cash or deposit account balances or, if the Agent and each applicable Issuing Bank or the Swing Line Bank, as applicable, shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Agent and (b) each applicable Issuing Bank or the Swing Line Bank, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateral Account” has the meaning specified in Section 6.8(a).

“Cash Equivalents” means Investments of the type permitted under Section 10.5(d), (e) and (f).

“Change of Control” will be deemed to have occurred if any of the following shall occur: (a) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the voting stock in the Company, the result of which is that a Person becomes the beneficial owner, directly or indirectly, of more than 40% of the voting stock of the Company, measured by voting power rather than number of shares, (b) the shares of the Company cease to be publicly traded, (c) at any time after the Closing Date, individuals who were either directors of the Company on the Closing Date or directors approved (by recommendation, nomination, election or otherwise) by a majority of the directors cease to constitute a majority of the members of the board of directors of the Company, or (d) a “change of control” or “change of ownership” (or any term substantially equivalent to any of the foregoing phrases in this clause (d)) (in each case, as such term or phrase is defined in any indenture or other agreement evidencing or relating to any Indebtedness) occurs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral described in each of the Security Documents.

“Commitment” means at any time (a) for each Lender, the sum of (i) such Lender’s Acquisition Loan Commitment and (ii) such Lender’s Floor Plan Loan Commitment, each as in effect at such time, as shown on Schedule 1.1(a) and as the same may be increased or decreased pursuant to the provisions of Section 2.3(c)(iii), Section 3.4, Section 5.5 or Section 5.18, and (b) for the Swing Line Bank, its obligation to make Swing Line Loans to the Floor Plan Borrowers up to the amount of the Swing Line Commitment.

“Commitment Fees” means, collectively, the Floor Plan Loan Commitment Fees and the Acquisition Loan Commitment Fees as such terms are defined in Section 5.4(a).

“Commitment Increase Agreement” has the meaning specified in Section 5.18(c).

“Commitment Increase Notice” has the meaning specified in Section 5.18(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 13.1.

“Company” has the meaning specified in the introduction to this Agreement.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated February 2022 furnished by U.S. Bank as Co-Lead Arranger relating to the credit facilities evidenced by this Agreement.

“Consolidated EBITDA” means, for any period for which the amount thereof is to be determined, Consolidated Net Income for such period, plus, to the extent deducted in the determination of Consolidated Net Income and without duplication with items included in the adjustments to Net Income under GAAP in the determination of Consolidated Net Income, (a) provisions for income taxes, (b) Interest Expense, (c) depreciation and amortization expense, (d) non-recurring expenses, (e) losses resulting from force majeure events that are not reimbursed by insurance and (f) other non-cash income or charges; provided that the aggregate amount of add-backs permitted pursuant to clauses (d) and (e) above shall not exceed ten percent (10%) of Consolidated EBITDA for the applicable four-quarter period (calculated after giving effect to any such add-backs).

“Consolidated Net Income” means the Net Income (or net losses) of the Company and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Pro Forma EBITDA” means the Pro Forma EBITDA of the Company and its Restricted Subsidiaries, determined on a consolidated basis.

“Controlled Foreign Subsidiary” means any Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Curtailment Date” means (a) with respect to a New Motor Vehicle, one year after the date it is Deemed Floored, (b) with respect to a Fleet Motor Vehicle, thirty (30) days from the date it is Deemed Floored, (c) with respect to a Demonstrator, two hundred ten (210) days from the date it is Deemed Floored, and (d) with respect to a Rental Motor Vehicle the first to occur of (i) two (2) years from the date it is Deemed Floored or (ii) the introduction by the Manufacturer of the third model year for such Motor Vehicle.

“Daily Simple SOFR” means, for any day (a “Daily SOFR Interest Day”), an interest rate per annum equal to Daily SOFR for the day that is five Business Days prior to (a) if such Daily SOFR Interest Day is a Business Day, such Daily SOFR Interest Day or (b) if such Daily SOFR Interest Day is not a Business Day, the Business Day immediately preceding such Daily SOFR Interest Day. Any change in Daily Simple SOFR due to a change in Daily SOFR shall be effective from and including the effective date of such change in Daily SOFR without notice to the Borrowers. For purposes of determining any interest rate hereunder or under any Loan Document which is based on Daily Simple SOFR, such interest rate shall change as and when Daily Simple SOFR shall change.

“Daily Simple SOFR Rate” means for any day, a rate per annum equal to the greater of (a) Daily Simple SOFR for such day plus a spread adjustment in the amount of 0.10% (10 basis points) and (b) zero percent (0.0%).

“Daily SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Daily SOFR Administrator on the Daily SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the Daily SOFR Administrator, at approximately 2:30 p.m. (New York City time), on the immediately succeeding Business Day.

“Daily SOFR Administrator” means the FRBNY (or a successor administrator of the secured overnight financing rate).

“Daily SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the Daily SOFR Administrator from time to time.

“Daily SOFR Borrowing” means a Borrowing comprised of one or more Daily SOFR Loans.

“Daily SOFR Interest Day” is defined in the definition of “Daily Simple SOFR”.

“Daily SOFR Loan” means any Loan with respect to which the Borrowers shall have selected an interest rate based on the Daily Simple SOFR Rate in accordance with the provisions of this Agreement.

“Dealer/Manufacturer Agreement” has the meaning specified in Section 7.20.

“Dealership” means any physical site or group of related physical sites at which any Restricted Subsidiary of the Company operates Motor Vehicle dealerships. Such sites may include showrooms, storage lots and repair and/or service facilities.

“Deemed Floored” means with respect to a Motor Vehicle, the earlier of (a) the date a Floor Plan Loan Borrowing is deemed by the Floor Plan Agent, in its sole discretion, to be advanced by the Floor Plan Lenders, or (b) thirty (30) days after an advance is made on a Floor Plan Loan with respect to such Motor Vehicle.

“Default” means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that a condition precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Agent, the Floor Plan Agent, any Issuing Bank, the Swing Line Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Agent, the Floor Plan Agent, any Issuing Bank, the Swing Line Bank or any Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based upon such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect, (ii) had appointed for it a receiver, conservator, trustee, administrator, assignee for the benefit of creditors, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of any ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.20(b)) upon delivery of written notice of such determination to the Company, the Floor Plan Agent, each Issuing Bank, the Swing Line Bank and each Lender.

“Demonstrator” means a New Motor Vehicle with mileage resulting from customer test drives or use of such Motor Vehicle by dealership personnel and that has not been previously titled.

“Disposition” means the sale, lease, conveyance or other disposition of property.

“Dollars” and the symbol “$” mean the lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or such other office as such Lender may hereafter designate from time to time as its “Domestic Lending Office” by written notice to the Company and the Agent.

“Draft” means a draft on a Floor Plan Borrower’s account with the Floor Plan Agent or the Swing Line Bank made by a Manufacturer in accordance with the terms of a Drafting Agreement.

“Drafting Agreement” means an agreement (whether or not issued in the form of a letter of credit) by and among the Floor Plan Agent and/or Swing Line Bank and a Manufacturer, entered into for the account of a Floor Plan Borrower (and in some cases acknowledged or countersigned by a Floor Plan Borrower) under which a Manufacturer is entitled to submit Drafts to the Floor Plan Agent and/or Swing Line Bank (via ACH electronic transfer or otherwise) for payment of invoices identifying one or more Motor Vehicles delivered or shipped to such Floor Plan Borrower, on terms and conditions consistent with the usual customs and practices in effect from time to time for the automobile industry.

“Earnings Available for Fixed Charges” means, for any period of determination, an amount equal to (a) Consolidated EBITDA plus (b) Rental Expense minus the sum of (c) cash income taxes, (d) cash dividends paid by the Company and (e) Maintenance Capital Expenditures, in each case for the Company and its Restricted Subsidiaries, determined on a consolidated basis as reported in the annual audited and the quarterly unaudited financial statements of the Company provided in accordance with Section 9.5(b).

“EBITDA” means, for any Person, for any period, Net Income for such period, plus, to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments under GAAP to Net Income in the determination of net income, (a) provisions for income taxes, (b) Interest Expense, (c) depreciation and amortization expense and (d) other non-cash income or charges.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts” means the amount of all of the Accounts of the Company and its Subsidiaries on which the Agent holds a perfected, first priority Lien, each of which Accounts meet the following criteria on the date of determination:

(a)    such Account arises from: (i) the sale or lease of inventory and such Inventory has been shipped or delivered in conformity with any contract therefor to the Person obligated on such Account or (ii) the performance of services and such services have been fully rendered;

(b)    such Account is owned by the Company or such Subsidiary free and clear of all Liens or rights of others other than the Liens and rights of the Agent under the Security Documents;

(c)    except for amounts due from Manufacturers, the payment due date of such Account (or portion of such Account to be included in Eligible Accounts) is not more than ninety (90) days from the date of the original invoice;

(d)    such Account is evidenced by an invoice or other statement rendered to the responsible Account debtor or by chattel paper in favor of the Company or one of its Subsidiaries that is a Floor Plan Borrower;

(e)    such Account is the valid obligation of the Account debtor, enforceable in accordance with its terms and neither the Company nor any of its Subsidiaries has received notice that such Account is subject to any set-off, counterclaim, defense, allowance or adjustment or that there is a material dispute, objection or complaint by the Account debtor concerning its liability for the Account, and the vehicle or other goods, the sale of which gave rise to the Account, have not been returned, rejected, lost or damaged;

(f)    no notice of an Insolvency Proceeding with respect to the Account debtor has been received by the Company or the applicable Subsidiary;

(g)    such Account is denominated in Dollars and the relevant Account debtor is domiciled in the United States;

(h)    such Account together with all other Accounts due from any one Account debtor, other than any Manufacturer, do not comprise more than twenty percent (20%) of the aggregate Eligible Accounts, unless otherwise approved in writing by the Required Lenders; and

(i)    the Account is not due from an Affiliate, a Subsidiary of the Company or any Subsidiary thereof or employee of any of the foregoing.

“Eligible Assignee” means (a) any Lender or any Affiliate of such Lender other than an Affiliate of a Lender engaged in the business of automotive dealerships; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of one billion Dollars ($1,000,000,000) and having deposits that are rated in either of the two highest generic letter rating categories (without regard to subcategories) from either S&P Global Ratings, a division of SP Global Inc. (“S&P”) or Moody’s Investor’s Service, Inc. (“Moody’s”) or a comparable nationally recognized national or international rating agency if S&P and Moody’s are not then rating such banks; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, having total assets in excess of one billion Dollars ($1,000,000,000) or its equivalent in any other currency, provided that such bank is acting through a branch located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) the finance subsidiary of a Manufacturer; or (f) any other Person approved by the Agent, the Floor Plan Agent, the Issuing Banks, the Swing Line Banks and the Company (in each case if such consent is required pursuant to Section 13.3), which approval shall not be unreasonably withheld or delayed.

“Eligible Borrowing Base Real Property” means any real property of a Borrower; provided that Eligible Borrowing Base Real Property shall not include any real property unless:

(a)    the property is owned in fee simple by a Borrower;

(b)    the property is not subject to any liens or encumbrances (other than zoning, easements and restrictions on the use of real property that do not materially detract from the value of such property or (in the reasonable discretion of the Agent) the ability of such property to be mortgaged, and that do not materially impair the use of such property);

(c)    the property is utilized as a Dealership;

(d)    the address, tenant, value and date included for such Eligible Borrowing Base Real Property are detailed in the quarterly Availability Analysis delivered to the Agent and each Lender;

(e)    the Agent has received a FIRREA-conforming appraisal for such property and such other reports or certifications related to such Eligible Borrowing Base Real Property as the Agent may reasonably request;

(f)    the property is located in a state within the United States or in the District of Columbia; and

(g)    if such real property has been deemed Eligible Borrowing Base Real Property for twelve months or longer, (i) the Agent has received (A) an updated FIRREA-conforming appraisal as of such date, (B) a Phase I (or if necessary, Phase II) environmental report and (C) a title report and (ii) the Agent, in its reasonable discretion, deems the property to be acceptable and able to be mortgaged within ninety (90) days after each such twelve month period, with sufficient closing cost liquidity and recordation in the open market; provided that if the Agent deems such real property not to be acceptable or able to be mortgaged, the Agent shall notify the Company and such real property shall cease to be Eligible Borrowing Base Real Property ninety (90) days after delivery of such notice.

“EMU” means the economic and monetary union of the European Union provided for in the Maastricht Treaty, effective January 1, 1993, among the participating member states party thereto.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Equivalent Amount” means as at any date the amount of Euros or Pounds Sterling into which an amount of Dollars may be converted, or the amount of Dollars into which an amount of Euros or Pounds Sterling may be converted, in either case by the Agent at the mid-point noon spot rate of exchange for such date in Brussels or London at approximately 11:00 a.m., local time on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001(a)(14) of ERISA.

“ERISA Event” means (a) any Reportable Event; (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of such Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” is defined in Section 12.17(a).

“Escrow and Security Agreement” means that certain Second Amended and Restated Escrow and Security Agreement dated as of the Closing Date executed by the Company and certain other Borrowers in favor of the Agent for the benefit of the Secured Parties with respect to all of the capital stock and other Equity Interests of the Company’s direct and indirect Subsidiaries with respect to which the Company or such other Borrower is not prohibited by a Manufacturer from being a party thereto.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro”, “Euros” and “€” mean the currency of the participating member states of the EMU.

“Eurocurrency Borrowing” means a Borrowing comprised of one or more Eurocurrency Loans.

“Eurocurrency Loan” means an Acquisition Loan requested in Euros with respect to which the Company shall have elected an interest rate based on the Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Loan, the rate per annum determined by the Alternative Currency Agent to be the current rate (rounded upwards to the nearest 1/100 of 1%) of the Banking Federation of the European Union for the Reuters (Telerate) Screen - Page 248 as of 11:00 a.m., Continental European Time, two (2) Business Days prior to the beginning of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. In the event that such rate does not appear thereon (or otherwise on such service), the “Eurocurrency Rate” for purposes of this definition shall be determined by: (i) reference to such other comparable publicly available service for displaying EURIBOR rates as may be reasonably selected by the Alternative Currency Agent or (ii) at its option, the rate at which Euros approximately equal in principal amount to such Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of the Alternative Currency Agent in Minneapolis, Minnesota by leading banks in the European Market for Euros at approximately 11:00 a.m., Minneapolis, Minnesota time, two (2) Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Event of Default” means either a Floor Plan Event of Default or an Acquisition Event of Default.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Company under Section 5.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.14(f) and (d) any withholding taxes imposed under FATCA.

“Existing Letters of Credit” means the Letters of Credit listed on Schedule 1.1(d).

“Facility Office” means the office of a Lender, or of the Affiliate of a Lender, designated by such Lender as its lending office for Eurocurrency or Pounds Sterling Loans.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the Board of Directors of the Company, whose determination will be conclusive for all purposes under this Agreement.

“FATCA” means Section 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate calculated by the FRBNY based on such day’s federal funds transaction by depositary institutions (as determined in such manner as the FRBNY shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fixed Charge Coverage Ratio” means the ratio of (a) Earnings Available for Fixed Charges minus Floor Plan Interest Expense to (b) Fixed Charges minus Floor Plan Interest Expense.

“Fixed Charges” means, for any period of determination, without duplication, the sum of (a) Interest Expense, (b) Rental Expense and (c) scheduled principal payments but excluding any balloon payments due under this Agreement or any Indebtedness permitted hereunder, in each case, for the Company and its Restricted Subsidiaries, determined on a consolidated basis.

“Fleet Motor Vehicle” means one of a large group of New Motor Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) vehicles per month for commercial use.

“Floor Plan Adjustment Date” means each of (a) the first Business Day of each week and (b) the first Business Day after two (2) Business Days prior written notice from the Swing Line Bank to the Floor Plan Agent requesting therein a particular date to be a Floor Plan Adjustment Date.

“Floor Plan Advance Limit” means (a) with respect to New Motor Vehicles, Rental Motor Vehicles and Demonstrators, the wholesale purchase price invoiced by a Manufacturer to the Floor Plan Borrower, and (b) with respect to Used Motor Vehicles and Program Cars, the cost of such vehicles to the applicable Floor Plan Borrower; provided that, with respect to Used Motor Vehicles and Program Cars, the aggregate amount of Floor Plan Loans outstanding at any time may not exceed an amount equal to eighty-five percent (85%) of the aggregate Book Value of all Used Motor Vehicles and Program Cars owned by the Floor Plan Borrowers on a non-VIN specific basis (such amount to be included on the Used Borrowing Base Calculation delivered pursuant to Section 9.5(i)).

“Floor Plan Agent” has the meaning specified in the introduction to this Agreement.

“Floor Plan Agent’s Letter” has the meaning specified in Section 5.4(c).

“Floor Plan Borrower” means the Company and any Restricted Subsidiary of the Company that is an Auto Dealer party to this Agreement, and has granted a first priority Lien to the Agent for the benefit of the Secured Parties on certain of its property that is Collateral in accordance with the Security Documents, subject only to Permitted Liens.

“Floor Plan Event of Default” means the occurrence of one of the events specified in Section 11.3.

“Floor Plan Indebtedness” means all secured Indebtedness of the Borrowers incurred to finance Motor Vehicles.

“Floor Plan Interest Expense” means that component of the Company and its Restricted Subsidiaries’ aggregate Interest Expense, determined on a consolidated basis, attributable to Floor Plan Indebtedness.

“Floor Plan Lenders” means all Lenders having a Floor Plan Loan Commitment.

“Floor Plan Loan” has the meaning specified in Section 2.1.

“Floor Plan Loan Borrowing” means a Borrowing under the Floor Plan Loan.

“Floor Plan Loan Commitment” means for each Floor Plan Lender, its obligation to make Floor Plan Loans to the Floor Plan Borrowers up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Floor Plan Loan Commitments” (as the same may be permanently terminated, reduced or increased from time to time pursuant to the applicable provisions of Section 2.3(c)(iii), Section 3.4, Section 5.5, Section 5.18 or Section 11.4 and as such amount may be increased or decreased from time to time by an Assignment and Acceptance pursuant to Section 5.17 or Section 13.3(b)).

“Floor Plan Note” means each of the Notes substantially in the form of Exhibit 1.1C, duly issued by the Floor Plan Borrowers to each Lender in the aggregate principal face amount of such Lender’s Floor Plan Loan Commitment.

“Floor Plan Tranche Amount” has the meaning specified in Section 2.4(a).

“Ford Borrower” means the Borrowers set forth on Schedule 1.1(b) and any other Restricted Subsidiary of the Company engaged in the sale of New Motor Vehicles manufactured by any division of the Ford Motor Company pursuant to a Dealer/Manufacturer Agreement with the Ford Motor Company.

“Ford Borrower Liability Amount” means, at any time, an amount equal to the lesser of (a) all Obligations owed to the Lenders by the Company and/or any of the Ford Borrowers or (b) the sum of (i) an amount equal to all Floor Plan Loans outstanding to any Ford Borrower, and (ii) an amount equal to the greater of (y) $25,000,000 or (z) all cash consideration ever paid by the

Company or any of its Subsidiaries in connection with the acquisition of the stock or other Equity Interest in, or assets of, any Auto Dealer engaged in the sale of New Motor Vehicles manufactured by Ford Motor Company, and (iii) an amount equal to all reasonable costs and expenses associated with the collection and enforcement of the obligations of any Ford Borrower arising under the Loan Documents including attorneys’ fees, and (iv) an amount equal to all capital contributions and expenditures for capital or fixed assets, made by the Company or any of its Subsidiaries on behalf of any Ford Borrower.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “FRBNY Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of Acquisition Loan Commitments multiplied by the outstanding Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Bank, such Defaulting Lender’s Pro Rata Share of Floor Plan Loan Commitments multiplied by the outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fees” has the meaning specified in Section 6.7(b).

“FSHCO” means any Subsidiary of the Company (a) that is organized under the laws of the United States, any state thereof or the District of Columbia and (b) that owns no material assets other than Equity Interests and/or Indebtedness of one or more Controlled Foreign Subsidiaries or FSHCOs.

“GAAP” means generally accepted accounting principles as in effect, as of the applicable date of determination thereof, from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board applied on a consistent basis.

“GM Borrowers” means the Borrowers set forth on Schedule 1.1(c) and any other Subsidiary of the Company engaged in the sale of New Motor Vehicles manufactured by any division of General Motors Corporation pursuant to a Dealer/Manufacturer Agreement with General Motors Corporation.

“GM Borrower Guaranty” means that certain Second Amended and Restated Guaranty Agreement dated as of the Closing Date executed by the GM Borrowers in favor of the Agent for the benefit of the Secured Parties.

“GM Borrower Liability Amount” means, at any time, the sum of (a) an amount equal to the Floor Plan Borrowings of all GM Borrowers and (b) an amount equal to all reasonable costs and expenses associated with the collection and enforcement of the obligations of any GM Borrower arising under the Loan Documents including attorneys’ fees and expenses in connection with Floor Plan Loans of any GM Borrower.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such Indebtedness or obligation or any property or assets constituting security therefor,

(b)    (i) to advance or supply funds for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to maintain funds for the purchase or payment of such Indebtedness or obligation,

(c)    to lease property under a Capital Lease or any other lease, the lessee under which is a Person other than the Company or a Wholly Owned Subsidiary or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Primary Obligor to make payment of such Indebtedness or perform such obligation, or

(d)    otherwise to assure the owner of such Indebtedness or such obligation of the Primary Obligor against loss in respect thereof.

“Hedging Agreement” means any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement or any option with respect to any such transaction that is entered into in the ordinary course of business for risk management purposes and not for speculative purposes.

“Highest Lawful Rate” means, as to any Lender, the maximum non-usurious rate of interest, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the aggregate principal amount of all Loans under the laws of the United States of America and/or the laws of the State of Texas as may be applicable thereto and as applied in accordance with Section 13.6 and that are presently in effect or, to the extent allowed under such applicable law, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable law now allows.

“Honor Date” has the meaning specified in Section 6.3(b).

“Indebtedness” of any Person means, without duplication:

(a)    any obligation of such Person for borrowed money, including any obligation of such Person evidenced by bonds, debentures, notes, letter of credit reimbursement agreements or other similar debt instruments,

(b)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, regardless of whether any personal liability exists in respect thereof,

(c)    any obligation of such Person for the deferred purchase price of any property or services, regardless of whether any personal liability exists in respect thereof, except accounts payable from time to time incurred in the ordinary course of such Person’s business and which are not in excess of ninety (90) days past invoice or billing date,

(d)    obligations in respect of Capital Leases of such Person,

(e)    all Guarantees by such Person; provided, however, that a Guarantee will not be considered Indebtedness if the underlying obligation secured by such Guarantee would not constitute Indebtedness under this Agreement,

(f)    any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person,

(g)    any Indebtedness consisting of preferred stock of a Person having a mandatory redemption date prior to the Maturity Date; and

(h)    amounts owed by such Person under any Hedging Agreement, provided that (except for amounts owed that are Indebtedness pursuant to clauses (a) through (g) above), such amounts will not be considered Indebtedness for the purposes of determining the Fixed Charge Coverage Ratio and the Total Adjusted Leverage Ratio.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 13.4(b).

“Indirect Swap Obligation” means, with respect to any Borrower, any obligation to pay or perform under any Lender Hedging Agreement to which another Borrower or a Restricted Subsidiary of any Borrower is party, to the extent such Lender Hedging Agreement constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangements in respect of its creditors generally or any substantial portion of a Person’s creditors, undertaken under federal law.

“Intercreditor Agreements” mean those certain intercreditor agreements, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, executed in connection herewith between the Agent and certain parties providing Permitted New Vehicle Floor Plan Indebtedness.

“Interest Expense” means, for any Person, determined on a consolidated basis, the sum of all interest on Indebtedness paid or payable (including the portion of rents payable under Capital Leases (other than Rental Expense) allocable to interest, but excluding interest allowances from Manufacturers).

“Interest Payment Date” means, (a) with respect to Daily SOFR and Pounds Sterling Loans, the third (3rd) Business Day of each month, (b) with respect to Term SOFR and Eurocurrency Loans, the last day of the Interest Period applicable to each such Loan, and (c) with respect to Alternate Base Rate Loans, on the first Business Day of each January, April, July and October of each year, commencing April 1, 2022.

“Interest Period” means, with respect to a Term SOFR Borrowing or a Eurocurrency Borrowing, a period of one month (in each case, subject to the availability thereof) commencing on a Business Day selected by the Company pursuant to this Agreement and ending on the day that corresponds numerically to such date one month thereafter; provided that

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)    no Interest Period shall extend beyond the Maturity Date; and

(d)    no tenor that has been removed from this definition pursuant to Section 5.6(b)(iv) may be available for selection by the Company.

“Inventory” has the meaning set forth in the UCC.

“Inventory Detail Report” means a report delivered pursuant to Section 9.5(f) by the Company and the other Floor Plan Borrowers (on an individual and consolidated basis) which breaks out in detail the New Motor Vehicles, Rental Motor Vehicles, Used Motor Vehicles, Demonstrators, and Program Vehicles held by such Floor Plan Borrower as reflected in its Manufacturer/Dealer Statements.

“Investment” means, as to any Person, any investment in any other Person, whether by means of a purchase of capital stock or other evidence of equity ownership or debt securities, capital contribution, loan, guarantee, time deposit or otherwise (but not including any demand deposit), excluding, however, any issuance by the Company of its capital stock to any Person.

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiration date of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Issuing Bank” means each of U.S. Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, National Association and any Lender that is an issuing bank with respect to an Existing Letter of Credit, each in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer and any replacement letter of credit issuer. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Hedging Agreement” means any Hedging Agreement between the Company or any Restricted Subsidiary and any Lender or any Affiliate of any Lender which is in existence on the Closing Date or which is entered into while such Person is a Lender or an Affiliate of a Lender even if such Person ceases to be a Lender or an Affiliate of a Lender after entering into such Hedging Agreement. The term “Lender Hedging Agreement” shall not include any Hedge Agreement that is Permitted Real Estate Debt.

“Lender Party” is defined in Section 12.17(a).

“Lenders” has the meaning specified in the introduction to this Agreement, and Lender(s) shall include the Floor Plan Lenders, the Acquisition Loan Lenders and the Swing Line Bank unless the context otherwise requires.

“Letter of Credit” means any letter of credit issued pursuant to Article VI and each Existing Letter of Credit.

“Letter of Credit Advance” means each Lender’s participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share of Acquisition Loan Commitments.

“Letter of Credit Application” and “Letter of Credit Amendment Application” means an application form for Issuance of, and for amendment of, Letters of Credit in the then standard form promulgated by the relevant Issuing Bank.

“Letter of Credit Commitment” means the several commitment of each Issuing Bank to Issue Letters of Credit in an aggregate amount for all Issuing Banks not to exceed on any date the lesser of (a) the aggregate Letter of Credit Commitments of all Issuing Banks at such time, which Commitments, as of the Closing Date, are equal to $100,000,000, and (b) the Total Acquisition Loan Commitment at such time. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.1(e).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all unreimbursed drawings under all Letters of Credit that have not been converted into Acquisition Loans pursuant to Section 6.3. The Letter of Credit Exposure of any Lender shall be equal to such Lender’s Pro Rata Share of Acquisition Loan Commitments multiplied by the total Letter of Credit Exposure.

“Letter of Credit Fees” has the meaning specified in Section 6.7(a).

“Letter of Credit Obligations” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Loans outstanding under Section 6.3(b) or Section 6.3(c).

“Letter of Credit Related Documents” means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the relevant Issuing Bank’s standard documents for issuance of Letters of Credit.

“Letter of Credit Termination Date” has the meaning provided in Section 6.1(a).

“Lien” means any mortgage, pledge, hypothecation, judgment lien or similar legal process, conditional sale, title retention or other security interest, or any lease in the nature thereof.

“Loan” means an Alternate Base Rate Loan, a SOFR Loan, an Acquisition Loan, a Pounds Sterling Loan, a Eurocurrency Loan, a Floor Plan Loan, a Swing Line Loan or a Swing Line Overdraft Loan; and “Loans” means all such Loans made pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Agent’s Letter, the Floor Plan Agent’s Letter, the GM Borrower Guaranty, the Intercreditor Agreements and all other documents and instruments executed by the Borrowers or any other Person in connection with this Agreement and the Loans.

“Maintenance Capital Expenditures” means an amount equal to $100,000 per year per Dealership.

“Manufacturer” means the manufacturer or a manufacturer appointed wholesale distributor of a Motor Vehicle.

“Manufacturer/Dealer Statement” means a financial statement prepared by a Floor Plan Borrower for a Manufacturer and delivered to the Manufacturer on a periodic basis as required by the Manufacturer.

“Manufacturer’s Certificate” means any Manufacturer’s statement of origin, certificate of origin or any other document evidencing the ownership or transfer of ownership of a New Motor Vehicle from a Manufacturer to a Borrower.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a material adverse effect on the financial condition, business, operations, assets or prospects of the Company and its Restricted Subsidiaries, on a consolidated basis, (ii) a material impairment of the ability of the Company and its Restricted Subsidiaries on a consolidated basis to perform their Obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of the Loan Documents.

“Maturity Date” means the fifth anniversary of the Closing Date or the earlier termination of the Commitments under Section 5.5, Section 11.2 and Section 11.4 unless extended pursuant to Section 5.16.

“Maximum Permissible Rate” has the meaning specified in Section 13.8.

“Motor Vehicle” means any motorized vehicle approved for highway use by any State of the United States.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Income” means for any Person, for any period of determination, the net income (or net losses) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Wholly Owned Subsidiary of such Person), in which such Person or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distribution, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or merges into or consolidates with such Person, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets, (iv) any gains or losses or other income which are non-recurring or extraordinary, (v) any portion of the net income of any Subsidiaries which is not available for distribution, (vi) any gains or losses realized from the repurchase by any Person of such Person’s Indebtedness at a discount or premium, (vii) non-cash impairment charges (net of any tax effect) or asset write-offs or write-downs (net of any tax effect), (viii) non-cash gains or losses (net of any tax effect) directly relating to the mark to market of any Hedging Agreement required by FASB Statement No. 133 and (ix) any non-cash expense (net of any tax effect) relating to stock-based compensation required under FASB Statement No. 123(R).

“New Lender” has the meaning specified in Section 5.18(b).

“New Lender Agreement” has the meaning specified in Section 5.18(b).

“New Motor Vehicle” means any Motor Vehicle not previously titled and which Motor Vehicle is from the Manufacturer with which the Person owning said Motor Vehicle has an executed Dealer/Manufacturer Agreement, excluding Demonstrators, Rental Motor Vehicles and Program Cars.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” mean each of the Acquisition Notes, the Floor Plan Notes and the Swing Line Note.

“Obligations” means all advances, debts (whether of principal, interest (including post-petition interest) or any other amounts), liabilities, obligations, covenants and duties arising under any Loan Document, any Lender Hedging Agreement or any Bank Product owing by any Borrower or any Restricted Subsidiary to any Lender, the Agent, the Floor Plan Agent, the Swing Line Bank or the Issuing Bank (or, with respect to any Lender Hedging Agreement, to such other Person described in the definition of “Lender Hedging Agreement” or, with respect to any Bank Product, to any Affiliate of a Lender) and all obligations in respect of Bank Products, in each case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Offset Account” has the meaning specified in Section 5.2(f).

“Offset Amount” has the meaning specified in Section 5.2(f).

“Other Activities” has the meaning specified in Section 12.4.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Financings” has the meaning specified in Section 12.4.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.17(b)).

“Out of Balance” means that (i) with respect to a Motor Vehicle, the outstanding balance of the Floor Plan Loan pursuant to which such Motor Vehicle was purchased exceeds the Floor Plan Advance Limit and (ii) with respect to a Floor Plan Loan, the outstanding balance thereof has not been paid in accordance with the terms of this Agreement; provided, however, that so long as the outstanding balance of (y) Motor Vehicles for which cash has been received upon the sale thereof shall have been received within five (5) calendar days of the sale thereof and (z) Sale Dated Motor Vehicles shall have been received within fifteen (15) calendar days of the sale thereof, such Loans shall not be considered Out of Balance.

“Overage Amount” has the meaning specified in Section 9.12(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate.

“Participant Register” has the meaning specified in Section 13.3(f).

“Payment Recipient” is defined in Section 12.17(a).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” has the meaning specified in Section 9.16(a).

“Permitted Liens” means those Liens described in Section 10.2.

“Permitted New Vehicle Floor Plan Indebtedness” has the meaning specified in Section 10.1(q).

“Permitted Real Estate Debt” means (i) Indebtedness of a Subsidiary existing as of the Closing Date or incurred in connection with a Permitted Acquisition, provided that such Indebtedness is secured solely by real estate, improvements, fixtures, leases, rents and related real property rights of such Subsidiary used in the day-to-day operations of its business and (ii) other Indebtedness and related interest rate swap agreements of a Subsidiary, provided that such Indebtedness is secured solely by such real estate, improvements, fixtures, leases, rents and related real property rights of such Subsidiary and further provided that the amount of such indebtedness does not exceed 95% of the fair market value of the real estate collateral securing such Indebtedness.

“Person” means any natural person, corporation, trust, business trust, association, company, limited liability company, joint venture, partnership or Governmental Authority.

“Plan” means a “pension plan,” as such term is defined in Section 3(2)(A) of ERISA (other than a Multiemployer Plan), established or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate or as to which the Company or any of its Subsidiaries or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

“Platform” means the Floor Plan Agent’s electronic flooring platform system as in effect from time to time.

“Pounds Sterling” and the symbol £ means pounds sterling, the official currency of the United Kingdom.

“Pounds Sterling Borrowing” means a Borrowing comprised of one or more Pounds Sterling Loans.

“Pounds Sterling Loan” means an Acquisition Loan requested in Pounds Sterling with respect to which the Company shall have selected an interest rate based on the Pounds Sterling Rate.

“Pounds Sterling Rate” means, for any day, with respect to a Pounds Sterling Loan, the rate per annum, equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Pounds Sterling Rate due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers. For purposes of determining any interest rate hereunder or under any Loan Document which is based on the Pounds Sterling Rate, such interest rate shall change as and when SONIA shall change.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by U.S. Bank or its parent as its prime rate in effect (which is not necessarily the lowest rate charged to any customer); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma EBITDA” means, for any Person, for any period of determination, EBITDA of such Person for the immediately preceding four fiscal quarters plus (or minus), without duplication, the EBITDA for such four quarter period of any Person acquired during such period as if such acquisition had occurred on the first day of such four quarter period, provided, if a calculation of Pro Forma EBITDA results in an increase in the Company’s Consolidated EBITDA by 10% or more from the most recent date of determination, no such increase above 10% shall be considered a part of any computation hereunder unless the applicable calculations of Pro Forma EBITDA are based on supporting calculations and such other information as the Agent may reasonably request to determine the accuracy of such calculation.

“Pro Forma Floor Plan Interest Expense” means, for any Person, as of any period of determination, Floor Plan Interest Expense of such Person for the immediately preceding four fiscal quarters plus, without duplication, the Floor Plan Interest Expense for such period of any Person acquired during such period, as if acquired on the first day of such period.

“Pro Forma Rental Expense” means, for any Person, as of any period of determination, Rental Expense of such Person for the immediately preceding four quarters plus, without duplication, rental expense for such period of any Person acquired during such period as if acquired on the first day of such four quarter period.

“Pro Rata Share” means Pro Rata Share of Acquisition Loan Commitments, Pro Rata Share of Floor Plan Loan Commitments or Pro Rata Share of Total Commitments as the context shall indicate.

“Pro Rata Share of Acquisition Loan Commitments” means, at any time, with respect to any Acquisition Loan Lender, the percentage corresponding to a fraction, the numerator of which shall be the amount of the Acquisition Loan Commitment of such Lender and the denominator of which shall be the Total Acquisition Loan Commitment; provided, that in the case of Section 5.20 when a Defaulting Lender shall exist, such Defaulting Lender’s Acquisition Loan Commitment shall be disregarded for purposes of determining the Total Acquisition Loan Commitment.

“Pro Rata Share of Floor Plan Loan Commitments” means, at any time, with respect to any Floor Plan Lender, the percentage corresponding to a fraction, the numerator of which shall be the amount of the Floor Plan Loan Commitment of such Lender and the denominator of which shall be the Total Floor Plan Loan Commitment; provided, that in the case of Section 5.20 when a Defaulting Lender shall exist, such Defaulting Lender’s Floor Plan Loan Commitment shall be disregarded for purposes of determining the Total Floor Plan Loan Commitment.

“Pro Rata Share of Total Commitments” means, at any time, with respect to any Lender, the percentage corresponding to a fraction, the numerator of which is such Lender’s Commitment and the denominator of which shall be the aggregate amount of the Total Commitment; provided, that in the case of Section 5.20 when a Defaulting Lender shall exist, such Defaulting Lender’s Commitment shall be disregarded for purposes of determining the Total Commitment.

“Program Car” means any Motor Vehicle in the current or immediately preceding model year in readily saleable condition, previously used by a car rental company as a part of its rental fleet or previously driven by an executive of a Manufacturer before being offered for sale to the Company or any other Floor Plan Borrower at a Manufacturer sponsored auction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Borrower” means, in respect of any Indirect Swap Obligation, each Borrower that has total assets exceeding $10,000,000 at the time the relevant liability or grant of relevant security interest becomes effective with respect to such Indirect Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Sale/Leaseback Transaction” means a sale by any of the Borrowers of real property and related fixtures and accessories used in the ordinary course of business, which property is, in a concurrent transaction, leased by such Borrower from the purchaser thereof under a lease agreement, the terms of which, as of the date of such transaction, based upon the immediately preceding four fiscal quarters of the Company, would not cause the Company to be in Default under any of the provisions of this Agreement.

“Quoted Rate” means a rate of interest per annum offered by the Swing Line Bank with respect to Swing Line Loans and Swing Line Overdraft Loans that shall be equal to the rate of interest then applicable to Floor Plan Loans whether such Floor Plan Loans are SOFR Loans or Alternate Base Rate Loans and including as applicable, the margins for Floor Plan Loans that are SOFR Loans set forth in Section 5.2(d) hereof and the Applicable Margin for Alternate Base Rate Loans, provided, however, (i) that any amendment or modification to the Floor Plan Loan interest rate shall not amend the Quoted Rate unless the Swing Line Bank so agrees in writing and (ii) the Swing Line Bank and the Borrowers (without the consent of the other Lenders) may agree in writing to a different Quoted Rate than as provided here.

“Re-Allocation Date” has the meaning specified in Section 5.18(e).

“Recipient” means (a) the Agent, (b) the Floor Plan Agent, (c) the Swing Line Bank, (d) any Lender or (e) any Issuing Bank, as applicable.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Company that is not Redeemable Stock) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Company that is not Redeemable Stock), in whole or in part, at any time prior to the final stated maturity of the 2020-4.000% Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 of the 2020-4.000% Indenture.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then 3:00 p.m. (New York City time) four Business Days prior to such setting, (b) if such Benchmark is Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days before the date of such setting and (c) if such Benchmark is not Daily Simple SOFR or Term SOFR, then the time determined by the Agent in accordance with the Benchmark Replacement Conforming Changes.

“Refunded Swing Line Loans” has the meaning specified in Section 4.5(a).

“Register” has the meaning specified in Section 13.3(d).

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rental Expense” means, for any period, the aggregate amount of rental expense according to GAAP with respect to leases of real and personal property (but excluding obligations in respect of Capital Leases) for such period.

“Rental Motor Vehicle” means a Motor Vehicle less than two years old owned by a Floor Plan Borrower and purchased directly from a Manufacturer as a New Motor Vehicle and used as a service loaner vehicle or is periodically subject to a rental contract with customers of the Floor Plan Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.

“Reportable Event” means a Reportable Event as referenced in Section 4043(b)(3) of ERISA, other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Request for Borrowing” means (a) as to Floor Plan Loans and Swing Line Loans (i) a notice (which notice may be delivered in writing by e-mail or facsimile, by telephonic request promptly confirmed in writing or via the Platform) requesting a Floor Plan Loan, Swing Line Loan or Swing Line Overdraft Loan in form and substance reasonably acceptable to the Floor Plan Agent or the Swing Line Bank as applicable, accompanied by such supporting information as the Floor Plan Agent or Swing Line Bank may reasonably request, which notice shall be irrevocable unless the Floor Plan Agent or Swing Line Bank, as applicable otherwise agrees or (ii) a Draft and includes a Swing Line Overdraft Borrowing Request and (b) as to Acquisition Loans, a Request for Borrowing substantially in the form attached hereto as Exhibit 1.1D.

“Required Lenders” means, at any time, Lenders holding more than fifty percent (50%) of the Total Commitment in Dollars as shown on Schedule 1.1(a) or, after all of the Commitments have terminated, more than fifty percent (50%) of the Indebtedness outstanding under the Loan Documents, provided that any Swing Line Loans shall be allocated among the Floor Plan Lenders pro rata. The Commitments (or, after all of the Commitments have been terminated, the Indebtedness outstanding under the Loan Documents) of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Commitment” has the meaning specified in Section 3.4.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, as to any Person, any dividend or other distribution of assets, properties, cash, rights, obligations or securities made by such Person or any Subsidiary of such Person on account of shares of such Person’s capital stock, or any partnership interest or similar ownership interest in such Person, or any purchase, retirement, redemption or other acquisition made by such Person or any Subsidiary of such Person of any of such Person’s capital stock, partnership interest or similar ownership interest or warrants, rights or options evidencing a right to acquire such shares or interests. Notwithstanding the foregoing, the repurchase of Indebtedness that is convertible into common stock shall not be considered a Restricted Payment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company organized under the laws of the United States or any state, territory or other political subdivision thereof and is directly owned by the Company or another Restricted Subsidiary, provided that such Subsidiary is not a FSHCO.

“Retail Loan Guarantees” means any Guarantee by the Company or any of its Restricted Subsidiaries in favor of any Person of retail installment contracts or other retail payment obligations in respect of Motor Vehicles sold to a customer.

“Sale Dated” means, in connection with the sale of a Motor Vehicle, that closing of the sale of such Motor Vehicle is pending financing or other contingencies.

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Secured Parties” means the Agent, the Floor Plan Agent, any Lender, the Issuing Bank, the Swing Line Bank and each other Person to whom any of the Obligations are owed.

“Security Agreement” means that certain Second Amended and Restated Security Agreement dated as of the Closing Date, executed by each of the Borrowers in favor of the Agent for the benefit of the Secured Parties covering the assets of the Borrowers described therein.

“Security Documents” means this Agreement, the Escrow and Security Agreement, the Security Agreements, the agreements or instruments described or referred to in Section 8.1(a)(iv) to (vii) and any and all other agreements or instruments now or hereafter executed and delivered by any Borrower or any other Person in connection with, or as security for, the payments or performance of any of the Obligations.

“SOFR Borrowing” means, as the context may require, a Daily SOFR Borrowing or a Term SOFR Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR or Term SOFR.

“SOFR Rate” means, as the context may require, the Daily Simple SOFR Rate, the Term SOFR Rate or any other Benchmark based on or determined by reference to SOFR.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Specified Investments” means any Investment (as such term is defined in the 2020-4.000% Indenture) in any Person, other than a Permitted Investment (as such term is defined in the 2020-4.000% Indenture).

“Specified Subordinated Debt Prepayments” means the redemption, repurchase, defeasance, prepayment or other acquisition or retirement for value, prior to any scheduled maturity, repayment or sinking fund payment, of any Indebtedness of the Company or a Restricted Subsidiary that is expressly subordinated or junior in right of payment to the 2020-4.000% Notes or a subsidiary guarantee thereof, as appropriate, pursuant to a written agreement to that effect (other than Indebtedness owed by the Company or any Restricted Subsidiary to another Restricted Subsidiary or the Company, or any such payment on Indebtedness due within one year of the date of redemption, repurchase, defeasance, prepayment, decrease or other acquisition or retirement).

“Stockholders’ Equity” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its Restricted Subsidiaries determined in accordance with GAAP, after eliminating all intercompany items and after deducting from stockholders’ equity such portion thereof as is properly attributable to minority interests in Subsidiaries as reflected in the financial statements most recently delivered.

“Subordinated Indebtedness” means (i) Indebtedness of any Borrower having maturities and terms, and which is expressly subordinated to payment of the Notes by written agreement, and approved (with respect to the maturity and subordination terms only, but approval of the Agent and Floor Plan Agent shall not be required for the incurrence of such Indebtedness generally) in writing by the Agent and the Floor Plan Agent and which, in the aggregate, is less than ten percent (10%) of Stockholders’ Equity (measured as of the date such Indebtedness is incurred based upon the most recently delivered financial statements) and (ii) unsecured subordinated Indebtedness of the Company (which may be Guaranteed by the Restricted Subsidiaries of the Company on an unsecured basis) provided that such Indebtedness (x) is expressly subordinated to payment of the Notes by written agreement that is approved in writing by the Agent (which approval of subordination terms (including any description of “senior” debt) shall be required for any such

Indebtedness), (y) does not have a maturity before the Maturity Date as of the date such Indebtedness is incurred, and (z) has terms that are no more restrictive than the terms of the Loan Documents (taken as a whole in each case) and further provided that, after giving effect to the issuance of such Indebtedness, no Default or Event of Default shall have occurred or be continuing or would occur as a result thereof.

“Subsidiary” means any Person of which or in which any other Person (the “Parent”) or any other Subsidiary of the Parent owns directly or indirectly fifty percent (50%) or more of:

(a)    the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation;

(b)    the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

(c)    the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

“Swing Line Bank” means Comerica Bank and its successors and assignees as provided in this Agreement.

“Swing Line Commitment” means, for the Swing Line Bank, its obligation to make Swing Line Loans to the Floor Plan Borrowers up to the sum of (a) $150,000,000 plus (b) the Offset Amount as of the date of determination; provided that, subject to the provisions of Article IV, the Swing Line Commitment is a part of the Total Floor Plan Loan Commitment rather than a separate, independent commitment.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender shall be equal to such Lender’s Pro Rata Share of Floor Plan Loan Commitments multiplied by the total Swing Line Exposure.

“Swing Line Loan” has the meaning specified in Section 4.1(a).

“Swing Line Note” means the Note substantially in the form of Exhibit 1.1F, duly executed by all of the Floor Plan Borrowers and payable to and delivered to the Swing Line Bank, in the principal face amount of the Swing Line Commitment.

“Swing Line Overdraft Borrowing Request” has the meaning specified in Section 2.3(c)(iii)(D).

“Swing Line Overdraft Loan” has the meaning specified in Section 2.3(c)(iii)(D).

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which the TARGET payment system is open for the settlement of payments in Euros.

“Term SOFR” means the rate per annum determined by the Agent as the forward-looking term rate based on SOFR.

“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.

“Term SOFR Base Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Agent from time to time) (the “Term SOFR Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Term SOFR Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Term SOFR Screen for the first preceding Business Day for which such rate was published on such Term SOFR Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.

“Term SOFR Borrowing” means a Borrowing that bears interest at the applicable Term SOFR Rate.

“Term SOFR Rate” means, for the relevant Interest Period, the greater of (a) the sum of (i) the Term SOFR Base Rate applicable to such Interest Period plus (ii) a spread adjustment in the amount of 0.10% (10 basis points) for an Interest Period of one-month’s duration, and (b) zero percent (0.0%).

“Term SOFR Loan” means a Loan that bears interest at the applicable Term SOFR Rate.

“Term SOFR Screen” has the meaning provided in the definition of Term SOFR Base Rate.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Acquisition Loan Commitment” means, at any time, the aggregate amount of the Acquisition Loan Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which Commitments, as of the Closing Date, equal the Dollar equivalent of $349,000,000, whether designated partly in Dollars and partly in one or more Alternative Currencies. Notwithstanding anything to the contrary contained herein, the Total Acquisition Loan Commitment shall not at any time exceed twenty-five percent (25%) of the Total Commitment.

“Total Adjusted Leverage Ratio” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the ratio on such date of (a) Adjusted Net Indebtedness to (b) the difference between (i) Consolidated Pro Forma EBITDA plus Pro Forma Rental Expense and (ii) Pro Forma Floor Plan Interest Expense of the Company and its Restricted Subsidiaries, determined on a consolidated basis and after having given effect to any proposed Acquisition, as of such date.

“Total Commitment” means, at any time, the aggregate amount of the Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which Commitments, as of the Closing Date, equal the Dollar equivalent of $2,000,000,000, whether designated all in Dollars or partly in Dollars and partly in one or more Alternative Currencies.

“Total Floor Plan Loan Commitment” means, at any time, the aggregate amount of the Floor Plan Loan Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which Commitments, as of the Closing Date, equal $1,651,000,000.

“Tranche Notice” shall have the meaning set forth in Section 2.4 hereof.

“Type” means any type of Loan determined with respect to the currency and/or the interest rate option applicable thereto.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State of Texas from time to time.

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Texas, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not a Restricted Subsidiary and any Subsidiary of an Unrestricted Subsidiary.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.14(f).

“USA PATRIOT Act” has the meaning specified in Section 13.15.

“Used Borrowing Base Calculation” means the calculations required by Exhibit 9.5(i), which calculations shall include a calculation of the Floor Plan Advance Limit in respect of Used Motor Vehicles and Program Cars.

“Used Vehicle Borrowing Base” means the Floor Plan Advance Limit in respect of Used Motor Vehicles and Program Cars, as set forth in the most recent Used Borrowing Base Calculation delivered pursuant to Section 9.5(i).

“Used Motor Vehicle” means a Motor Vehicle that is in the current or preceding four (4) model years and that is not a New Motor Vehicle, a Demonstrator or a Rental Motor Vehicle and has been previously titled.

“Wholly Owned Subsidiary” means any Person of which the Company or its other Wholly Owned Subsidiaries own directly or indirectly one hundred percent (100%) of:

(a)    the issued and outstanding shares of stock (except shares required as directors’ qualifying shares and shares constituting less than two percent (2%) of the issued and outstanding shares);

(b)    the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity;

(c)    the beneficial interest of such Person, if it is a trust, association or other unincorporated organization; or

(d)    any Foreign Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Equity Interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

“Withholding Agent” means any Borrower, the Agent or the Floor Plan Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2    Accounting Terms.

(a)    Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under GAAP.

(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Agent and the Lenders such calculations, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (a) Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities, Interest Expense and Net Income shall be disregarded and (b) the determination of whether a lease is to be treated an operating lease or a capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of FASB ASC 842 (Leases).

Section 1.3    Interpretation.

(a)    In this Agreement, unless a clear contrary intention appears:

(i)    the singular number includes the plural number and vice versa;

(ii)    reference to any gender includes the other gender;

(iii)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iv)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(v)    reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

(vi)    unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(vii)    the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(viii)    with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; and

(ix)    reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b)    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(c)    No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

Section 1.4    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.5    SOFR Notification; Alternative Currency Conforming Changes. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the administration of, submission of or any other matter related to any SOFR Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such SOFR Rate or any other Benchmark.

With respect to any Alternative Currency, the Agent, with the consent of the Borrowers, will have the right to make Alternative Currency Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Alternative Currency Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Alternative Currency Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

ARTICLE II

THE FLOOR PLAN LOANS

Section 2.1    Floor Plan Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties of the Borrowers herein set forth, each Floor Plan Lender severally and not jointly agrees to make revolving credit loans (each such loan, a “Floor Plan Loan”) to any Floor Plan Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time such Lender’s Pro Rata Share of Floor Plan Loan Commitments; provided, however, that, subject to Section 2.3(c)(iii), after giving effect to all Floor Plan Loans and Swing Line Loans requested on any date, the aggregate principal amount of all outstanding Floor Plan Loans and Swing Line Loans shall not at any time exceed the Total Floor Plan Loan Commitment and, further provided that the aggregate principal amount of all outstanding Floor Plan Loans, Swing Line Loans, Acquisition Loans and Letter of Credit Obligations shall not at any time exceed the Total Commitment. Subject to the other terms and conditions hereof, any Floor Plan Borrower may borrow, prepay and reborrow Floor Plan Loans under this Section 2.1. The failure of any Floor Plan Lender to make any Floor Plan Loan shall not relieve any other Floor Plan Lender of its obligations to lend hereunder.

Section 2.2    Floor Plan Loans.

(a)    Each Floor Plan Loan Borrowing may be in any amount.

(b)    Each Floor Plan Loan Borrowing shall be a SOFR Borrowing (unless (i) the Alternate Base Rate is in effect in accordance with Article V hereof, in which case the Borrowing shall be made as an ABR Borrowing or (ii) initially resulting from a Draft in which case it shall be made as a Quoted Rate Borrowing). Each Floor Plan Lender may fulfill its obligation to make Floor Plan Loans with respect to any SOFR Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Floor Plan Lender to make such Loan, provided that the exercise of such option shall not affect the obligation of the applicable Floor Plan Borrower to repay such Loan in accordance with the terms of the applicable Note.

(c)    A Floor Plan Borrower shall not be entitled to request a Floor Plan Borrowing hereunder until it (i) has executed and delivered to the Floor Plan Lenders, as aforesaid, the Notes and to the Swing Line Bank, a Swing Line Note, or has joined such Notes by execution and delivery of an Addendum, (ii) has become a party to this Agreement by execution and delivery of this Agreement or an Addendum, and (iii) has become a party to the Security Documents, accompanied in each case by authority documents, legal opinions and other supporting documents as required by Agent, Floor Plan Agent and the Required Lenders hereunder and has otherwise complied with the provisions of Section 9.16(b).

Section 2.3    Floor Plan Borrowing Procedure.

(a)    Any Floor Plan Borrower may request a Floor Plan Loan by either delivery of a Request for Borrowing (that is not a Draft) to the Floor Plan Agent no later than 10:00 a.m., Houston, Texas time, one (1) Business Day prior to the Borrowing Date or by delivery of a Draft to the Floor Plan Agent in accordance with the terms of the applicable Drafting Agreement.

Delivery of a Request for Borrowing by a Floor Plan Borrower (other than a Draft) shall be deemed a certification that the conditions precedent set forth in Section 8.3 hereof have been satisfied as of such proposed Borrowing Date.

(b)    The aggregate principal amounts requested from time to time under Section 2.3(a) shall not exceed the Floor Plan Advance Limit for applicable type of Motor Vehicles being financed.

(c)    Notwithstanding the foregoing,

(i)    Intentionally omitted;

(ii)    if, in the case of a Request for Borrowing which is not a Draft, on any day the conditions precedent set forth in Section 8.3 have been satisfied or, in the case of a Request for Borrowing which is a Draft, on any day: (A) the sum of (x) the aggregate principal amount of a Request for Borrowing of a Floor Plan Loan, and (y) the aggregate principal amount of all other Floor Plan Loans then outstanding exceeds the Floor Plan Tranche Amount and (B) such Request for Borrowing is less than the available Swing Line Commitment, then that excess portion of the Borrowing shall constitute a Swing Line Loan and shall be disbursed in accordance with the provisions of Article IV; and

(iii)    if a Draft is presented for payment, the payment of which would cause (x) the aggregate principal amount of all Floor Plan Loans then outstanding, plus (y) the aggregate principal amount of all Swing Line Loans then outstanding, plus (z) the aggregate principal amount of all Requests for Borrowings of Floor Plan Loans outstanding as of such day to exceed the aggregate Floor Plan Loan Commitments as of such day, then, in such event:

(A)    the Company may either immediately reduce any pending Request for Borrowing or make a payment of principal on the outstanding Floor Plan Loans and/or Swing Line Loans in an amount which would prevent the aggregate amounts described in (x), (y) and (z) of this clause (iii) from exceeding the aggregate Floor Plan Loan Commitments; or

(B)    the Company may request an increase in the aggregate Floor Plan Loan Commitments by converting a portion of the unused Acquisition Loan Commitments pursuant to Section 5.5(b) or by reversing a prior conversion of the Floor Plan Loan Commitments pursuant to Section 5.5(c), and, in either case, such Request for Borrowing shall be funded to the extent of such increase; or

(C)    if the Company does not elect to act under clause (A) or (B) above and if there is a Reserve Commitment available under Section 3.4, then the aggregate Floor Plan Loan Commitments shall be increased by the amount of such Reserve Commitment, and such Draft shall be funded to the extent of such increase; or

(D)    if there is no Reserve Commitment available, such Draft shall be deemed for all purposes a Swing Line Overdraft Loan Borrowing Request

(each a “Swing Line Overdraft Borrowing Request”) and such Borrowing shall constitute a Swing Line Overdraft Loan (each, a “Swing Line Overdraft Loan”) to be disbursed and subject to the provisions of Section 4.6.

(iv)    if a Draft has been submitted it shall constitute a Request for Borrowing and shall be funded as a Floor Plan Loan, a Swing Line Loan or a Swing Line Overdraft Loan as described above, regardless of whether any conditions or requirements to the making of a Loan under this Agreement, including but not limited to the requirements set forth in Article VIII hereof, have been satisfied unless the Floor Plan Agent and/or Swing Line Bank have suspended or terminated the Drafting Agreement to which such Draft relates in accordance with this Agreement.

(v)    each Floor Plan Lender shall be obligated to fund Floor Plan Loans resulting from the presentation of Drafts in the same manner as any other Request for Borrowing under this Article II regardless of whether any conditions or requirements to the making of a Floor Plan Loan under this Agreement, including but not limited to the requirements set forth in Article VIII hereof, have been satisfied except as to that portion of a Floor Plan Loan resulting from a Draft issued under a Drafting Agreement which was previously suspended or terminated in accordance with this Agreement; provided, however, that if for any reason the Floor Plan Agent is prohibited from making a Floor Plan Loan in respect of any such Draft, each such Floor Plan Lender shall be deemed to and unconditionally agrees to have purchased from the Floor Plan Agent a participation interest in the amount of such Draft (in the amount of its Pro Rata Share of Floor Plan Loan Commitments).

(d)    Each of the Floor Plan Borrowers hereby authorizes the Floor Plan Agent to disburse Floor Plan Loans and the Swing Line Bank to disburse Swing Line Loans and Swing Line Overdraft Loans pursuant to Requests for Borrowing received by the Floor Plan Agent and/or the Swing Line Bank as set forth above, including but not limited to Requests for Borrowing received via telephone, the Platform or a Draft. Each of the Floor Plan Borrowers acknowledges and agrees that the applicable Floor Plan Borrower shall bear all risk of loss resulting from disbursements made from Requests for Borrowing received by the Floor Plan Agent or the Swing Line Bank via the telephone, the Platform or a Draft.

Section 2.4    Notice of Floor Plan Loans.

(a)     On or before 10:00 a.m. Houston, Texas time, two (2) Business Days before each Floor Plan Adjustment Date, the Company shall provide an irrevocable written notice (which may be made by e-mail or facsimile) (each a “Tranche Notice”) to the Agent designating the amount (the “Floor Plan Tranche Amount”) of Floor Plan Loans which will be outstanding commencing on the Floor Plan Adjustment Date immediately following such Tranche Notice until the next succeeding Floor Plan Adjustment Date. If, for any reason, the Company does not deliver the Tranche Notice as herein provided, the Company shall be deemed to have requested that on such Floor Plan Adjustment Date the Floor Plan Tranche Amount be equal to the Floor Plan Tranche Amount as of the immediately preceding Floor Plan Adjustment Date.

(b)    Upon receipt of such notice from the Company, the Agent shall provide prompt written notice (which may be made by e-mail or facsimile) to the Floor Plan Lenders advising them (i) that the amount of the Floor Plan Tranche Amount is greater than the amount of the Floor Plan Tranche Amount as of the immediately preceding Floor Plan Adjustment Date and, with respect to each Floor Plan Lender, the amount of additional Floor Plan Loans to be advanced by such Floor Plan Lender, (ii) that the amount of the Floor Plan Tranche Amount is less than the amount of the Floor Plan Tranche Amount as of the immediately preceding Floor Plan Adjustment Date and, with respect to each Floor Plan Lender, the amount of such repayment to be made by the Floor Plan Borrowers to such Floor Plan Lender, or (iii) that there is no change in the amount of the Floor Plan Tranche Amount since the immediately preceding Floor Plan Adjustment Date. On any Floor Plan Adjustment Date, upon the prior request of the Agent, the Floor Plan Agent shall provide written notice (which may be made by e-mail or facsimile) to the Agent of the amount outstanding on such Floor Plan Adjustment Date of (A) Floor Plan Loans, (B) Swing Line Loans and Swing Line Overdraft Loans, if any, (C) requested but not yet funded Floor Plan Loans as of 10:00 a.m., Houston, Texas time on such date and (D) the Offset Amount, if any.

(c)    Each Floor Plan Lender shall, upon request from the Agent (which the Agent shall make at the request of the Floor Plan Agent), from time to time as herein provided, advance the amount required in connection with each such Floor Plan Loan Borrowing by paying to the Agent in U.S. Dollars and in immediately available funds on (i) the same day as the proposed date for such Floor Plan Loan Borrowing (if not a Floor Plan Adjustment Date) or (ii) on each Floor Plan Adjustment Date, as applicable, not later than 1:00 p.m., Houston, Texas time. Subject to satisfaction of the terms, provisions and conditions set forth in Section 2.3 and Section 4.3, the Agent shall promptly and in any event on the same day, credit the amounts so received to the account of the Floor Plan Agent, or, if a Floor Plan Loan Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Floor Plan Lenders or to the extent Section 2.10 otherwise applies, credit the account of the Floor Plan Agent. Upon receipt of such funds the Floor Plan Agent shall promptly and in any event on the same day, credit the amount so received to the account of the applicable Floor Plan Borrower.

Section 2.5    Payments; Application of Payments.

(a)     Each Floor Plan Borrower shall, on the Curtailment Date of a Motor Vehicle financed hereunder, pay in full the Floor Plan Advance Limit with respect to such Motor Vehicle.

(b)    Upon the sale of any Motor Vehicle by a Floor Plan Borrower, such Floor Plan Borrower shall pay in full the Floor Plan Advance Limit with respect to such Motor Vehicle immediately upon the earliest to occur of: (i) with respect to Motor Vehicles for which cash has been received upon the sale thereof, within five (5) calendar days of receipt of cash, (ii) with respect to Sale Dated Motor Vehicles, within fifteen (15) calendar days of the date of such Motor Vehicle was sold and (iii) with respect to Fleet Motor Vehicles, within thirty (30) calendar days of the date of sale.

(c)    Payments required to be made by any Floor Plan Borrower as set forth in Section 2.5(a), Section 2.5(b) and Section 2.5(d) shall be applied in the following order: (i) first, to the outstanding principal balance of Swing Line Overdraft Loans, (ii) second, to the outstanding principal balance of Swing Line Loans, (iii) third, only if no Swing Line Overdraft Loans or Swing Line Loans are then outstanding, to the outstanding principal balance of Floor Plan Loans that were funded from the Reserve Commitment, and (iv) finally, only if no Swing Line Overdraft Loans or Swing Line Loans are then outstanding and none of the outstanding principal balance of the Floor Plan Loans has been funded from the Reserve Commitment, to the remaining principal balance of the Floor Plan Loans.

(d)    An amount equal to two percent (2%) of the original principal amount of Floor Plan Loans (or any portion thereof) attributable to each Rental Motor Vehicle shall be payable on the fifteenth (15th) day of each month after the date such Motor Vehicle is Deemed Floored.

Section 2.6    Title Documents. All original Manufacturer’s invoices and title documents evidencing the Floor Plan Borrowers’ ownership of all of their Motor Vehicles financed hereunder, including, without limitation, the Manufacturer’s Certificate, shall be maintained in safekeeping by the Floor Plan Borrowers in a manner acceptable to the Floor Plan Agent, unless and until a Floor Plan Event of Default has occurred and is continuing. After the occurrence and during the continuance of a Floor Plan Event of Default, the Floor Plan Agent may request and the Floor Plan Borrowers shall deliver or cause to be delivered within three (3) Business Days of such request, all such original Manufacturer’s invoices and title documents being maintained by the Floor Plan Borrowers at the time of such request and, immediately, all such original Manufacturer’s invoices and title documents that later come into the possession of the Floor Plan Borrowers, to the Floor Plan Agent, and the Floor Plan Agent shall retain or hold all such original Manufacturer’s invoices and title documents so received. Thereafter, for so long as such Floor Plan Event of Default shall be continuing, all such original Manufacturer’s Certificates and title documents shall remain in the Floor Plan Agent’s possession or with the applicable Floor Plan Borrowers, as the Floor Plan Agent may elect, until the Floor Plan Loan Borrowing in connection therewith or such ratable portion thereof in respect of a Motor Vehicle sold by any Floor Plan Borrower has been paid in full; provided that, upon the occurrence of a Floor Plan Event of Default and during the continuance thereof, the Floor Plan Agent may transfer, as applicable, title documents delivered to it pursuant to this Section 2.6 in connection with the sale of Motor Vehicles in accordance with its rights provided for in this Agreement or the other Loan Documents.

Section 2.7    Power of Attorney. For the purpose of expediting the financing of Motor Vehicles under the terms of this Agreement and for other purposes relating to such financing transaction, each of the Floor Plan Borrowers irrevocably constitutes and appoints the Floor Plan Agent and any of its officers, and each of them, severally, as its true and lawful attorneys-in-fact or attorney-in-fact with full authority to act on behalf of, and in the name of, place, and stead of, each such Floor Plan Borrower, regardless of whether or not an Event of Default shall have occurred hereunder, to prepare, execute, and deliver any and all instruments, documents, and agreements required to be executed and delivered by each such Floor Plan Borrower necessary to evidence Floor Plan Loan Borrowings, Swing Line Loans and/or Swing Line Overdraft Loans hereunder and/or after the occurrence and during the continuance of an Event of Default, to evidence, perfect, or realize upon the security interest granted by this Agreement, and/or any of the Loan Documents, including, without limitation, the Floor Plan Notes, requests for advances, security agreements, financing statements, other instruments for the payment of money, receipts, manufacturer’s certificates of origin, certificates of origin, certificates of title, applications for certificates of title, other basic evidences of ownership, dealer reassignments of any of the foregoing, affidavits, and acknowledgments. The foregoing power of attorney shall be coupled with an interest, and shall be irrevocable until such time as the Obligations have been paid in full in cash, all outstanding Letters of Credit have been cash collateralized in accordance with this Agreement, this Agreement has been terminated and all commitments to extend credit under this Agreement, any of the other Loan Documents and any Drafting Agreement have been terminated. Each of said attorneys-in-fact shall have the power to act hereunder with or without the other. The Floor Plan Agent may, but shall not be obligated to, notify the Floor Plan Borrowers of any such instruments or documents the Floor Plan Agent has executed on any Borrower’s behalf prior to such execution.

Section 2.8    Issuance of Drafting Agreements. Subject to the terms and conditions of this Agreement, the Floor Plan Agent shall, at any time and from time to time from and after the Closing Date until thirty (30) Business Days prior to the Maturity Date, upon the written request of the Company or the applicable Floor Plan Borrower, countersigned by the Company, accompanied by applications, letter of credit agreements and/or such other documentation related thereto as the Floor Plan Agent may require, issue Drafting Agreements for the account of the applicable Floor Plan Borrower.

Section 2.9    Conditions to Issuance. The Floor Plan Agent shall not be obligated to enter into or issue a Drafting Agreement unless, as of the date of issuance of such Drafting Agreement:

(a)    the Company or the applicable Floor Plan Borrower requesting the Drafting Agreement shall have delivered to the Floor Plan Agent not less than ten (10) Business Days prior to the requested date for issuance (or such shorter time as the Floor Plan Agent in its sole discretion may permit), a written application and such other documentation (including without limitation a letter of credit agreement if the Drafting Agreement is to be issued in the form of a letter of credit) and the terms of such documents and of the proposed Drafting Agreement shall satisfy the terms hereof and otherwise be satisfactory to Floor Plan Agent;

(b)    the conditions precedent set forth in Section 8.3 are satisfied;

(c)    no order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Floor Plan Agent from entering into or issuing such Drafting Agreement; no Requirement of Law applicable to the Floor Plan Agent and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Floor Plan Agent shall prohibit the Floor Plan Agent, or request that the Floor Plan Agent refrain, from issuing or entering into Drafting Agreements generally or such Drafting Agreement in particular or shall impose upon the Floor Plan Agent with respect to such Drafting Agreement any restriction, reserve or capital requirement (for which the Floor Plan Agent is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Floor Plan Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Floor Plan Agent in good faith deems material to it (relating to Drafts and Drafting Agreements); and

(d)    the Floor Plan Agent has not received written notice from any Lender, the Agent or any Floor Plan Borrower, on or prior to the Business Day immediately prior to the requested date of issuance or entry into such Drafting Agreement, that (i) a Lender is a Defaulting Lender, (ii) one or more of the applicable conditions contained in Article VIII or in this Section 2.9 has not been satisfied or (iii) that a Default (relating to a Floor Plan Event of Default) or Floor Plan Event of Default has occurred and is continuing.

Each application for a Drafting Agreement issued by a Floor Plan Borrower hereunder shall constitute certification by each of the Company and the applicable Floor Plan Borrower of the matters set forth in Section 2.9(a) and (b), and Floor Plan Agent shall be entitled to rely on such certification without any duty of inquiry. Immediately upon the issuance or entering into by the Floor Plan Agent of each Drafting Agreement (except in respect of any Drafting Agreement issued or entered into by the Floor Plan Agent after it has obtained actual knowledge (as provided in Section 12.15) that a Floor Plan Event of Default has occurred and is continuing), each Floor Plan Lender, subject to Section 4.6 (relating to a Swing Line Overdraft Loan), hereby irrevocably and unconditionally agrees to, and does hereby, purchase from the Floor Plan Agent a participation in such Drafting Agreement and each Draft thereunder in an amount equal to the product of (i) the Pro Rata Share of Floor Plan Loan Commitments of such Floor Plan Lender and (ii) the amount of each Draft presented by a Manufacturer.

Notwithstanding the foregoing, the Floor Plan Agent shall take such action as necessary to terminate and suspend all Drafting Agreements effective ten (10) days prior to the Maturity Date, and none of the Borrowers shall be entitled to borrow under any Drafting Agreement after the date that is ten (10) days prior to the Maturity Date. Provided, however, the immediately foregoing sentence is intended only as a limitation to the Borrowers’ ability to borrow under Drafting Agreements and not as an enlargement of the Floor Plan Agent’s obligations hereunder.

Section 2.10    Drafts Under Manufacturers Drafting Letters.

(a)    The Floor Plan Agent and/or the Swing Line Bank may take all actions reasonably necessary to suspend and/or terminate Drafts in accordance with this Agreement, including but not limited to Section 11.4.

(b)    If at any time (i) any of the Floor Plan Borrowers has failed to satisfy the conditions precedent for the Floor Plan Agent to make a Floor Plan Loan or the Swing Line Bank to make a Swing Line Loan or a Swing Line Overdraft Loan, (ii) subject to Section 2.3(c)(iii), the amount of such Draft would cause the aggregate amount of Floor Plan Loans to exceed the Total Floor Plan Loan Commitment, or (iii) a Default (relating to a Floor Plan Event of Default) or a Floor Plan Event of Default has occurred and is continuing, then the funding of a Draft shall not constitute a waiver of any such condition, Default or Event of Default or otherwise in any manner whatsoever affect the rights and remedies available to the Floor Plan Agent, the Agent, the Swing Line Bank or any of the Floor Plan Lenders or the Lenders hereunder. In any such event, the Floor Plan Borrowers shall remain obligated to pay the amount of any Draft forthwith as set forth herein and shall have all other duties and obligations applicable to the Floor Plan Borrowers under this Agreement. Notwithstanding anything to the contrary contained herein, each of the Floor Plan Borrowers shall bear all risk of loss resulting from the payment of any Draft, or any resulting disbursements of the Floor Plan Loans, Swing Line Loans or Swing Line Overdraft Loans, as the case may be, whether or not due to the gross negligence, willful misconduct or fraud of any Manufacturer.

(c)    Notwithstanding the amount of the aggregate Floor Plan Loan Commitments in effect from time to time, except with respect to the notices terminating or suspending drafting privileges to be given pursuant Section 11.1 or Section 11.4 or any other notices given by the Floor Plan Agent and/or the Swing Line Bank in response to the written direction of the Required Lenders, the Floor Plan Agent and/or the Swing Line Bank shall not be obligated to terminate or suspend the drafting privileges of any Manufacturer under the Drafting Agreements even though the aggregate amount of Drafts which may be presented by Manufacturers under the Drafting Agreements may exceed the amount of the Total Floor Plan Loan Commitment in effect from time to time. Furthermore, (i) any limitations contained in any of the Drafting Agreements (whether in respect of daily Drafts to be presented or otherwise) are for informational purposes only and Floor Plan Agent and the Swing Line Bank shall not be obligated to monitor or limit the amount of Drafts presented or honored on the basis of any such limitations and (ii) any right of the Floor Plan Agent and/or the Swing Line Bank, acting in its discretion and not at the direction or with the concurrence of the Required Lenders, to terminate or suspend drafting privileges of any Manufacturer or otherwise exercise any right or remedy shall be for the sole benefit and protection of the Floor Plan Agent and the Swing Line Bank, and the Floor Plan Agent and the Swing Line Bank shall not owe any duty to any of the other Lenders with respect to such rights or remedies or be required to exercise such rights or remedies to protect any of the other Lenders.

Section 2.11    Obligations Absolute. The obligations of the Floor Plan Borrowers under this Agreement and any of the other Loan Documents to reimburse the Floor Plan Agent, the Swing Line Bank and the Lenders for Drafts presented by a Manufacturer under a Drafting Agreement and to repay any Swing Line Loans, Floor Plan Loans or the Swing Line Overdraft Loans, as the case may be, funded to pay a Draft shall be unconditional and irrevocable. Such obligations shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any Draft or any Drafting Agreement or any other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents; (c) the existence of any claim, set-off, defense or other right that any Floor Plan Borrower may have at any time against any Manufacturer or any other beneficiary or transferee of any Drafting Agreement (or any Person for whom any such beneficiary or such transferee may be acting), the Floor Plan Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the related Loan Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, bad faith or willful misconduct of the Floor Plan Agent or the Swing Line Bank; (d) any Draft, demand, certificate or other document presented under a Drafting Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any Drafting Agreement; (f) any payment by the Floor Plan Agent or the Swing Line Bank under any Drafting Agreement against presentation of a draft or certificate that does not strictly comply with the terms of any Drafting Agreement; (g) any payment made by the Floor Plan Agent or the Swing Line Bank under any Drafting Agreement to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Drafting Agreement, including any arising in connection with any Insolvency Proceeding; (h) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from all or any of the obligations of any Borrower in respect of any Drafting Agreement; or (i) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower other than the defense of payment or claims arising out of the gross negligence, bad faith or willful misconduct of the Floor Plan Agent or the Swing Line Bank, as applicable.

ARTICLE III

ACQUISITION LOANS

Section 3.1    Acquisition Loan Commitments.

(a)    Subject to the terms and conditions and relying upon the representations and warranties of the Company herein set forth, each Acquisition Loan Lender severally and not jointly agrees to make revolving credit loans to the Company (each such loan, an “Acquisition Loan”) from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender’s pro rata share of the Acquisition Loan Advance Limit; provided, however, that, after giving effect to any Acquisition Loan Borrowing, the aggregate amount of all outstanding Acquisition Loans and all outstanding Letter of Credit Obligations shall not at any time exceed the Acquisition Loan Advance Limit. Subject to the other terms and conditions hereof, the Company may borrow, prepay and reborrow Acquisition Loans under this Section 3.1(a).

(b)    Notwithstanding paragraph (a) above, Acquisition Loans may, at the option of the Company, be requested in or converted into one of the Alternative Currencies rather than Dollars in an amount up to the Equivalent Amount of not more than the lesser of (i) the then available amount under the Acquisition Loan Advance Limit and (ii) $150,000,000 (the “Alternative Currency Sublimit”) calculated as of the date such Loans are requested. If so requested, only those Acquisition Loan Lenders designated on Schedule 1.1(a) as having Acquisition Loan Commitments in an Alternative Currency shall participate in making such Loans, notwithstanding that this results in such Lenders having amounts owing by the Company on a non pro rata basis. Following the advance of an Acquisition Loan in an Alternative Currency, the provisions of Section 3.2(c)(ii) shall apply to subsequent Borrowings requested under the Acquisition Loan.

Section 3.2    Acquisition Loans.

(a) Each Acquisition Loan Borrowing shall be in the minimum aggregate principal amount of $1,000,000 or Equivalent Amount in an Alternative Currency (or the amount of a Letter of Credit Borrowing or the remaining balance of the aggregate Acquisition Loan Commitments, if less) and an integral multiple thereof, and shall consist of Acquisition Loans of the same Type made by the applicable Acquisition Loan Lenders in accordance with their respective Pro Rata Share of Acquisition Loan Commitments except as otherwise set forth in Section 3.1(b), above; provided, however, that the failure of any Lender to make any Acquisition Loan shall not relieve any other Lender of its obligation to lend hereunder.

(b)    Each Acquisition Loan Borrowing requested in Dollars shall be an ABR Borrowing or a SOFR Borrowing, and each Acquisition Loan Borrowing requested in Euros or Pounds Sterling shall be a Eurocurrency Borrowing or Pounds Sterling Borrowing, respectively, as the Company may request, in a Request for Borrowing delivered to the Agent in accordance with Section 3.3. Each Acquisition Loan Lender may fulfill its Acquisition Loan Commitment with respect to any SOFR, Eurocurrency or Pounds Sterling Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that the exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms hereof. Subject to the provisions of Section 3.3(b) and Section 5.9, Acquisition Loan Borrowings of more than one Type may be outstanding at the same time.

(c)    (i) Each applicable Acquisition Loan Lender shall make Acquisition Loans equal to its then Pro Rata Share of the Acquisition Loan Commitments, if any, by paying the amount required to the Agent in at its office in Minneapolis, Minnesota in U.S. Dollars or, if in an Alternative Currency, to the Alternative Currency Agent in Minneapolis, Minnesota and in immediately available funds not later than 1:00 p.m., Houston, Texas time, or Minneapolis, Minnesota time, as applicable, on the proposed Borrowing Date and, subject to satisfaction of the conditions set forth in Article VIII, the Agent or the Alternative Currency Agent shall promptly, and in any event on the same day, credit the amounts so received to the general deposit account of the Company, with said Agent, or such other depository account as shall be designated by the Company or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(ii)    If a Borrowing under the Acquisition Loan is made in an Alternative Currency, subsequent Acquisition Borrowings requested in Dollars, or continued as, or converted into, Acquisition Borrowings in Dollars, shall be advanced first by Acquisition Loan Lenders that do not have Acquisition Loan Commitments in an Alternative Currency until such time as the amount owing to each of the Acquisition Loan Lenders under the Acquisition Loan is equal to its Pro Rata Share of Acquisition Loan Commitments.

Section 3.3    Acquisition Loan Borrowing Procedure.

(a)    In order to obtain an Acquisition Loan, the Company shall make an irrevocable written request (including via facsimile or email) therefor (or, with respect to ABR and SOFR Borrowings only, irrevocable telephone notice thereof, confirmed as soon as practicable by written request) in the form of a Request for Borrowing (i) in the case of an ABR Borrowing, to the Agent not later than 11:00 a.m., Houston, Texas time, on the Borrowing Date, (ii) in the case of a SOFR Borrowing, to the Agent not later than 11:00 a.m., Houston, Texas time, three (3) Business Days before the Borrowing Date, and (iii) in the case of any Borrowing in an Alternative Currency, to the Alternative Currency Agent not later than 11:00 a.m., Minneapolis, Minnesota time, three (3) Business Days before the Borrowing Date. Each Request for Borrowing shall be irrevocable and specify (1) whether the Loan then being requested is to be an ABR, Eurocurrency, Pounds Sterling, Daily SOFR or Term SOFR Borrowing, (2) the Borrowing Date (which shall be a Business Day), (3) the aggregate amount thereof and (4) if a Term SOFR or Eurocurrency Loan is being requested, the Interest Period or Interest Periods with respect thereto. If no election as to the Type of Acquisition Loan Borrowing is specified for Dollar denominated Loans, such Borrowing shall be an ABR Borrowing. If, with respect to Term SOFR or Eurocurrency Loans, no Interest Period is specified, the Company shall be deemed to have selected an Interest Period of one (1) month’s duration. The Agent shall promptly advise the Lenders of any Request for Borrowing given by the Company pursuant to this Section 3.3 and of each Lender’s portion of the requested Acquisition Loan Borrowing.

(b)    No more than eight (8) Acquisition Borrowings may be outstanding at any time. For purposes of the foregoing, Term SOFR or Eurocurrency Borrowings comprised of Acquisition Loans having different Interest Periods (if applicable), regardless of whether they commence on the same date, shall be considered separate Borrowings.

Section 3.4    Reserve Commitment; Reduction of Acquisition Loan Advance Limit. Notwithstanding the foregoing provisions of this Article III, in the event that on any day the aggregate outstanding principal amount of all (a) Floor Plan Loans, plus (b) Swing Line Loans, plus (c) Requests for Floor Plan Loan Borrowings exceeds ninety-seven and one-half percent (97.5%) of the Total Floor Plan Loan Commitment as of such date, then (i) a portion of the Total Acquisition Loan Commitment (the “Reserve Commitment”) in an amount equal to the lesser of (y) $5,000,000 or (z) the entire remaining unused portion of the Total Acquisition Loan Commitment as of such date, shall be reserved and shall no longer be available for funding Acquisition Loans, and (ii) the Acquisition Loan Advance Limit shall be reduced by the amount by which the (x) Floor Plan Loans, plus (y) Swing Line Loans plus (z) Requests for Floor Plan Loan Borrowings exceeds ninety-seven and one-half percent (97.5%) of the Total Floor Plan Loan Commitment until the next Business Day on which such condition no longer exists.

Section 3.5    Monthly Calculation of Outstanding Loans in Alternative Currencies. On the first Business Day of each month, the Agent shall calculate the Equivalent Amount of the then aggregate principal amount of all Loans in Alternative Currencies for the purposes of determining if (a) the Company has availability under (i) the Alternative Currency Sublimit to request additional Loans in or conversions of existing Loans into one or more of the Alternative Currencies during such month and (ii) the Acquisition Loan Advance Limit to request additional Acquisition Loans, and (b) any prepayments of the Obligations are due and payable by the Borrowers during such month pursuant to Section 5.7(d) as a result of such calculation of the Equivalent Amount of the then aggregate principal amount of all Loans in Alternative Currencies.

ARTICLE IV

SWING LINE LOANS

Section 4.1    Swing Line Commitments.

(a)    The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including Section 4.3), make one or more advances (each such advance being a “Swing Line Loan”) to any Floor Plan Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate principal amount not to exceed at any time (not including Swing Line Overdraft Loans) the aggregate amount of the Swing Line Commitment as such amount may change from time to time. After giving effect to all Borrowings of Swing Line Loans and Floor Plan Loans requested on any date, the sum of the aggregate principal amount of all outstanding Floor Plan Loans and Swing Line Loans (but excluding Swing Line Overdraft Loans) shall not exceed the Total Floor Plan Loan Commitment.

(b)    All Swing Line Loans and all Swing Line Overdraft Loans shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. In no event whatsoever shall any outstanding Swing Line Loan be deemed to reduce, modify or affect any Lender’s obligation to make Floor Plan Loans based upon its Pro Rata Share of Floor Plan Loan Commitments.

(c)    Immediately upon the making of a Swing Line Loan by the Swing Line Bank, the Swing Line Bank shall be deemed to have sold and transferred to each Lender and each Lender shall be deemed to have purchased and received from the Swing Line Bank, without any further action by any party, an undivided participating interest in each Swing Line Loan in an amount equal to such Lender’s Pro Rata Share; provided, however, that (a) no Lender shall be required to fund its participation in any Swing Line Loan except as set forth in Section 4.5, and (b) no Lender shall be entitled to share in any payments of principal or interest in respect of its participation except, with respect to any participation funded by such Lender, as set forth herein. Such participation shall be subject to the terms and conditions of this Agreement

Section 4.2    Accrual of Interest; Margin Adjustments. Each Swing Line Loan and each Swing Line Overdraft Loan shall, from time to time after the date of such Loan, bear interest as provided in Section 5.2(e). The amount and date of each such Swing Line Loan and each such Swing Line Overdraft Loan, the Quoted Rate applicable thereto, its Interest Period (if applicable), and the amount and date of any repayment shall be noted on the Swing Line Bank’s records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not affect the obligations of the applicable Floor Plan Borrower with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

Section 4.3    Requests for Swing Line Loans. On any day that a Request for Borrowing (including but not limited to a Request for Borrowing made in the form of a Draft) constitutes a Request for Borrowing of a Swing Line Loan pursuant to Section 2.3(c)(ii), the applicable Floor Plan Borrower shall be deemed to have delivered to Swing Line Bank a Request for Borrowing for a Swing Line Loan in connection therewith.

Section 4.4    Disbursement of Swing Line Loans. Subject to receipt of a Request for Borrowing of a Swing Line Loan and to the other terms and conditions of this Agreement, the Swing Line Bank shall make available to any Floor Plan Borrower the amount so requested, in same day funds, not later than 1:00 p.m., Houston, Texas time on the Borrowing Date of such Swing Line Loan, by credit to an account of the applicable Floor Plan Borrower maintained with the Swing Line Bank or via the funding of Drafts (if such Request for Borrowing takes the form of a Draft) in accordance with the terms of the applicable Drafting Agreements.

Section 4.5    Refunding of or Participation Interest in Swing Line Loans.

(a)    (i) Upon the request of the Swing Line Bank, the Agent from time to time shall, on behalf of the Floor Plan Borrowers (and each Floor Plan Borrower hereby irrevocably authorizes the Agent to so act on its behalf) request each Floor Plan Lender (including Swing Line Bank in its capacity as a Floor Plan Lender) to make a Floor Plan Loan to the Floor Plan Borrowers, which shall be applied to repay all or a portion of the outstanding principal balance of the Swing

Line Loans (each such Floor Plan Loan, a “Refunding Floor Plan Loan”), in an amount equal to that Lender’s Pro Rata Share of all or a portion of the then outstanding principal balance of the Swing Line Loans.

(ii)    Without limiting the foregoing, each Floor Plan Lender agrees that the Agent may and shall, at the request of the Swing Line Bank, request the Floor Plan Lenders to make Floor Plan Loans at any time if (A) a Default or Event of Default has occurred and is continuing, or (B) in the judgment of Swing Line Bank, taking into account the outstanding principal balance of the Swing Line Loans, the anticipated usage of the Swing Line Loans, such Refunding Floor Plan Loans are reasonably necessary to ensure that the outstanding principal balance of the Swing Line Loans will not at any time exceed the Swing Line Commitment (it being understood that in order to attain such objective, Swing Line Bank may request refunding of the Swing Line Loans even though the principal balance of the Swing Line Loans at the time of such request is less than the Swing Line Commitment).

(iii)    If the Agent makes a request for funding hereunder by 1:00 pm Minneapolis, Minnesota time on any Business Day, the Floor Plan Lenders will deliver the required amount to the Agent no later than 1:00 pm Minneapolis, Minnesota time on the next Business Day after such request. The proceeds of all Refunding Floor Plan Loans shall be paid by the Agent to the Swing Line Bank in repayment of the outstanding principal balance of the applicable Swing Line Loans.

(b)    In addition to the right of the Swing Line Bank to request refunding of the Swing Line Loans as set forth above, upon the request of the Swing Line Bank, the Agent shall request each Floor Plan Lender (including Swing Line Bank in its capacity as a Lender) to fund its participation in the Swing Line Loans by paying to the Agent, for the account of the Swing Line Bank, its Pro Rata Share of the principal amount of the Swing Line Loans. If the Agent makes such request by 1:00 pm Minneapolis, Minnesota time on any Business Day, the Floor Plan Lenders will deliver such amount to the Agent no later than 1:00 pm Minneapolis, Minnesota time on the next Business Day after such request. If any payment paid to any Floor Plan Lender with respect to its participating interest in any Swing Line Loan is thereafter recovered from or must be returned or paid over by Swing Line Bank for any reason, such Floor Plan Lender will pay to the Agent for the account of the Swing Line Bank, such Floor Plan Lender’s Pro Rata Share of such amount and of any interest and other amounts paid or payable by the Swing Line Bank with respect to such amount. The Swing Line Bank and the Agent agree not to request any funding of the Floor Plan Lender’s participations in the Swing Line Loans under this Section at any time that such participations may be legally repaid using advances of the Floor Plan Loans.

(c)     All payments of principal and interest on the Swing Line Loans shall be paid by the Agent solely to the Swing Line Bank except that (i) payments made in respect of a participation in a Swing Line Loan which is funded by a Floor Plan Lender shall be made to such Lender (including Swing Line Bank in its capacity as Lender) and (ii) each Lender shall be entitled to receive its Pro Rata Share of payments of (A) principal on such Swing Line Loans and (B) interest on such Swing Line Loans only for the period following the date such participation is funded.

(d)    The obligation of each Floor Plan Lender to make Floor Plan Loans to repay Swing Line Loans pursuant as set forth in clause (a) above or to fund its participation interests in Swing Line Loans pursuant to clause (b) above shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default, the fact that any one or more of the conditions in Article VIII is not satisfied, the termination of the availability of Loans, the fact that such Floor Plan Loan is made after the Maturity Date to fund a Draft or to refinance Swing Line Loans made prior to the Maturity Date, any defense, setoff, counterclaim or claim for recoupment of any Lender against Floor Plan Agent or Swing Line Bank or any other circumstance, whether or not similar to the foregoing. Notwithstanding the foregoing, the Floor Plan Lenders shall not be required to refinance or fund any participation in any Swing Line Overdraft Loan.

Section 4.6    Swing Line Overdraft Loans.

(a)    On any day that a Request for Borrowing constitutes a Swing Line Overdraft Borrowing Request pursuant to Section 2.3(c)(iii), the applicable Floor Plan Borrower shall be deemed to have delivered a Swing Line Overdraft Borrowing Request.

(b)    Swing Line Overdraft Loans shall be made only by the Swing Line Bank, solely for its own account and shall not be subject to the provisions of Section 4.5. Swing Line Overdraft Loans shall bear interest in accordance with Section 5.2(e). At any time a Swing Line Overdraft Loan is outstanding, all funds received from any source (other than deposits already in the Cash Collateral Account) in respect of this Agreement shall be applied first to the payment in full of the Swing Line Overdraft Loans; and the Floor Plan Agent, the Agent and the Lenders, as the case may be, shall remit to the Swing Line Bank, and the Swing Line Bank shall have the right to receive, all payments (including any prepayments) of principal and interest made by any Borrower in respect of any Loan and all other proceeds of Collateral securing the Loans for application and reduction of the aggregate principal amount of outstanding Swing Line Overdraft Loans.

ARTICLE V

ALL LOANS

Section 5.1    Notes; Advancement and Repayment of Loans.

(a)    All Loans made hereunder may be advanced by each Lender, at its option, from its primary place of business or its Applicable Lending Office, which locations may change from time to time (subject to the provisions of Section 5.14) during the term hereof, and shall be evidenced by the Notes and payable as therein provided, which Notes shall be dated the Closing Date, and shall be in an aggregate principal amount equal to the Total Commitment on such date. The outstanding principal balance of such Loans and all interest thereon shall be due and payable in the currency in which said Loan was made in accordance with the terms and provisions of this Agreement and on the Maturity Date. Each Loan shall bear interest from its date on the outstanding principal balance thereof as provided in Section 5.2.

(b)    Each Lender or the Agent, on its behalf, and the Swing Line Bank is hereby authorized by each Borrower to endorse on a schedule attached to the Notes delivered to it (or a computer generated supplement thereto, which supplement shall be deemed to be a part thereof), or otherwise record in such Lender’s or Agent’s, as the case may be, internal records, an appropriate notation evidencing the date and amount of each Loan, as well as the date and amount of each payment and prepayment with respect thereto; provided, that the failure of any Lender or the Agent or the Swing Line Bank to make such a notation or any error in such a notation shall not affect the Obligations of any Borrower hereunder or under the Notes.

Section 5.2    Interest on Loans; Offset Provisions; Interest Generally.

(a)    Alternate Base Rate Loans. Subject to the provisions of Section 5.3, each Alternate Base Rate Loan shall bear interest at a rate per annum, equal to the lesser of (i) the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans, and each change in the Applicable Margin shall apply to all such Loans that are outstanding during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, and (ii) the Highest Lawful Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days).

(b)    [Reserved]

(c)    SOFR, Eurocurrency and Pounds Sterling Loans that are Acquisition Loans. Subject to the provisions of Section 5.3, each SOFR, Eurocurrency or Pounds Sterling Loan that is an Acquisition Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days for Eurocurrency and SOFR Loans and 365 days for Pounds Sterling Loans) equal to the lesser of (i) the SOFR Rate, Eurocurrency Rate or Pounds Sterling Rate, respectively, in effect for such Loan plus the Applicable Margin for such Loans, and each change in the Applicable Margin shall apply to all such Loans that are outstanding during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, even if the effective date occurs in the middle of an Interest Period (if applicable) and (ii) the Highest Lawful Rate.

(d)    Floor Plan Loans. Subject to the provisions of paragraph (f) below and the provisions of Section 5.3, each SOFR Loan that is a Floor Plan Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the SOFR Rate in effect for such Loan plus: (A) 1.10% if such Loan is to finance any Motor Vehicle other than Used Motor Vehicles or Program Cars (such Floor Plan Loans hereinafter referred to as “New Vehicle Floor Plan Loans”) or (B) 1.40% if such Loan is to finance Used Motor Vehicles or Program Cars (such Floor Plan Loans hereinafter referred to as “Used Vehicle Floor Plan Loans”) and (ii) the Highest Lawful Rate.

(e)    Swing Line Loans and Swing Line Overdraft Loans. Subject to the provisions of paragraph (f) below and the provisions of Section 5.3, each Swing Line Loan and each Swing Line Overdraft Loan shall bear interest at the lesser of (i) the Quoted Rate and (ii) the Highest Lawful Rate. Swing Line Loans used to finance Used Motor Vehicles or Program Cars are referred to herein as “Used Vehicle Swing Line Loans” and Swing Line Loans used to finance all other Motor Vehicles are referred to herein as “New Vehicle Swing Line Loans”.

(f)    Offset Provisions. From time to time, the Floor Plan Borrowers may establish one or more general ledger accounts with the Swing Line Bank (collectively, the “Offset

Accounts”) into which payments may be made and other funds may be deposited (the aggregate amount of such payments and funds credited to the Offset Accounts at any time herein referred to as the “Offset Amount”). At any time the Floor Plan Borrowers have established one or more Offset Accounts and any Offset Amount is credited to such Offset Accounts, solely for purposes of calculating interest pursuant to paragraph (d) above, for each day for which interest is to be calculated hereunder:

(i)    the principal amount of any outstanding Used Vehicle Floor Plan Loans and Used Vehicle Swing Line Loans shall be reduced by the Offset Amount (first reducing any Used Vehicle Swing Line Loans, if any and next reducing any Used Vehicle Floor Plan Loans);

(ii)    if any Offset Amount remains after application in accordance with clause (i), such Offset Amount shall reduce the New Vehicle Floor Plan Loans and the New Vehicle Swing Line Loans (first reducing any New Vehicle Swing Line Loans and next reducing any New Vehicle Floor Plan Loans).

No reduction shall result in the principal amount of the Used Vehicle Swing Line Loans, Used Vehicle Floor Plan Loans, New Vehicle Swing Line Loans or New Vehicle Floor Plan Loans being less than zero.    On the first Business Day of each month and from time to time upon request by the Agent, the Swing Line Bank shall provide the then current Offset Amount as well as the requested historical amounts thereof to the Agent.

(g)    Interest Generally. Interest on each Acquisition Loan, each Swing Line Loan, each Swing Line Overdraft Loan and each Floor Plan Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan and as otherwise provided in this Agreement. The applicable SOFR Rate, Eurocurrency Rate or Pounds Sterling Rate and the Alternate Base Rate shall be determined by the Agent (which determination shall be conclusive absent manifest error) and the Quoted Rate shall be determined by the Swing Line Bank. The Agent shall provide prompt notice of the SOFR Rate and the Alternate Base Rate to the Floor Plan Agent and the Swing Line Bank. The Agent shall promptly advise the Borrowers and each Lender of each such determination.

Section 5.3    Interest on Overdue Amounts. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a period of 365/366 days) equal to the lesser of (a) the Highest Lawful Rate and (b) (i) the then applicable rate plus two percent (2%) per annum in the case of any Loans denominated in Dollars, and (ii) the then applicable rate plus three percent (3%) per annum in the case of any Loans denominated in Euros or Pounds Sterling.

Section 5.4    Fees.

(a)    The Company shall pay to the Agent, within three (3) Business Days after the last day of each March, June, September and December and on the Maturity Date, in

immediately available funds, (i) for the pro rata benefit of the Floor Plan Lenders, a Floor Plan Loan Commitment fee (the “Floor Plan Loan Commitment Fee”) equal to fifteen one-hundredths of one percent (0.15%) per annum times the average unused amount of the Floor Plan Loan Commitments during the immediately preceding fiscal quarter (or shorter portion thereof) just ended (including any unused portion of the Acquisition Loan Commitments that has been reallocated or converted to the Floor Plan Loan Commitment in accordance with the terms hereof); (ii) for the benefit of the Acquisition Loan Lenders, ratably in accordance with the actual amount of such Lender’s available Acquisition Loan Commitment (after giving effect to all outstanding Loans thereunder) an Acquisition Loan Commitment fee (the “Acquisition Loan Commitment Fee”) equal to the sum of (x) the average unused amount of the Acquisition Loan Commitments times the applicable Commitment Fee Rate set forth in the table contained in the definition of Applicable Margin and (y) to the extent that the average Acquisition Loan Commitments, after giving effect to any reallocation of Acquisition Loan Commitments to the Floor Plan Loan Commitments in accordance with the terms hereof, is less than $50,000,000, an amount equal to the unused portion of the Acquisition Loan Commitments that has been reallocated or converted to the Floor Plan Loan Commitment in accordance with the terms hereof and that reduces the Acquisition Loan Commitments below $50,000,000 times the difference between the applicable Commitment Fee Rate set forth in the table contained in the definition of Applicable Margin and fifteen one-hundredths of one percent (0.15%) per annum in each such case during the immediately preceding fiscal quarter (or shorter period thereof) just ended. All Commitment Fees under this Section 5.4(a) shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment of a Lender shall be deemed “unused” to the extent and in the amount such Lender is obligated to fund future Loans or Letter of Credit Obligations of any Borrower regardless of whether or not any amounts are outstanding under any Swing Line Loan. For purposes of calculating the “unused” amount of the Acquisition Commitments, Acquisitions Loans made in Alternate Currencies shall be deemed to be outstanding in the Equivalent Amount, calculated as of the date each Acquisition Loan was made. The Floor Plan Loan Commitment Fees and the Acquisition Loan Commitment Fees due to each Lender shall commence to accrue on the Closing Date and cease to accrue on the earlier of the Maturity Date and the termination of the Commitments of such Lender pursuant to Section 5.5 or Section 13.3(b).

(b)    The Company shall pay the Agent the fees (the “Agency Fees”) in such amount and on such dates as may be agreed among the Company and the Agent for its account as set forth in that certain letter agreement dated February 11, 2022 among said parties, as amended, restated or otherwise modified from time to time (the “Agent’s Letter”).

(c)    The Company shall pay the Floor Plan Agent the floor plan agency fees (“Floor Plan Agency Fees”) in such amount and on such dates as may be agreed among the Company and the Floor Plan Agent pursuant to that certain letter agreement between said parties dated February 25, 2022, as amended, restated or otherwise modified from time to time (the “Floor Plan Agent’s Letter”).

(d)    The Company shall pay the Agent for the benefit of the Floor Plan Lenders, according to their Pro Rata Share of Floor Plan Loan Commitments, a fee in the amount of $750.00 for each day any Swing Line Overdraft Loan is outstanding; and such amount (if any) shall be payable on the last Business Day of each month.

(e)    The Company shall pay to the Agent for the benefit of the Lenders on the Closing Date the fees payable to the Lenders as provided in the Agent’s Letter.

Section 5.5    Termination, Reduction or Conversion of Commitments.

(a)    Upon at least three (3) Business Days’ prior written notice to the Agent, subject to the terms and provisions of this Section 5.5, the Company may at any time, in whole or in part, permanently terminate or permanently reduce the Total Commitment, among the Lenders in accordance with (i) their respective Pro Rata Share of Floor Plan Loan Commitments, and (ii) their respective Pro Rata Share of Acquisition Loan Commitments; provided (x) any such partial reduction of the Total Commitment shall be in minimum aggregate increments of $5,000,000; (y) any such partial reduction shall be made ratably between the Total Floor Plan Loan Commitment and the Total Acquisition Loan Commitment respectively, and pro rata among the Lenders within each type of Commitment, and (z) no reduction shall reduce the amount of the Total Acquisition Loan Commitment to an amount which is less than the Letter of Credit Obligations outstanding at such time and no reduction shall reduce the amount of the Total Floor Plan Loan Commitment to an amount which is less than the Swing Line. In connection with any such reduction, the Floor Plan Agent in its sole discretion may, or at the direction of the Required Lenders shall, suspend and/or terminate all or any portion of the then outstanding Drafting Agreements. In addition, no such reduction shall cause the Total Acquisition Loan Commitment to exceed 25% of the Total Commitment. Subject to the Company’s right to subsequent terminations and reductions under this paragraph (a), each notice delivered by the Company pursuant to this paragraph (a) shall be irrevocable for such individual election notice.

(b)    Subject to the terms and provisions of this Section 5.5, at any time there exists any unused portion of the Acquisition Loan Commitments, the Company may request in writing the Agent to convert all or a part of such unused portion of the Acquisition Loan Commitments into Floor Plan Loan Commitments, provided, following such conversion, the total of the Acquisition Loan Commitments shall not be less than an amount equal to (i) the sum of all Acquisition Loans then outstanding, plus (ii) all Letter of Credit Obligations then outstanding, plus (iii) any Reserve Commitment; and in such event and following five (5) Business Days prior written notice from the Company to the Agent, the Floor Plan Loan Commitments shall be increased by the amount so requested by the Company, such amount together with the Acquisition Loan Commitments not to exceed the Total Commitment. At any time there exists any unused amount of a converted portion of the Floor Plan Loan Commitments, the Company may request the Agent to reverse any such portion thereof, in whole or in part, and in such event and following five (5) Business Days prior written notice from the Company to the Agent, the Floor Plan Loan Commitments and the Acquisition Loan Commitments shall be restored, as applicable, in the respective amounts so requested by the Company. Upon any such conversion of Acquisition Loan Commitments into Floor Plan Loan Commitments or vice versa, the Floor Plan Loan Commitments shall be increased or decreased, as the case may be, pro rata among the Floor Plan Lenders, and the Acquisition Loan Commitments shall be increased or decreased, as the case may be, in an aggregate amount of the corresponding increase or decrease in the Floor Plan Loan Commitments, which increase or decrease in the Acquisition Loan Commitments shall be allocated among the Acquisition Loan Lenders based on their Pro Rata Share of Acquisition Loan Commitments. Subject to the Company’s right to subsequent conversions under this paragraph (b), each notice delivered by the Company pursuant to this paragraph (b) shall be irrevocable for such individual election notice.

(c)    Subject to the terms and provisions of this Section 5.5, at any time there exists any unused portion of the Floor Plan Loan Commitments, the Company may request in writing the Agent to convert up to $151,000,000 of such unused portion of the Floor Plan Loan Commitments into Acquisition Loan Commitments; provided, following such conversion, the total of the Floor Plan Loan Commitments shall not be less than an amount equal to (i) the sum of all Floor Plan Loans then outstanding, plus (ii) the sum of all Swing Line Loans then outstanding; and in such event and following five (5) Business Days prior written notice from the Company to the Agent, the Acquisition Loan Commitments shall be increased by the amount so requested by the Company, such amount together with the Floor Plan Loan Commitments not to exceed the Total Commitment. At any time there exists any unused amount of a converted portion of the Acquisition Loan Commitments, the Company may request the Agent to reverse any such portion thereof, in whole or in part, and in such event and following five (5) Business Days prior written notice from the Company to the Agent, the Acquisition Loan Commitments and the Floor Plan Loan Commitments shall be restored, as applicable, in the respective amounts so requested by the Company. Upon any such conversion of Floor Plan Loan Commitments into Acquisition Loan Commitments or vice versa, the Acquisition Loan Commitments shall be increased or decreased, as the case may be, pro rata among the Acquisition Loan Lenders, and the Floor Plan Loan Commitments shall be increased or decreased, as the case may be, in an aggregate amount of the corresponding increase or decrease in the Acquisition Loan Commitments, which increase or decrease in the Floor Plan Loan Commitments shall be allocated among the Floor Plan Lenders based on their Pro Rata Share of Floor Plan Loan Commitments. Subject to the Company’s right to subsequent conversions under this paragraph (c), each notice delivered pursuant this paragraph (c) shall be irrevocable for such individual election notice.

(d)    The Borrowers shall not be required to deliver replacement Notes to any Lender in connection with any conversion of the Acquisition Loan Commitments or Floor Plan Loan Commitments or any reversal of any such conversion, in each case, under Section 5.5(b) or (c). Following any such conversion or reversal, the amount of each Lender’s Acquisition Loan Commitment and Floor Plan Loan Commitment shall be noted on the Agent’s records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not affect the obligations of the Borrowers with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

(e)    After giving effect to any reduction, conversion or reversal thereof pursuant to the terms of this Section 5.5, the Total Acquisition Loan Commitment shall not exceed 25% of the Total Commitment.

(f)    At the time the Commitments of any Lender are terminated or reduced pursuant to Section 5.5(a), the Company shall pay to the Agent for the account of each such Lender, the Floor Plan Loan Commitment Fees and the Acquisition Loan Commitment Fees on the amount of such terminated or reduced Commitments owed to the date of such termination or reduction.

(g)    Each of the Commitments shall automatically and permanently terminate on the Maturity Date.

Section 5.6    Availability of Types of Borrowings; Benchmark Replacement.

(a)    Unavailability

(i)    Unavailability of SOFR. If the Agent determines (which determination shall be conclusive absent manifest error) that “Daily Simple SOFR” or “Term SOFR” cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event, then the Agent will promptly so notify the Company and each Lender. Upon notice thereof by the Agent to the Company, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Alternate Base Rate Loans to Term SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Alternate Base Rate Loans, and (iii) the component of the Alternate Base Rate based upon SOFR will not be used in any determination of the Alternate Base Rate, in each case, until the Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Alternate Base Rate Loans in the amount specified therein.

(ii)    Unavailability of EURIBOR or SONIA.    If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “EURIBOR” or “SONIA” cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event, then the Agent will promptly so notify the Company and each Lender. Upon notice thereof by the Agent to the Company, (i) any obligation of the Lenders to make or continue Eurocurrency Loans or Pounds Sterling Loans, as the case may be, or to convert Alternate Base Rate Loans to Eurocurrency Loans or Pounds Sterling Loans, as the case may be, shall be suspended and (ii) all Eurocurrency Loans or Pounds Sterling Loans, as the case may be, shall be immediately converted to Alternate Base Rate Loans. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Loans or Pounds Sterling Loans, as the case may be or, failing that, will be deemed to have converted such request into a request for Alternate Base Rate Loans in the amount specified therein.

(b)    Benchmark Replacement.

(i)    Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrowers without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.6(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.6(b).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or analogous term) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or analogous term) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon notice to the Borrowers by the Agent in accordance with Section 13.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 5.6(b) for such Benchmark, the Borrowers may revoke any request for a Borrowing utilizing such Benchmark, or any request for the conversion or continuation of a Borrowing utilizing such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a ABR Borrowing or conversion to a ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark, SOFR or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 5.7    Prepayment of Loans; Mandatory Reduction of Indebtedness.

(a)    So long as no Swing Line Overdraft Loans are outstanding, each Acquisition Loan Borrowing, each Floor Plan Loan Borrowing and each Swing Line Loan may be prepaid at any time and from time to time, in whole or in part, subject, in the case of Acquisition Loan Borrowings, to the requirements of Section 5.10, but otherwise without premium or penalty, upon at least three (3) Business Days’ prior written or facsimile notice to the Agent. Each Swing Line Overdraft Loan Borrowing may be prepaid at any time and from time to time, in whole or in part, subject to the requirements of Section 5.10, but otherwise without premium or penalty. Any prepayments of Acquisition Loans shall be made in the currency in which the Acquisition Loan being repaid was made.

(b)    On the date of any termination or reduction of the Total Commitment pursuant to Section 5.5(a), each of the Borrowers shall prepay the Loans in an amount equal to the amount by which the Total Commitment is being so terminated or reduced, as shall be necessary in order that the aggregate principal amount of the Loans and Letter of Credit Obligations outstanding will not exceed the Total Commitment following such termination or reduction. All prepayments of Acquisition Loans under this paragraph shall be subject to Section 5.10.

(c)    Each notice of prepayment shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan (or portion thereof) and the Type of Loan to be prepaid. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

(d)    Subject to the provisions of Section 2.3(c)(iii), if at any time and for any reason:

(i)    the aggregate principal amount of (y) all Floor Plan Loans outstanding, plus (z) all Swing Line Loans outstanding shall exceed the Total Floor Plan Loan Commitment at such time, or

(ii)    the aggregate principal amount of all Loans in Alternative Currencies shall exceed the Alternative Currency Sublimit by an amount greater than five percent (5%) of the Alternative Currency Sublimit, or

(iii)    the aggregate principal amount of all (x) Acquisition Loans, plus (y) Letter of Credit Obligations shall exceed the amount of the Acquisition Loan Advance Limit, or

(iv)    the aggregate principal amount of all (w) Floor Plan Loans outstanding, plus (x) Swing Line Loans outstanding, plus (y) Acquisition Loans outstanding, plus (z) Letter of Credit Obligations outstanding shall exceed the Total Commitment, the Borrowers shall immediately, upon demand, pay to the Agent for payment to the Lenders an amount of such Obligations equal to such excess and, to the extent such payment relates to the Floor Plan Loans and/or the Swing Line Loans, the Agent shall transfer such monies to the Floor Plan Agent.

Section 5.8    Reserve Requirements; Change in Circumstances.

(a)    It is understood that the cost to each Lender of making or maintaining any of the SOFR, Eurocurrency or Pounds Sterling Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the Closing Date. The Borrowers agree to pay to such Lender from time to time such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining SOFR, Eurocurrency or Pounds Sterling Loans resulting from any increase in such reserve requirements provided for in Regulation D (or any successor regulation or ruling issued in respect thereof) from those as in effect on the Closing Date, it being understood that the rates of interest applicable to such Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements.

(b)    Notwithstanding any other provision herein, if any Change in Law shall (i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves other liabilities or capital attributable thereto, (ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (other than any amounts described in paragraph (a) above) or (iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR, Eurocurrency or Pounds Sterling Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any SOFR, Eurocurrency or Pounds Sterling Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Lender or such other Recipient in its sole discretion to be material, then the Borrowers shall pay as required in Section 5.8(d) such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.

(c)    If any Lender or any Issuing Bank shall have determined that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank in its sole discretion to be material, then the Borrowers shall pay as required to Section 5.8(d) to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(d)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail calculations (together with the basis and assumptions therefor) to establish such amount or amounts as shall be necessary to compensate without duplication such Lender (or participating banks or other entities pursuant to Section 13.3 subject to the limitations set forth therein) or such Issuing Bank or its holding company, as the case may be, under Section 5.8(a), Section 5.8(b) or Section 5.8(c) shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Lender or such Issuing Bank is entitled to receive. The Borrowers shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate within ten (10) days after its receipt of the same.

(e)    Any demand for compensation pursuant to this Section 5.8 must be made on or before one (1) year after the Lender or Issuing Bank incurs the expense, cost or economic loss referred to or such Lender or Issuing Bank shall be deemed to have waived the right to such compensation. The protection of this Section 5.8 shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or Issuing Bank for compensation.

(f)    Nothing in this Section 5.8 shall entitle any Lender to receive interest at a rate per annum in excess of the Highest Lawful Rate.

Section 5.9    Change in Legality.

(a)    Notwithstanding anything to the contrary herein contained, if any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR, Eurocurrency or Pounds Sterling Loan, then, by written notice to the Agent, such Lender may:

(i)    declare that SOFR, Eurocurrency or Pounds Sterling Loans will not thereafter be made by such Lender hereunder, whereupon any request by any Borrower for a SOFR, Eurocurrency or Pounds Sterling Borrowing in such unlawful currency shall, as to such Lender only, not be available, unless such declaration shall be subsequently withdrawn; and

(ii)    require that all outstanding SOFR Loans made by it be converted to Alternate Base Rate Loans, in which event all such SOFR Loans shall be automatically converted to Alternate Base Rate Loans or, if Eurocurrency or Pounds Sterling Loans, repaid, in each case, as of the effective date of such notice as provided in Section 5.9(b).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the SOFR Loans made by such Lender or the converted SOFR Loans of such Lender shall instead be applied to repay the Alternate Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans.

(b)    For purposes of Section 5.9(a), a notice to the Agent by any Lender shall be effective as to each Term SOFR and Eurocurrency Loan on the last day of each applicable Interest Period.

Section 5.10    Breakage Costs and Related Matters.

(a)    The Borrowers shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by the Company to fulfill on the date of any Acquisition Loan Borrowing hereunder the applicable conditions set forth in Article VIII, (ii) any failure by the Company to borrow, convert or continue hereunder after delivery of a Request for Borrowing for an Acquisition Loan Borrowing, including a notice of conversion or continuation that has been given pursuant to Section 3.3 or Section 5.15(a), (iii) any payment, prepayment or conversion of an Acquisition Loan that is a Term SOFR or Eurocurrency Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in payment or prepayment of the principal amount of any Acquisition Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Acquisition Loan or any part thereof as a SOFR, Eurocurrency or Pounds Sterling Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Lender of (A) its cost of obtaining the funds for the Acquisition Loan being paid, prepaid or converted or not borrowed (based on the Term SOFR Rate or Eurocurrency Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by such Lender) that could be realized by such Lender in reemploying during such period the funds so paid, prepaid or converted or not borrowed. A certificate of each Lender setting forth in reasonable detail calculations (together with the basis and assumptions therefore) to establish any amount or amounts which such Lender is entitled to receive pursuant to this Section 5.10 shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Lender is entitled to receive. Nothing in this Section 5.10 shall entitle any Lender to receive interest in excess of the Highest Lawful Rate.

(b)    The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Acquisition Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Lender; provided demand for compensation pursuant to this Section 5.10 must be made on or before one (1) year after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation. All amounts due under this Section 5.10 shall be payable within ten (10) days after receipt of demand therefor.

(c)    Notwithstanding anything to the contrary contained herein, Floor Plan Loans or Requests for Borrowing in respect of Floor Plan Loans shall not be subject to the indemnification provisions of this Section 5.10, and no losses, costs or expenses may be asserted by the Floor Plan Agent or any Floor Plan Lender against any Floor Plan Borrower as a consequence of any action or failure contemplated in Section 5.10(a) in respect of any Floor Plan Loans or any Requests for Borrowing in respect of Floor Plan Loans.

Section 5.11    Pro Rata Treatment. Except for (a) Borrowings advanced under the Acquisition Loan Commitments in Alternative Currencies, (b) the repayment of such Borrowings (which shall be pro rata for the benefit of the Lenders advancing same), (c) subsequent Borrowings under the Acquisition Loan in Dollars to bring each Lender thereunder back into compliance with such Lender’s Pro Rata Share of Acquisition Loan Commitments, (d) payment on the Swing Line Loans or the Swing Line Overdraft Loans or (e) as otherwise provided herein, each Borrowing, each payment or prepayment of principal of the Notes, each payment of interest on such Notes, each other reduction of the principal or interest outstanding under such Notes, however achieved, each payment of the Commitment Fees and each reduction of the Commitments shall be made, as applicable, in accordance with each Lender’s respective (i) Pro Rata Share of Floor Plan Loan Commitments and (ii) Pro Rata Share of Acquisition Loan Commitments.

Section 5.12    Place of Payments.

(a)    The Borrowers shall make all payments of principal and interest on any Floor Plan Loan, Swing Line Loan and any Swing Line Overdraft Loan or of the proceeds of the sale of any Motor Vehicle, on the date when due in Dollars to the Floor Plan Agent at the office specified by the Floor Plan Agent. The Borrowers shall make all payments of principal and interest on any Acquisition Loan denominated in Dollars on the date when due in Dollars to the Agent at U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota, or by wire transfer to U.S. Bank, ABA#091000022, for credit to account #0006854-2160600, reference: Group 1 Automotive, Inc., Attn: Syndication Services. The Borrowers shall make all payments of principal and interest on any Acquisition Loans denominated in an Alternative Currency to the Alternative Currency Agent at the place designated by said Agent in its notice therefor. Except as otherwise provided in this Agreement, the Borrowers shall make all payments (including principal of or interest on any Borrowing, the Agency Fee, or any other fees or other amounts) payable hereunder and under any other Loan Document not later than 1:00 p.m., Houston, Texas time if being paid to the Agent or the Floor Plan Agent, and Minneapolis, Minnesota time if being paid to the Alternative Currency Agent and, in each case, in immediately available funds, without setoff or counterclaim. The Agent, the Floor Plan Agent or the Alternative Currency Agent, as the case may be, shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b)    Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest and fees, if applicable; provided, all payments must be made on or before the Maturity Date.

(c)    Unless the Agent shall have received notice from a Lender prior to the date of a Borrowing that such Lender will not make available to the Agent its portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing. The Agent may, in reliance upon such assumption, make available to the appropriate Person on such date a corresponding amount. If, and to the extent that a Lender shall not have made its portion of a Borrowing available to the Agent, such Lender and the Borrowers severally, agree to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Agent until the date such amount is repaid to the Agent (i) in the case of the Borrowers, (A) at the Alternate Base Rate for Acquisition Loans made in Dollars and Floor Plan Loans and (B) at the Pounds Sterling Rate or Eurocurrency Rate, as applicable for Eurocurrency or Pounds Sterling Loans, and (ii) in the case of such Lender, at the Federal Funds Effective Rate for all Dollar denominated Loans and at the Eurocurrency Rate or Pounds Sterling Rate, as applicable, for all Alternative Currency denominated Loans. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender’s portion of such Borrowing for purposes of this Agreement.

Section 5.13    Sharing of Setoffs. Except as otherwise provided in Section 4.6(b) in connection with the payment of Swing Line Overdraft Loans, each Lender agrees that if it shall, in any manner, including through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Insolvency Proceeding or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Note held by such other Lender, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 5.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Person holding a participation in a Note under this Section 5.13 may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any such Borrower to such Lender as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

Section 5.14    Taxes.

(a)    Any and all payments by or on account of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any sum payable by a Withholding Agent then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower shall be increased by the amount necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.14) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholding been made.

(b)    The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)    The Borrowers shall indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability (including all assumptions and the basis therefor) delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error.

(d)    Each Lender shall severally indemnify the Agent and the Floor Plan Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Agent or the Floor Plan Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.3(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent or the Floor Plan Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each of the Agent and the Floor Plan Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Agent or the Floor Plan Agent under this paragraph (d).

(e)    Within thirty (30) days after the date of any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 5.14, such Borrower shall deliver to the Agent a certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI (or any successor form);

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.14-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN (or any successor form); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.14-2 or Exhibit 5.14-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.14-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the relevant Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the relevant Borrower and the Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.14 (including by the payment of additional amounts pursuant to this Section 5.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all related out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    For purposes of this Section 5.14, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(i)    Each party’s obligations under this Section 5.14 shall survive the resignation or replacement of the Agent or the Floor Plan Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligation under any Loan Document.

Section 5.15    Applicable Interest Rate.

(a)    The Company shall have the right with respect to Acquisition Loan Borrowings, at any time upon prior irrevocable notice to the Agent (x) not later than 10:00 a.m., Houston, Texas time, on the date of conversion, to convert any Term SOFR Borrowing into an ABR Borrowing, (y) not later than 11:00 a.m., Houston, Texas time, three (3) Business Days prior to conversion or continuation, to convert all or any portion of any ABR Borrowing into a Term SOFR Borrowing, to continue all or any portion of any Term SOFR Borrowing as a Term SOFR Borrowing for an additional Interest Period, or to select another Interest Period therefor, and (z) not later than 11:00 a.m., Minneapolis, Minnesota time, four (4) Business Days prior to continuation, to continue all or any portion of any Eurocurrency Borrowing for an additional Interest Period, subject, in each case, to the following:

(i)    each conversion or continuation shall be made among the Lenders, in accordance with each Lender’s Pro Rata Share of Acquisition Loan Commitments subject to the provisions of Section 3.1(b) and Section 3.2(c)(ii) hereof;

(ii)    if less than all the outstanding principal amount of any such Acquisition Loan shall be converted or continued, the aggregate principal amount of such Acquisition Loan converted or continued shall be an integral multiple of $1,000,000, and not less than 1,000,000 Dollars, Euros or Pounds Sterling as appropriate;

(iii)    if any Term SOFR or Eurocurrency Loan is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay any amounts due to the Lenders under Section 5.10;

(iv)    any portion of a Borrowing required to be repaid in less than one month may not be converted into or continued as a Term SOFR Borrowing, Eurocurrency Borrowing or Pounds Sterling Borrowing, as the case may be;

(v)    (A) any portion of a Term SOFR Borrowing that cannot be converted into or continued as a Term SOFR Borrowing by reason of clause (iv) above shall be automatically converted at the end of the Interest Period in effect for such Acquisition Loan Borrowing into an ABR Borrowing and (B) any portion of a Eurocurrency Borrowing or Pounds Sterling Borrowing that cannot be continued as such by reason of clause (iv) above shall be converted into a Borrowing at a rate determined by the Alternative Currency Agent, in its sole discretion, to be the then approximate equivalent of the rate previously being charged on said Borrowing; and

(vi)    accrued interest on an Acquisition Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

Each notice pursuant to this Section 5.15(a) shall be irrevocable and specify (w) the identity and amount of the Acquisition Loan Borrowing that the Company requests to be converted or continued, (x) whether such Acquisition Loan Borrowing is to be converted to or continued as a SOFR, Eurocurrency or Pounds Sterling Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Acquisition Loan Borrowing is to be converted to or continued as a Term SOFR or Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR or Eurocurrency Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month’s duration. The Agent or Alternative Currency Agent, as applicable, shall promptly advise the other Lenders of any notice given pursuant to this Section 5.15(a) and of each Lender’s portion of any converted or continued Borrowing and the applicable interest rate. If the Company shall not have given written notice in accordance with this Section 5.15(a) to continue any Term SOFR or Eurocurrency Borrowing into a subsequent Interest Period (and shall not otherwise have given written notice in accordance with this Section 5.15(a) to convert such Acquisition Loan Borrowing), such Acquisition Loan Borrowing shall be automatically continued for an identical Interest Period to the one expiring.

(b)    The Company shall have the right with respect to Floor Plan Loan Borrowings, on behalf of any Floor Plan Borrower, at any time upon prior irrevocable notice (including via facsimile or email) to the Agent not later than 11:00 a.m., Houston, Texas time, one Business Day prior to conversion or continuation, to continue all or any portion of any Term SOFR Borrowing of any Floor Plan Borrower as a Term SOFR Borrowing for an additional Interest Period, unless a Floor Plan Event of Default has occurred and is continuing, in which case, at its option, the Agent may require conversion to the Alternate Base Rate subject in each case to the following:

(i)    each conversion or continuation shall be made pro rata among the Lenders, in accordance with each Lender’s Pro Rata Share of Floor Plan Loan Commitments;

(ii)    intentionally omitted;

(iii)    any portion of a Term SOFR Borrowing maturing or required to be repaid in less than seven (7) days may not be converted into or continued as a Term SOFR Borrowing;

(iv)    any portion of a Term SOFR Borrowing which cannot be converted into or continued as a Term SOFR Borrowing by reason of clause (iii) above shall be automatically converted at the end of the Interest Period in effect for such Floor Plan Loan Borrowing into an Alternate Base Rate Loan; and

(v)    accrued interest on an Floor Plan Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

Each notice pursuant to this Section 5.15(b) shall be irrevocable and specify (w) the identity and amount of the Floor Plan Loan Borrowing that the Company requests to be converted or continued, (x) whether such Floor Plan Loan Borrowing is to be converted to or continued as a Term SOFR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Floor Plan Loan Borrowing is to be converted to or continued as a Term SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month’s duration. The Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 5.15(b) and of each Lender’s portion of any converted or continued Borrowing. If the Company shall not have given written notice in accordance with this Section 5.15(b) to continue any Term SOFR Borrowing into a subsequent Interest Period (and shall not otherwise have given written notice in accordance with this Section 5.15(b) to convert such Floor Plan Loan Borrowing), such Floor Plan Loan Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Term SOFR Borrowing for an identical Interest Period to the one expiring.

Section 5.16    Extension of Maturity Date.

(a)    If no Default or Event of Default has occurred and is then continuing, the Company may, by written notice to Agent (with sufficient copies for each Lender) (which notice shall be irrevocable and which shall not be effective unless actually received by Agent) prior to

April 1, but not before March 1, of each fiscal year, request that the Lenders extend the then applicable Maturity Date to a date that is one year later than the Maturity Date then in effect. Each Lender shall, not later than April 30th of such fiscal year, give written notice to the Agent stating whether such Lender is willing to extend the Maturity Date as requested. If Agent has received the written approvals of such request from each of the Lenders, then, effective upon the date of the Agent’s receipt of all such written approvals from the Lenders, the Maturity Date shall be so extended for an additional one year period, the term “Maturity Date” means such extended date and the Agent shall promptly notify the Company and the Lenders that such extension has occurred.

(b)    If (i) any Lender gives the Agent written notice that it is unwilling to extend the Maturity Date as requested or (ii) any Lender fails to provide written approval to Agent of such a request on or before April 30 of such fiscal year, then, subject to Section 5.17(b)(iv), the Lenders shall be deemed to have declined to extend the Maturity Date, and the then-current Maturity Date shall remain in effect.

Section 5.17    Mitigation Obligations; Replacement Lenders.

(a)    Any Lender claiming any additional amounts payable pursuant to Section 5.8 or Section 5.14 or an illegality under Section 5.9 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts or remove such illegality which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with the making of such a filing or change.

(b)    If any Lender (i) makes a demand for compensation pursuant to Section 5.8(a), Section 5.8(b) or Section 5.8(c), (ii) notifies the Agent of the unlawfulness of such Lender making or maintaining SOFR, Eurocurrency or Pounds Sterling Loans as provided in Section 5.9, (iii) requests the Borrowers to make payments for Taxes pursuant to Section 5.14, (iv) gives the Agent notice as provided in Section 5.16(b) that it is unwilling to extend the Maturity Date or fails to provide approval of such extension or fails to approve any amendment, consent or waiver requiring the approval of all Lenders but which has been approved by Lenders having at least 80% of the Pro Rata Share of Total Commitments or (v) is a Defaulting Lender, then in any such event the Company may, unless such Lender has notified the Company that the circumstances giving rise to such event no longer apply, terminate, in whole but not in part, the Commitments of such Lender (the “Terminated Lender”) at any time upon five Business Days’ prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a “Notice of Termination”).

(c)    In order to effect the termination of the Commitments of a Terminated Lender, the Company shall (i) obtain an agreement with one or more Lenders to increase their Commitments, (ii) request any one or more other Persons to become a “Lender” in place and instead of such Terminated Lender and agree to accept its Commitments subject to the terms hereof or (iii) request a reduction under Section 5.5(a); provided, such one or more other such Persons are Eligible Assignees reasonably acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed) and become parties by executing an Assignment and Acceptance (the Lenders or other Persons that agree to accept in whole or in part the Commitments being referred to herein as the “Replacement Lenders”), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitments of the Terminated Lenders; provided, further, that (A) in the case of any assignment to a Replacement Lender resulting from a claim for compensation under Section 5.8 or payments required to be made pursuant to Section 5.14, such assignment will result in a reduction in such compensation or payments thereafter and (B) in the case of any assignment to a Replacement Lender resulting from the circumstances described in Section 5.17(b)(iv), such Replacement Lender shall have consented to the applicable extension, amendment, consent or waiver.

(d)    The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Termination Date”), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitments, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s Commitments to be assigned to each Replacement Lender.

(e)    On the Termination Date: (i) the Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Commitments to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender’s Commitments to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its then outstanding Loans so assigned then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its applicable Note(s), payable without recourse, representation or warranty to the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s) held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, (iv) the Company and each Borrower shall, upon request, execute and deliver, at its own expense, new Notes to the Replacement Lenders in accordance with their respective interests, (v) the Company shall, upon request, pay any compensation or other amounts due to the Terminated Lender hereunder and (vi) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender to the extent of such assignment from and after such date with the like effect as if becoming a Lender pursuant to the terms of Section 13.3. To the extent not in conflict, the terms of Section 13.3 shall supplement the provisions of this Section 5.17.

Section 5.18    Increase of Commitments.

(a)    At any time after the Closing Date, provided that no Event of Default shall have occurred and be continuing, the Company may request an increase of the Total Commitment by notice thereof to the Agent in writing (such notice, a “Commitment Increase Notice”), in an amount not less than $25,000,000 nor more than $400,000,000 in the aggregate. The Agent will provide the Lenders with notice of such Commitment Increase Notice. Such increase shall be allocated between the Total Floor Plan Loan Commitment and Total Acquisition Loan Commitment as requested by Borrower, provided, following any such increase, the Acquisition Loan Commitment shall not exceed 25% of the Total Commitment. Any such Commitment Increase Notice shall be in a form reasonably satisfactory to the Agent, and must offer each Lender the opportunity to subscribe for its pro rata share of each increased Commitment. If the Company does not receive either telephonic or written notice from the Agent that all of the increased Commitment is subscribed for by the Lenders within fifteen (15) Business Days after the delivery of the Commitment Increase Notice, the Company may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Lender, offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to Section 5.18(b) or Section 5.18(c), as applicable.

(b)    Any additional bank or financial institution that the Company selects to offer participation in the increased Commitments, and that elects to become a party to this Agreement with the Company and the Agent (a “New Lender”), by the execution of an agreement (a “New Lender Agreement”) substantially in the form of Exhibit 5.18(b), shall become a Lender for all purposes and to the same extent as if originally a party hereof and shall be bound by and entitled to the benefits of this Agreement. The Commitment of any such New Lender shall be in an amount not less than $10,000,000, and such Commitment must be comprised of both a Floor Plan Loan Commitment and an Acquisition Loan Commitment, both in the same ratio with respect to the Total Floor Plan Loan Commitment and the Total Acquisition Loan Commitment. Upon delivery to the Agent of one or more New Lender Agreements, the Agent shall enter such New Lender and its Commitment in the Register and distribute a new Schedule 1.1(a) reflecting the Commitment of such New Lender and the Total Commitment, as increased.

(c)    Any Lender that accepts an offer by the Company to increase its Commitment pursuant to this Section 5.18 shall, in each case, execute an agreement whereby it agrees to be bound by, and accept the benefits of, this Agreement and the other Loan Documents (a “Commitment Increase Agreement”) substantially in the form of Exhibit 5.18(c), with the Company and the Agent. Upon delivery to the Agent of one or more Commitment Increase Agreements, the Agent shall enter such Lender’s increased Commitment in the Register and distribute a new Schedule 1.1(a) reflecting the increased Commitment of such Lender and the Total Commitment, as increased.

(d)    The effectiveness of any Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Company and legal opinions of counsel to the Company as the Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Agent.

(e)    Additional Loans made on or after the date that any bank or financial institution becomes a New Lender pursuant to Section 5.18(b) or any Lender’s Commitment is increased pursuant to Section 5.18(c) (the “Re-Allocation Date”) shall be made pro rata based on the Lenders’ respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of any Loans subject to an Interest Period outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto and the making of new Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of any Loans subject to an Interest Period, such Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Loans will be paid thereon to the respective Lenders holding such Loans pro rata based on the respective principal amounts thereof outstanding.

(f)    Notwithstanding anything to the contrary in this Section 5.18, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Commitments pursuant to this Section 5.18, the aggregate amount of the Commitments shall not exceed $2,400,000,000.

(g)    The Company shall execute and deliver a Note or Notes to each New Lender and replacement Notes to Lenders signing a Commitment Increase Agreement in the amount of said Persons’ Commitments.

Section 5.19    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent or any Issuing Bank (with a copy to the Agent) the Company shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount equal to the Fronting Exposure at such time. In the event the Company Cash Collateralizes the Swing Line Bank’s Fronting Exposure with respect to such Defaulting Lender as contemplated by Section 5.20(a)(v), the provisions of this Section 5.19 shall apply equally to such Cash Collateral for the benefit of the Swing Line Bank and its Fronting Exposure with respect to such Defaulting Lender.

(a)    The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (b) below. If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Fronting Exposure as of such date, the Company will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.19 or Section 5.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 5.20, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 5.20    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Pro Rata Share of Acquisition Loan Commitments, Pro Rata Share of Floor Plan Loan Commitments, Pro Rata Share of Total Commitments and Required Lenders and the last sentence of Section 13.7(b).

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent or the Floor Plan Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 13.5 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent and the Floor Plan Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swing Line Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.19; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share or Letter of Credit Advances in respect of which such Defaulting Lender has not funded the appropriate amount, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 8.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the respective Commitments without giving effect to Section 5.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any Commitment Fees pursuant to Section 5.4(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees pursuant to Section 6.7(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.19.

(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swing Line Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s Letter of Credit Exposure and Swing Line Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with (A) their respective Pro Rata Shares of Acquisition Loan Commitments in the case of such Letter of Credit Exposure and (B) their respective Pro Rata Shares of Floor Plan Loan Commitments in the case of such Swing Line Exposure (in each case, calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that such reallocation does not cause (1) the sum of all Non-Defaulting Lenders’ outstanding Loans, Swing Line Exposure and Letter of Credit Exposure plus such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure to exceed the total of all Non-Defaulting Lenders’ Commitments and (2) any Non-Defaulting Lender’s outstanding Loans, Swingline Exposure and Letter of Credit Exposure to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Agent (at its discretion, or acting at the request of the Swing Line Bank or any Issuing Bank), without prejudice to any right or remedy available to it hereunder or under law, (x) first, Cash Collateralize or prepay Swing Line Loans in an amount equal to the Swing Line Bank’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 5.19.

(b)    Defaulting Lender Cure. If the Company, the Agent, the Floor Plan Agent, the Swing Line Bank and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans, Letter of Credit Exposure and Swing Line Exposure to be held pro rata by the Lenders in accordance with the respective Commitments (without giving effect to Section 5.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Bank shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure with respect to such Defaulting Lender, after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure with respect to such Defaulting Lender after giving effect thereto.

ARTICLE VI

LETTERS OF CREDIT

Section 6.1    General.

(a)    On the terms and conditions set forth herein (i) each Issuing Bank severally agrees from time to time on any Business Day during the period from the Closing Date to the Business Day which is thirty (30) days prior to the Maturity Date (the “Letter of Credit Termination Date”) to Issue one or more Letter or Letters of Credit for the account of any

Borrower; and (ii) the Acquisition Loan Lenders severally agree to participate in such Letters of Credit; provided, that no Issuing Bank shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if, as of the date of request of such Letter of Credit, after giving effect to the maximum amount payable under such Letter of Credit, (A) the aggregate principal amount of all Letter of Credit Obligations outstanding shall at any time exceed the aggregate Letter of Credit Commitments of all Issuing Banks, (B) the aggregate principal amount of all Letter of Credit Obligations outstanding in respect of Letters of Credit Issued by such Issuing Bank shall at any time exceed such Issuing Bank’s Letter of Credit Commitment or (C) the aggregate principal amount of Acquisition Loans outstanding, plus the Letter of Credit Obligations outstanding as of such day, shall exceed the Acquisition Loan Advance Limit. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrowers to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, prior to the Letter of Credit Termination Date, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)    No Issuing Bank is under any obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit such Issuing Bank, or request that such Issuing Bank refrain, from the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense (for which such Issuing Bank is not otherwise compensated hereunder) which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; (ii) such Issuing Bank has received written notice from any Lender, the Agent or any Borrower, on or before the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the conditions contained in Section 8.3 in respect of Acquisition Loans is not then satisfied; (iii) the expiration date of any requested Letter of Credit is more than one (1) year from the date of Issuance thereof or after the Maturity Date; or (iv) any requested Letter of Credit is not in form and substance reasonably acceptable to such Issuing Bank, or the Issuance of such Letter of Credit shall violate any applicable policies of such Issuing Bank or, the Issuance of a Letter of Credit is for an amount less than $100,000 or to be denominated in a currency other than Dollars.

Section 6.2    Issuance, Amendment and Renewal of Letters of Credit.

(a)    Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the relevant Issuing Bank (with a copy sent by any Borrower to the Agent) at least three (3) Business Days (or such shorter time as the relevant Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in writing, in the form of a Letter of Credit Application. Each Letter of Credit (i) will be for the account of such Borrower, (ii) will be a non-transferable standby letter of credit to support certain payment or performance obligations of such Borrower, (iii) will be for purposes reasonably satisfactory to the relevant Issuing Bank and (iv) will contain such terms and provisions as may be customarily required by the relevant Issuing Bank.

(b)    Prior to the Issuance of any Letter of Credit, the relevant Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment Application from any Borrower and, if not, such Issuing Bank will provide the Agent with a copy thereof. Unless the relevant Issuing Bank (i) has received notice prior to its Issuance of a requested Letter of Credit from the Agent (A) directing such Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under this Section 6.2, or (B) that one or more conditions specified in Article VIII are not then satisfied or waived or (ii) is otherwise not obligated to issue such Letter of Credit under Section 6.1, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of such Borrower in accordance with such Issuing Bank’s usual and customary business practices.

(c)    From time to time while a Letter of Credit is outstanding and prior to the Letter of Credit Termination Date, the relevant Issuing Bank will, upon the written request of any Borrower received by such Issuing Bank (with a copy sent by the Borrower to the Agent) at least three (3) Business Days (or such shorter time as such Issuing Bank may agree in particular instance in its sole discretion) prior to the proposed date of amendment or extension, amend any Letter of Credit Issued by it or extend the expiry date. Each such request for amendment or extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the relevant Issuing Bank shall require. No Issuing Bank shall be under any obligation to amend or extend the expiry date any Letter of Credit if: (i) such Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)    Upon receipt of notice from the relevant Issuing Bank, the Agent will promptly notify the Lenders of the Issuance of a Letter of Credit and any amendment or extension thereto.

(e)    If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the relevant Issuing Bank that such Letter of Credit shall not be renewed, the relevant Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Borrowers and the Lenders hereby authorize such renewal. The relevant Issuing Bank shall not be obligated to allow such Letter of Credit to renew if such Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit under the terms of this Agreement.

(f)    Any Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiration date of any Letter of Credit to be a date not later than the Maturity Date.

(g)    This Agreement shall control in the event of any conflict with any Letter of Credit Related Document.

(h)    Each Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment or extension to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit, amendment, or extension to a Letter of Credit.

Section 6.3    Risk Participations, Drawings and Reimbursements.

(a)    Immediately upon the Issuance of each Letter of Credit, the Acquisition Loan Lenders hereby irrevocably and unconditionally agree to, and hereby, purchase from the relevant Issuing Bank participation interests in such Letters of Credit and each drawing thereunder, ratably in amounts equal to the product of (i) each such Lender’s Pro Rata Share of Acquisition Loan Commitments, and (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Acquisition Loan Commitment of each Acquisition Loan Lender by an amount equal to the amount of such participation (including for the purpose of calculating fees payable pursuant to Section 5.4).

(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the relevant Issuing Bank will promptly notify the Company. In the case of Letters of Credit under which drawings are payable one or more Business Days after the drawing is made, the relevant Issuing Bank will give such notice to the Company at least one Business Day prior to the Honor Date. The Company shall reimburse the relevant Issuing Bank prior to 11:00 a.m., Houston, Texas time, on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an “Honor Date”) in an amount equal to the amount so paid by such Issuing Bank. In the event the Company fails to reimburse the relevant Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m., Houston, Texas time, on the Honor Date, such Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested an Alternate Base Rate Loan that is an Acquisition Loan be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Acquisition Loan Commitment. Any notice given by an Issuing Bank or the Agent pursuant to this Section 6.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)    The Acquisition Loan Lenders shall, subject to the conditions set forth in Article VII, in accordance with their respective Pro Rata Share of Acquisition Loan Commitments upon any notice pursuant to Section 6.3(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to the amount of the drawing, whereupon the Lenders shall each be deemed to have made an Acquisition Loan consisting of an Alternate Base Rate Loan to the applicable Borrower in that amount. If any Acquisition Loan Lender so notified fails to make available to the Agent for the account of the relevant Issuing Bank said amount by no later than 12:00 noon, Houston, Texas time, on the Honor Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Honor

Date to the date such Lender makes such payment, at the rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Agent will promptly give notice to each Lender of the occurrence of any Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 6.3.

(d)    With respect to any unreimbursed drawing that is not converted into an Alternate Base Rate Loan in whole or in part, because of failure of the Company to satisfy the conditions set forth in Article VIII or for any other reason, the Company shall be deemed to have incurred from the relevant Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Alternate Base Rate plus two percent (2%) per annum, and each Lender’s payment to such Issuing Bank pursuant to Section 6.3(b) shall constitute payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section 6.3.

(e)    Each Acquisition Loan Lender’s obligation in accordance with this Agreement to make Acquisition Loans or Letter of Credit Advances, as contemplated by this Section 6.3, as a result of a drawing under the Letter of Credit, shall be absolute and unconditional and without recourse to the relevant Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 6.4    Repayment of Participation.

(a)    When the Agent receives (and only if the Agent receives), for the account of an Issuing Bank, immediately available funds from the Borrowers (i) in respect of which any Acquisition Loan Lender has paid the Agent for the account of such Issuing Bank for such Lender’s participation in the Letter of Credit Advance pursuant to Section 6.3 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of such Issuing Bank, the amount of such funds attributable to each such Lender and such Issuing Bank shall receive and retain the amount of such funds attributable to any Lender that did not so pay the Agent for the account of such Issuing Bank.

(b)    If the Agent or an Issuing Bank is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in an Insolvency Proceeding, any portion of the payments made by the Borrowers to the Agent for the account of such Issuing Bank pursuant to Section 6.4(a) in reimbursement of a payment made under the Letter of Credit Advance or interest thereon, each of the Acquisition Loan Lenders shall, on demand of the Agent, in accordance with each Lender’s Pro Rata Share of Acquisition Loan Commitments, forthwith return to the Agent or such Issuing Bank the amount so returned by the Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

Section 6.5    Role of the Issuing Bank.

(a)    Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)    No Issuing Bank, nor any of its correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

(c)    The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement or assume risks or losses arising out of the gross negligence, bad faith or willful misconduct of an Issuing Bank. No Issuing Bank, nor any correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 6.6; provided, however, that any Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary damages suffered or incurred by such Borrower(s) which are caused by such Issuing Bank’s willful misconduct or gross negligence (i) in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and any other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) its failure to comply with the obligations imposed upon it, as an issuing bank, under applicable state law; provided, however, that (y) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and (z) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

Section 6.6    Obligations Absolute. The Obligations of the Borrowers under this Agreement and any Letter of Credit Related Document to reimburse the relevant Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into an Acquisition Loan, shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following: (a) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any Letter of Credit; (c) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any such transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit-Related Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, bad faith or willful misconduct of such Issuing Bank; (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (e) any payment by such Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit or any payment made by such Issuing Bank under any Letter of Credit to any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (f) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of any Borrower in respect of any Letter of Credit; or (g) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower.

Section 6.7    Letter of Credit Fees.

(a)    Letter of Credit Fees. The Company shall pay to the Agent for the account of each of the Acquisition Loan Lenders a letter of credit fee (the “Letter of Credit Fees”) with respect to outstanding Letters of Credit equal to the greater of: (i) $500, or (ii) (A) the lesser of (x) the Applicable Margin for SOFR Loans that are Acquisition Loans or (y) one and one half percent (1.50%) per annum multiplied by the average daily maximum amount potentially available to be drawn on such outstanding Letters of Credit at any time during the term thereof up to an aggregate face amount of $15,000,000, and (B) the Applicable Margin for SOFR Loans that are Acquisition Loans for the daily average face amount available in excess of $15,000,000.

(b)    Fronting Fees. The Company shall pay to each Issuing Bank for its own account a letter of credit fronting fee (the “Fronting Fees”) for each Letter of Credit Issued by such Issuing Bank equal to one hundred twenty-five-one-thousandths percent (0.125%) per annum multiplied by the maximum amount potentially available to be drawn on such outstanding Letters of Credit at any time during the term thereof.

(c)    Calculation of Fees. The Letter of Credit Fees and the Fronting Fees each shall be computed on a quarterly basis in arrears within three Business Days after the last day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent (computed on the basis of the actual number of days elapsed over a year of 360 days). Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date, with the final payment to be made on the Maturity Date.

(d)    Other. The Company shall pay to each Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges of such Issuing Bank relating to Letters of Credit Issued by such Issuing Bank as from time to time in effect.

Section 6.8    Cash Collateralization.

(a)    If any Event of Default shall occur and be continuing, or the Total Acquisition Loan Commitment is terminated or reduced to an amount insufficient to fund the outstanding Letter of Credit Obligations, the Company agrees that it shall on the Business Day it receives notice from the Agent, acting upon instructions of the Required Lenders, it will immediately repay in full all Swing Line Overdraft Loans and, after making such payment, deposit in an account (the “Cash Collateral Account”) held by the Agent, for the benefit of the Acquisition Loan Lenders, an amount of cash equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Agent as Collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including exclusive right of withdrawal, over such account. Funds in the Cash Collateral Account shall be held in a blocked, interest-bearing account held by the Agent upon such terms and in such type of account as customary at the depository institution. The Company shall pay any fees charged by the Agent which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Agent to the payment of outstanding reimbursement Obligations in respect of Letters of Credit and interest thereon, (ii) be held for the satisfaction of future reimbursement Obligations of the Borrowers in respect of Letters of Credit, and (iii) in the event the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy the Obligations. If the Company shall provide Cash Collateral under this Section 6.8(a) or shall prepay any Letter of Credit and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders agree that the Agent is hereby authorized, without further action by any other Person, to release the Lien in such cash and will direct the Agent to remit to the Company amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

(b)    As security for the payment of all Obligations, each Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent’s favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Agent’s request, each Borrower promptly shall execute and deliver any and all such further instruments and documents as may be reasonably necessary, appropriate or desirable in the Agent’s judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 6.8(b) and of the rights and powers herein granted.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Company, as to itself and as to each of its Subsidiaries and each of the Borrowers other than the Company, as to itself and its Subsidiaries only, represent and warrant to the Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders as follows:

Section 7.1    Organization; Corporate Powers. The Company and each of its Subsidiaries is duly organized only under the laws of the state (or in the case of Unrestricted Subsidiaries, the country) of its incorporation and each Restricted Subsidiary is validly existing and in good standing under the laws of the state of its respective incorporation or organization, has the requisite power and authority, governmental licenses, consents and approvals to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required and is in compliance with all Requirements of Law except where the failure to so qualify or comply could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of their Restricted Subsidiaries has the corporate power to execute, deliver and perform its Obligations under this Agreement and the other Loan Documents to which it is a party, to borrow hereunder and to execute and deliver the Notes and the Swing Ling Note.

Section 7.2    Authorization. The execution, delivery and performance of this Agreement and the Loan Documents, the Borrowings hereunder, and the execution and delivery of the Notes by the Borrowers, the issuance of Letters of Credit and Drafting Agreements hereunder and the use of the proceeds of the Borrowings (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Company and each other Borrower and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate of incorporation or the bylaws of the Company or any Borrower, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Company or any other Borrower or (C) any provisions of any indenture, agreement or other instrument to which the Company or any other Borrower is a party, or by which the Company or any other Borrower or any of their respective properties or assets are or may be bound which violation could reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above which violation could reasonably be expected to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien whatsoever upon any property or assets of the Company or any other Borrower other than under the Loan Documents.

Section 7.3    Governmental Approval. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement, any other Loan Document, the execution and delivery of the Notes or repayment of the Borrowings hereunder.

Section 7.4    Enforceability. This Agreement and each of the Loan Documents have been duly executed and delivered by each of the Borrowers and each of their Subsidiaries which is a party thereto and constitute legal, valid and binding obligations of the Borrowers and such Subsidiaries; and the Notes, when duly executed and delivered by each applicable Borrower, will constitute legal, valid and binding Obligations of such Borrower(s), in each case enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and general principles of equity).

Section 7.5    Financial Statements.

(a)    The audited consolidated financial statement of the Company and its Subsidiaries, as of December 31, 2021, a copy of which has been furnished to the Lenders, has been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and presents fairly in all material respects the financial condition of the Company and its Subsidiaries, as at such date, and the consolidated results of the operations of the Company and its Subsidiaries for the period then ended.

(b)    The Form 10-K of the Company for the fiscal year ended December 31, 2021, a copy of which has been furnished to the Lenders, has been prepared in accordance with all applicable rules, regulations and guidelines of the Securities and Exchange Commission and presents fairly in all material respects the financial condition of the Company and its Subsidiaries, as at such date, and the results of their operations for the periods then ended.

Section 7.6    No Material Adverse Change. There has been no material adverse change in the businesses, assets, operations, prospects or condition, financial or otherwise, as determined on a consolidated basis, of the Company or any of its Subsidiaries, since December 31, 2021.

Section 7.7    Title to Properties; Security Documents.

(a)    Each Borrower has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, (ii) Permitted Liens, and (iii) minor defects in title that do not interfere with the ability of such Borrower to conduct its business as now conducted.

(b)    The Security Documents contain descriptions of the Collateral sufficient to grant to the Agent for the benefit of the Secured Parties, perfected Liens therein pursuant to applicable law and the terms, provisions and conditions of this Agreement.

Section 7.8    Litigation; Compliance with Laws; Etc.

(a)    There are no actions, suits or proceedings, except as specified in Schedule 7.8(a), at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any of the Borrowers, threatened against or affecting any of the Borrowers or the business, assets or rights of any of the Borrowers as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably to be expected to have a Material Adverse Effect.

(b)    (i) None of the Borrowers is in violation of any law, the breach or consequence of which could reasonably be expected to have a Material Adverse Effect, (ii) to the best knowledge of the Borrowers after due investigation, the Borrowers are in material compliance with all statutes and governmental rules and regulations applicable to them, and (iii) none of the

Borrowers is in default under any material order, writ, injunction, award or decree of any Governmental Authority binding upon it or its assets or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which any of its properties may be bound, which default could reasonably be expected to have a Material Adverse Effect. Nothing has occurred which would materially and adversely affect the ability of any Borrower to carry on its business as now conducted or perform its obligations under any such order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.

Section 7.9    Agreements; No Default.

(a)    None of the Borrowers is a party to any agreement or instrument or subject to any corporate restriction reasonably to be expected to have a Material Adverse Effect.

(b)    No Event of Default has occurred and is continuing.

Section 7.10    Federal Reserve Regulations.

(a)    Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)    No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X; provided, however, the Company may acquire Margin Stock if, upon the acquisition of such Margin Stock, twenty-five percent (25%) or less of the Company’s total assets subject to the restrictions set forth in Section 10.1 would then be composed of Margin Stock, and the Company shall furnish to the Agent upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

Section 7.11    Taxes. The Company and each of its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Neither the Company nor any of its Subsidiaries is aware of any proposed assessment against it for additional taxes (or any basis for any such assessment) which could reasonably be expected to have a Material Adverse Effect.

Section 7.12    Pension and Welfare Plans. Except for matters that could not reasonably be expected to have a Material Adverse Effect: (a) each Plan complies in all respects with all applicable statutes and governmental rules and regulations; (b) no Reportable Event has occurred and is continuing with respect to any Plan; (c) since December 31, 2009, neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan or instituted steps to do so, except as listed on Schedule 7.12; and (d) since December 31, 2009, no steps have been instituted to terminate any Plan, except as listed on Schedule 7.12. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except for circumstances that could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in Section 4064 of ERISA. None of the Borrowers has any contingent liability with respect to any post-retirement “welfare benefit plans,” as such term is defined in ERISA which could reasonably be expected to have a Material Adverse Effect. Except for matters that could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any ERISA Affiliate has any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan.. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 7.13    No Material Misstatements. As of the Closing Date, neither this Agreement, the other Loan Documents, the Confidential Information Memorandum nor any other document delivered by or on behalf of the Company or any Subsidiary in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 7.14    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or company “controlled” by an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 7.15    Maintenance of Insurance. The Company and each of its Subsidiaries agree to maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

Section 7.16    Existing Liens. None of the assets of the Company or any Borrower is subject to any Lien, except:

(a)    Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and other like statutory or contractual Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than ninety (90) days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(c)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and to secure performance of tenders, statutory obligations, surety and appeal bonds and similar obligations;

(d)    deposits to secure the performance of bids, trade contracts, statutory obligations, lease obligations, and other obligations of a like nature incurred in the ordinary course of business, and Liens securing reimbursement obligations created by open letters of credit for the purchase of inventory;

(e)    zoning, easements and restrictions on the use of real property that do not materially impair the use for such property;

(f)    Liens granted by a Subsidiary of the Company to secure such Subsidiary’s Indebtedness to the Company or to any other Subsidiary of the Company;

(g)    Liens, if any, disclosed in the financial statements referred to in Section 7.5;

(h)    Liens listed on Schedule 7.16(h) and Liens permitted by Section 10.2; and

(i)    Liens arising by virtue of statutory, common law or contractual provisions relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit, brokerage and similar accounts (or funds, securities or other assets maintained therein) with a creditor depository or similar institution.

Section 7.17    Environmental Matters. Each Borrower has complied in all respects with all applicable federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Restricted Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure could reasonably be expected to have a Material Adverse Effect. Neither the Company, any of its Restricted Subsidiaries nor any of its facilities manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any regulations promulgated pursuant thereto or in any other applicable law where such violation could reasonably be expected to have, individually or together with other violations, a Material Adverse Effect.

Section 7.18    Subsidiaries. As of the Closing Date, (i) the Company has no Restricted Subsidiaries, and no Restricted Subsidiary has a Restricted Subsidiary other than those specifically disclosed in part (a) of Schedule 7.18, (ii) neither the Company nor any Restricted Subsidiary has any equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 7.18, and (iii) all of the Restricted Subsidiaries of the Company (other than those listed in the first sentence of Section 9.16(b)) are parties hereto and fully liable hereunder to the extent set forth herein. The state of incorporation or formation, the address, principal place of business and a list of other business locations where a material portion of its Motor Vehicles are located for each Restricted Subsidiary are specified in part (a) of Schedule 7.18. The Company and/or each of its Restricted Subsidiaries is the owner, directly or indirectly, free and clear of all Liens (except for Liens in favor of the Agent and the Lenders and transfer restrictions contained in the Dealer/Manufacturer Agreements), of all of the issued and outstanding voting stock of each Restricted Subsidiary disclosed on Schedule 7.18 (except where ownership of less than one hundred percent (100%) is indicated on Schedule 7.18). All shares of such stock of corporate entities have been validly issued and are fully paid and nonassessable, and no rights to subscribe to additional shares have been granted or exist.

Section 7.19    Engaged in Motor Vehicle Sales. The Floor Plan Borrowers are engaged in the business of selling Motor Vehicles. All such Motor Vehicles consist solely of goods held by the Borrowers for sale; no sales or other transactions involving such Motor Vehicles are and will not become subject to set-off, counterclaim, defense, allowance, or adjustment (other than claims the aggregate amount of which shall not be material). Except as permitted by Section 7.16(h), as of the Closing Date, there is no financing statement, or similar statement or instrument of registration under the laws of any jurisdiction, covering or purporting to cover any interest of any kind in all such Motor Vehicles or their proceeds on file or registered in any public office other than a financing statement in favor of the Agent for the benefit of the Secured Parties covering all such Motor Vehicles. All such Motor Vehicles are free from damage caused by fire or other casualty, unless covered by insurance, subject to customary deductibles. The locations (and addresses) set forth in Schedule 7.18 are the primary locations at which the Company and each other Borrower keep the Motor Vehicles held as inventory, except off-site storage or parking and except when such Motor Vehicles may be in transit between locations, in transit for ‘dealer swaps’ or being test driven by potential customers. The addresses set forth in Schedule 7.18 are each Floor Plan Borrower’s place of business and the Company and each other Borrower is formed or incorporated only in the state shown for it on Schedule 7.18 hereto. All of each Floor Plan Borrower’s books and records with regard to all Motor Vehicles are maintained and kept at the address(es) of such Floor Plan Borrower set forth in Schedule 7.18.

Section 7.20    Dealer Franchise Agreements and Manufacturer Framework Agreements. As of the Closing Date, none of the Borrowers is a party to any dealer franchise agreements, manufacturer framework agreements, or any other similar agreements, including any master agreements between the Borrowers and any Manufacturer (“Dealer/Manufacturer Agreements”) other than those specifically disclosed in Schedule 7.20, which schedule shows the Manufacturer and the Borrower which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Dealer/Manufacturer Agreements is currently in full force and effect as of the Closing Date, and no such agreement has been terminated by a final non-appealable decision by a court of competent jurisdiction. There exists no actual or threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material Manufacturer, and there exists no present condition or state of facts or circumstances which could reasonably be expected to have a Material Adverse Effect.

Section 7.21    Use of Proceeds. The proceeds of the Loans shall be used to support the issuance of Letters of Credit, for working capital and general corporate purposes and for acquisitions and capital expenditures, all in accordance with the provisions of Section 9.9. Neither Agent nor any Lender shall have any responsibility as to the use of any Letter of Credit or any proceeds of the Loans. The Borrowers represent and warrant to the Lenders and the Agent that all Loans will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

Section 7.22    Sanctions; Anti-Corruption Laws. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and their respective officers and directors and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 7.22, the Company shall not be required to make any investigation into (a) the ownership of publicly traded stock or other publicly traded securities or (b) the beneficial ownership of any collective investment fund.

Section 7.23    Affected Financial Institutions. Neither the Company nor any Restricted Subsidiary is an Affected Financial Institution.

ARTICLE VIII

CONDITIONS OF LENDING

Section 8.1    Conditions Precedent to Closing Date. The conditions precedent to closing on the Closing Date shall be the execution, where applicable, and delivery to the Agent of the items described in this Section 8.1, each dated (unless otherwise indicated) the Closing Date and, with sufficient copies for each Lender:

(a)    from each Borrower:

(i)    a counterpart of this Agreement (to which all of the Exhibits and Schedules have been attached) executed by the Borrowers, the Agent, the Floor Plan Agent, the Swing Line Bank, the Issuing Banks and the Lenders;

(ii)    Notes properly executed by the Borrowers to the Lenders, respectively; and

(iii)    the Swing Line Note properly executed by the Borrowers to the Swing Line Bank;

(iv)    the Security Agreement;

(v)    the Escrow and Security Agreement;

(vi)    the GM Borrower Guaranty; and

(vii)    any other necessary Security Documents in the form satisfactory to the Agent and its counsel;

each of which, if required by this Agreement, shall be duly executed by the parties thereto.

(b)    from each Borrower (i) a certificate of the Secretary or an Assistant Secretary of said Borrower, certifying that (A) attached are true and complete copies of its constituent documents or that such documents have been provided, (B) attached thereto is a true and complete copy of resolutions or unanimous consent duly adopted by its Board of Directors, members or partners authorizing the execution, delivery and performance of this Agreement, the Notes and/or Loan Documents to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, or that such documents have been provided, and (C) as to the incumbency and specimen signature of each officer of each Borrower executing this Agreement, the Notes, any of the Loan Documents or other documents delivered in connection herewith or therewith; and (ii) such other documents as the Agent may reasonably request.

(c)    from each Borrower a certificate of a President, Senior Vice President, an Executive Vice President or a Vice President of each Borrower certifying (i) the truth of the representations and warranties made by such Borrower in this Agreement, and (ii) the absence of the occurrence and continuance of any Default or Event of Default.

(d)    the Agent’s Letter duly executed by the Company.

(e)    the Floor Plan Agent’s Letter duly executed by the Company.

(f)    an opinion of counsel to the Borrowers and any Subsidiary which signs any of the Loan Documents, addressed to the Agent and the Lenders and in form and substance reasonably satisfactory to the Agent.

(g)    an Administrative Questionnaire completed by each Lender and, if required, the tax forms set forth in Section 5.14.

(h)    an intercreditor agreement, reasonably satisfactory to the Agent, Floor Plan Agent and Required Lenders (which shall evidence their satisfaction by execution of this Agreement), setting forth the respective rights of each party in the assets of the Company and the Borrowers executed with, and received from, each provider of Permitted New Vehicle Floor Plan Indebtedness.

(i)    evidence that the fees and disbursements required to be paid by the Company pursuant to Section 5.4 and Section 13.4 on the Closing Date have been paid.

(j)    evidence that all UCC-1 filings and other Liens that are not permitted pursuant to this Agreement and which are existing or reflected in searches performed by the Agent or its counsel as of the Closing Date have been released and/or terminated to the reasonable satisfaction of the Agent and its counsel.

(k)    evidence of insurance required by Section 9.3.

(l)    all documentation and other information requested by the Agent to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(m)    At least five days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower must deliver a Beneficial Ownership Certification in relation such Borrower.

Section 8.2    Conditions Precedent to Initial Borrowings.

(a)    In addition to the conditions listed in Section 8.1 above, the obligation of each Acquisition Loan Lender to make the initial Acquisition Loans, or of the Issuing Bank to issue any Letter of Credit, is subject to the further conditions precedent that:

(i)    each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Lenders, a perfected first Lien (subject to any Permitted Liens) on the Collateral owned by the Company or any other Borrower shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and

(ii)    such other and further conditions shall have been fulfilled as the Agent, or its counsel shall have reasonably determined.

(b)    In addition to the conditions listed in Section 8.1 above, the obligation of each Floor Plan Lender to make the initial Floor Plan Loans or of the Swing Line Bank to make the initial Swing Line Loan, or of the Floor Plan Agent to execute any Drafting Agreement is subject to the conditions precedent that with respect to the Floor Plan Borrower requesting such Loans:

(i)    each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by Agent or the Floor Plan Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Lenders, a perfected first Lien (subject to Permitted Liens) on the Collateral owned by such Floor Plan Borrower shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested; and

(ii)    such other and further conditions shall have been fulfilled as the Agent, the Floor Plan Agent or its counsel shall have reasonably determined.

Section 8.3    Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan (other than a Loan requested via delivery of a Draft under a Drafting Agreement which has not been suspended and/or terminated in accordance with the terms of this Agreement) on the occasion of any Borrowing (including the initial Acquisition Loan and the initial Floor Plan

Loan) and the obligation of each Issuing Bank to issue Letters of Credit and the obligation of the Swing Line Bank to make Swing Line Loans and the obligation of the Floor Plan Agent to execute Drafting Agreements shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing or Issuance:

(a)    the representations and warranties contained in Article VII are correct on and as of the date of such Borrowing, upon giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (unless expressly limited to an earlier date, in which case, it shall be true as of such date);

(b)    no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes (i) a Material Adverse Effect, (ii) in the case of Acquisition Loan Borrowings, a Default or an Event of Default and which has not been waived or amended in accordance with the provisions set forth in Section 13.7 or (iii) in the case of Floor Plan Borrowings (including Swing Line Loans), (A) no Floor Plan Event of Default exists with respect to the Floor Plan Borrower that is requesting the Borrowing, (B) no Floor Plan Event of Default under Section 11.3(c), Section 11.3(f) or Section 11.3(g) exists, (C) no Floor Plan Event of Default under any other subsection of Section 11.3 has continued for sixty (60) days or more, and (D) there are no two concurrent Floor Plan Events of Default under any other subsection of Section 11.3;

(c)    each Request for Borrowing (other than a Request for Borrowing taking the form of a Draft) shall constitute a certification, representation and warranty by the Company that on the date of such Borrowing the statements contained in this Section 8.3 are true;

(d)    following the making of such Borrowing or Issuance of any Letter of Credit and all other Borrowings to be made on the same day under this Agreement, except as may otherwise be permitted hereunder, (i) if such Borrowing is a Floor Plan Loan Borrowing, the aggregate principal amount of all Floor Plan Loans outstanding plus all Swing Line Loans outstanding shall not exceed the Total Floor Plan Loan Commitment, such Floor Plan Loan Borrowings shall not exceed the Floor Plan Advance Limit, and the Agent shall have a first priority lien (subject only to carriers’, warehousemen’s and landlords’ Liens described in Section 7.16(b) and Liens described in Section 10.2(f)) on the Motor Vehicles that are being purchased with such Floor Plan Loan Borrowing after giving effect to such Borrowing, (ii) if such Borrowing is an Acquisition Loan Borrowing, the aggregate principal amount of all Acquisition Loans outstanding plus Letters of Credit Obligations outstanding shall not exceed the Acquisition Loan Advance Limit, (iii) if such Borrowing is a Swing Line Loan Borrowing, the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the Swing Line Commitment, (iv) if a Letter of Credit is issued, (A) the total amount of Letter of Credit Obligations outstanding plus the aggregate principal amount of all Acquisition Loans outstanding shall not exceed the Acquisition Loan Advance Limit, (B) the total amount of Letter of Credit Obligations outstanding shall not exceed the aggregate Letter of Credit Commitments of all Issuing Banks and (C) the total amount of Letter of Credit Obligations outstanding in respect of Letters of Credit Issued by the relevant Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Commitment, and (v) the aggregate principal amount of all Loans and Letter of Credit Obligations then outstanding shall not exceed the Total Commitment; and

(e)    no party (other than the Agent, the Floor Plan Agent or a Lender) to any Intercreditor Agreement executed in connection with any Permitted New Vehicle Floor Plan Indebtedness has disputed or contested the contractual subordination provision thereof in whole or in part or has otherwise breached its material obligations thereunder which dispute, contest or breach involves $1,000,000 or more in collateral, and such dispute, contest or breach has not been waived, resolved or remedied within thirty (30) days after delivery of a notice from the Agent or the Floor Plan Agent to such other party and the Company.

Section 8.4    Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Borrowing into a Term SOFR Borrowing or to continue any existing Borrowing as a Term SOFR Borrowing is subject to the condition precedent that, on the date of such conversion or continuation, each of the conditions to Borrowing set forth in Section 8.3 shall have been satisfied, and neither (a) an Acquisition Event of Default (other than an Acquisition Event of Default under Section 11.1(n)), nor (b) any Floor Plan Event of Default with respect to which the remedies described in Section 11.4(c) may be exercised shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

ARTICLE IX

AFFIRMATIVE COVENANTS

So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other fee, expense or amount payable hereunder shall be unpaid and until the Commitments of all the Lenders shall expire or terminate, until no Letter of Credit Obligations are outstanding, and until all Drafting Agreements are terminated, the Company, as to itself and each of its Subsidiaries, and each of the Borrowers other than the Company, as to itself and its Subsidiaries only, covenant and agree with the Agent, the Floor Plan Agent, the Swing Line Bank, each Issuing Bank and each Lender that:

Section 9.1    Existence. The Company will maintain and preserve, and except as permitted by Section 10.3, will cause each other Borrower to maintain and preserve, its respective existence and good standing under the laws of its state of jurisdiction, as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of their respective businesses in the ordinary course as conducted from time to time.

Section 9.2    Maintenance of Properties, Licenses and Permits; Compliance with Laws. The Company will maintain, preserve and keep, and will cause each other Borrower to maintain, preserve and keep, all of its properties in good repair, working order and condition (ordinary wear and tear excepted). The Company will make, and will cause each other Borrower to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained; the Company will at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect, and will cause each other Borrower to do or cause to be done all things necessary to preserve, renew and keep in full force and effect, the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; the Company and each other Borrower will maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business); the Company and each other Borrower will comply with all laws and regulations applicable to the operation of such businesses whether now in effect or hereafter enacted and with all other applicable laws and regulations, including, without limitation, such laws and regulations applicable to the making of Investments permitted in Section 10.5, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and the Company and each other Borrower will take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses.

Section 9.3    Insurance. The Company will maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as may be required in the Security Documents including, without limitation with respect to Motor Vehicles owned by Floor Plan Borrowers and financed under this Agreement, naming the Agent, for the benefit of the Lenders, as additional loss payee.

(a)    Unless the Company provides the Agent with evidence of the insurance coverage as required by the Agreement or any other Loan Document, the Agent (at its discretion, or acting at the request of the Floor Plan Agent) may purchase insurance at the Company’s expense to protect the Lenders’ interest. This insurance may, but need not, also protect the Company’s interest. If the Collateral becomes damaged, the coverage the Agent purchases may not pay any claim the Company or any of its Subsidiaries makes or any claim made against the Company or any of its Subsidiaries. The Company may later cancel this coverage by providing evidence that the Company has obtained property coverage elsewhere.

(b)    The Company is responsible for the cost of any insurance purchased by the Agent. The cost of this insurance may be added to the Obligations. If the cost is added to the Obligations, the interest rate provided in Section 5.3 shall apply to such added amount. The effective date of coverage may be the date the Company’s prior coverage lapsed or the date the Company failed to provide proof of coverage.

(c)    The Company acknowledges that the coverage the Agent purchases may be considerably more expensive than insurance the Company can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

Section 9.4    Obligations and Taxes. The Company will pay and discharge and will cause each other Borrower to pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Borrower, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise unless and only to the extent that the Company or such Borrower, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such Borrower has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 9.5    Financial Statements; Reports. The Company will furnish to the Agent and each Lender:

(a)    Annual Audit Reports. Within one hundred twenty (120) days after the end of each fiscal year of the Company, to the extent not filed with the Securities and Exchange Commission, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated basis in conformity with GAAP and certified by an independent certified public accountant of recognized national standing and, to the extent any Unrestricted Subsidiaries exist, consolidating financial statements for each of said Unrestricted Subsidiaries.

(b)    Quarterly Financial Statements. Within sixty (60) days after the end of each quarter (except the last quarter) of each fiscal year of the Company, to the extent not filed with the Securities and Exchange Commission, a copy of the Form 10-Q of the Company for such quarter, prepared in accordance with the rules, regulations and guidelines of the Securities and Exchange Commission and including therein the consolidated financial statements of the Company and its Subsidiaries, and, to the extent any Unrestricted Subsidiaries exist, consolidating financial statements for each of such Unrestricted Subsidiaries, subject to normal year end audit adjustments in each case.

(c)    Officer’s Certificate. Together with the financial statements furnished by the Company under Section 9.5(a) and Section 9.5(b), a compliance certificate substantially in the form of Exhibit 9.5(c) executed by the Company’s Chief Financial Officer or Treasurer dated the date of such annual audit report or such quarterly financial statement, as the case may be, and including therewith the calculations (and supporting documentation and/or backup in for such calculations) for all financial covenants set forth in Article X hereof.

(d)    SEC and Other Reports. Copies of each filing and report made by the Company or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and each communication from the Company or any of its Subsidiaries to shareholders generally, promptly upon the making thereof, to the extent such filings and reports are not available on the Company’s website.

(e)    Manufacturer/Dealer Statements. Promptly upon request by the Agent, the Floor Plan Agent or the Required Lenders, copies of each Manufacturer/Dealer Statement of each Floor Plan Borrower delivered during such month.

(f)    Inventory Detail Report. Upon request of the Floor Plan Agent, the Agent or any Lender, copies of the Inventory Detail Report of each Floor Plan Borrower individually and on a consolidated basis.

(g)    Permitted New Vehicle Floor Plan Indebtedness Information. Promptly upon the request of any Lender, all floor plan audit reports, summaries and all related information received from auto manufacturer affiliate finance companies in connection with Permitted New Vehicle Floor Plan Indebtedness, and copies of all internal audits prepared by or on behalf of the Company or any Borrower that are related to Permitted New Vehicle Floor Plan Indebtedness.

(h)    Availability Analysis. Together with the financial statements furnished by the Company under Section 9.5(a) and Section 9.5(b), a completed Availability Analysis in the form of Exhibit 9.5(h), and such other information as the Agent may have reasonably requested to determine the accuracy of such calculation, calculated as of the end of the preceding quarter.

(i)    Used Borrowing Base Calculation. Within thirty (30) days after the end of each month, a completed Used Borrowing Base Calculation in the form of Exhibit 9.5(i), and such other information as the Agent may have reasonably requested to determine the accuracy of such calculation, calculated as of the end of the preceding month.

(j)    Beneficial Ownership Certification. If any Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, such Borrower or such Subsidiary shall notify Agent promptly following such Borrower’s or such Subsidiary’s knowledge of such change and deliver to Agent a Beneficial Ownership Certification in relation to such Borrower or such Subsidiary.

(k)    Requested Information. Promptly, from time to time, such other reports or information as the Agent, the Floor Plan Agent or any Lender may reasonably request.

Section 9.6    Litigation and Other Notices. The Company will notify the Agent and the Lenders in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)    Judgment. The entry of any judgment or decree against the Company and/or any of its other Restricted Subsidiaries if the aggregate amount of such judgment or decree exceeds $10,000,000 (after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing);

(b)    Suits and Proceedings. The filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)    Default. The occurrence of any Event of Default or Default, including, without limitation, any notices of default or acceleration received by any Borrower from the provider of any Permitted New Vehicle Floor Plan Indebtedness, together with a written explanation of the facts and circumstances associated therewith;

(d)    Material Adverse Change. The occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(e)    Pension and Welfare Plans. The occurrence of an ERISA Event with respect to any Plan that could reasonably be expected to have a Material Adverse Effect; the institution of any steps by the Company, any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan if such termination could reasonably be expected to result in a Material Adverse Effect; the institution of any steps by the Company, or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal could reasonably be expected to result in a Material Adverse Effect; the incurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement welfare benefits that could reasonably be expected to have a Material Adverse Effect; or the incurrence by the Company or any ERISA Affiliate of any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect; or

(f)    Other Events. The occurrence of such other events as the Agent or the Required Lenders may reasonably specify from time to time.

Section 9.7    ERISA. Each Borrower will comply with the applicable provisions of ERISA except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 9.8    Books, Records and Access. Each Borrower will maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the business and activities of such Borrowers. Each Borrower will permit reasonable access by the Agent and each Lender, upon reasonable request, to the books and records relating to such Borrower during normal business hours, to permit or cause to be permitted, the Agent and each Lender to make extracts from such books and records, including, to the extent permissible without the relevant Borrower being in breach thereof, Master Franchise Agreements. Each Borrower will also permit, or cause to be permitted, upon reasonable request, any authorized representative designated by any Lender to discuss the affairs, finances and condition of such Borrower with such Person’s principal financial officers and principal accounting officers and such other officers as such Borrower shall deem appropriate.

Section 9.9    Use of Proceeds. The Borrowers shall use the proceeds of the Loans for only the following purposes:

(a)    Floor Plan Loans. The proceeds of the Floor Plan Loans may be used only to finance the purchase of Motor Vehicles for resale in the ordinary course of business of the Floor Plan Borrowers;

(b)    Acquisition Loans. The proceeds of the Acquisition Loans may be used only for the following purposes: (i) for working capital and general corporate purposes, including, without limitation, the issuance of Letters of Credit and to pay outstanding Floor Plan Loans; and (ii) to make Permitted Acquisitions; provided, the proceeds of any Acquisition Loan requested in an Alternative Currency shall be used solely in connection with the funding of the Acquisition of or Investment in Unrestricted Subsidiaries;

(c)    Swing Line Loans. The proceeds of the Swing Line Loans may be used only to finance the purchase of Motor Vehicles for resale in the ordinary course of business of the Borrowers; and

(d)    All Loans. No Loans shall be used for any purpose which would be in contravention of any Requirement of Law. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, or permit its Subsidiaries and its or their respective directors, officers, employees to use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii)(A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

Section 9.10    Nature of Business. The Borrowers will engage in substantially the same field of business as they are engaged in on the Closing Date, and except as permitted in Section 10.5(h), will refrain from engaging in, establishing or becoming in any way involved as a lender in the business of automobile financing, sub-prime automobile financing or any other credit transactions related to automobiles other than Retail Loan Guarantees.

Section 9.11    Compliance. The Borrowers will comply with all statutes and governmental rules and regulations applicable to them, including all such statutes and government rules and regulations relating to environmental pollution or to environmental regulation and control, Anti-Corruption Laws and applicable Sanctions, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. The Borrowers will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any applicable federal or state law or that supports a business that violates any federal or state law. The Company will, and will cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.

Section 9.12    Audits.

(a)    Entry on Premises. Each Floor Plan Borrower shall permit a duly authorized representative of the Floor Plan Agent to enter upon such Borrower’s premises during regular business hours to perform audits of Motor Vehicles constituting collateral in a manner satisfactory to the Floor Plan Agent; provided, however, the Floor Plan Agent shall not be required to make more than four (4) such audits in any fiscal year of any Floor Plan Borrower. Each Floor Plan Borrower shall assist the Floor Plan Agent, and its representatives, in whatever way necessary to make the inspections and audits provided for herein.

(b)    Overage Amount. If audits performed from time to time by the Floor Plan Agent as provided in Section 9.12(a) reveal that any Motor Vehicles of the Floor Plan Borrowers are for any such calendar month Out of Balance by more than $5,000,000 in the aggregate (the “Overage Amount”), then the Floor Plan Agent shall so notify the Company and, within two (2) Business Days of receipt of such notice, the Company shall deposit, or shall cause other Floor Plan Borrowers to deposit, into an account with the Floor Plan Agent, sufficient funds so as to cause the Borrowings with respect to any such Motor Vehicles and/or Floor Plan Loans which are Out of Balance to be in compliance with the Floor Plan Advance Limits. At such time as the Out of Balance condition is less than $5,000,000 in the aggregate, such deposited amount shall be returned to the Company.

(c)    Delivery of Audits. Within thirty (30) days after the end of each fiscal quarter of the Company, the Floor Plan Agent shall deliver to the Agent a summary of the audits of Motor Vehicles of each of the Floor Plan Borrowers performed by the Floor Plan Agent during the fiscal quarter just ended, setting forth therein a spread sheet reflecting for all Floor Plan Borrowers all Motor Vehicles Out of Balance at any time during such fiscal quarter each such Motor Vehicle was Out of Balance. The Agent shall promptly deliver a copy of such report to each Lender.

Section 9.13    Demonstrators and Rental Motor Vehicles. Each Borrower shall maintain records at the premises where the Motor Vehicles are kept evidencing which Motor Vehicles are being used as Demonstrators and Rental Motor Vehicles.

Section 9.14    Reserved.

Section 9.15    Further Assurances. The Company shall, and shall cause each of the Borrowers to, to the extent applicable, execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or appurtenances to the Motor Vehicles financed hereunder to be covered by and subject to the Liens created in this Agreement or the Loan Documents to which any Floor Plan Borrower is a party; and (ii) with respect to any Motor Vehicles which are or are required to be subject to Liens created in this Agreement or any other Loan Document to which any Floor Plan Borrower is a party, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement, certificate of title, manufacturer’s statement of origin, certificate of origin, and dealer reassignment of any of the foregoing which are evidences of ownership of such Motor Vehicles, deemed advisable by the Agent or the Floor Plan Agent to protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third persons, and the Company will pay all reasonable costs connected with any of the foregoing.

Section 9.16    Permitted Acquisitions; New Subsidiary Requirements.

(a)    Subject to the remaining provisions of this Section 9.16 applicable thereto, the Company may, from time to time after the Closing Date, make Acquisitions, as long as with respect thereto each of the following conditions are satisfied (a “Permitted Acquisition”):

(i)    no Default or Event of Default is in existence at the time of the consummation of such proposed Acquisition or would exist after giving effect thereto, and no other agreement, contract or instrument to which any Borrower is a party restricts such proposed Acquisition; and

(ii)    for each acquisition involving the acquisition or creation of a direct or indirect Restricted Subsidiary of the Company, such Subsidiary shall be a Wholly-Owned Subsidiary.

(b)    The Company shall cause each Restricted Subsidiary (other than (i) GPI Associates Holdings, LLC, (ii) Group 1 Automotive Reinsurance Two, Ltd., (iii) Group 1 Reinsurance Ltd., (iv) Sequoia Realty LLC, (v) any other Subsidiary formed for purposes of reinsurance, and (vi) any dormant Subsidiaries having retained equity of less than $50,000) that is created or is otherwise acquired to execute and deliver an Addendum and updated Schedules of the Agreement, if applicable, and the other applicable Loan Documents, with the documentation to be in form and substance reasonably satisfactory to the Agent. GPI Associates Holdings, LLC shall be excluded from the requirements contained herein only so long as it does not acquire any assets or incur any Indebtedness other than those assets (including additional interests in existing or similar assets) and Indebtedness in place on the Closing Date. Sequoia Realty LLC shall be excluded from the requirements contained herein only so long as its assets do not exceed $1,000,000 in the aggregate. Each such Restricted Subsidiary shall also grant to the Agent, for the benefit of the Secured Parties, first priority perfected security interests on all Collateral (as defined in the Security Agreement) owned by such Subsidiary, subject only to Permitted Liens; and such Subsidiary shall take all actions requested by the Agent or the Required Lenders including, without limitation, the obtaining of UCC-1’s and the filing of UCC-1’s in connection with the granting of such security interests. All security interests required to be granted pursuant to this Section 9.16(b) shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and satisfactory in form and substance to the Agent) and shall (except as otherwise consented to by the Agent and the Required Lenders) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Liens permitted under Section 10.2. The Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Agent for the benefit of the Secured Parties, required to be granted pursuant to such additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. At the time of the execution and delivery of such additional Security Documents, the Company and the applicable Borrower shall cause to be delivered to the Agent such documents as may be reasonably requested by the Agent to assure that this Section 9.16(b) has been complied with. Notwithstanding the foregoing, the Company shall have a grace period of thirty (30) days from the date the Permitted Acquisition is effected within which to pay off the existing floor plan facility and all other actions required to be taken by this Section 9.16(b) with respect to the additional Collateral shall be completed promptly upon all information necessary to such actions being available to the Company, but in any event no later than sixty (60) days after the date on which the Permitted Acquisition is affected. Notwithstanding the foregoing, in the event the Dealer/Manufacturer Agreement or other written agreements with Manufacturers to which any Borrower is subject shall prohibit or restrict the Company or any Subsidiary of the Company from entering into the Escrow and Security Agreement, the Company and/or such affected Subsidiary shall not be required to be a party thereto.

Section 9.17    Ford Borrower and GM Borrower Dividends. On or before the last Business Day of each fiscal quarter of the Company, the Company shall cause all GM Borrowers and Ford Borrowers to make cash transfers to the Company or to their respective parent with a view toward making an ultimate and concurrent cash transfer to the Company of all pre-tax profits in excess of working capital reasonably required in the day to day operations of such Borrower or such amounts as may be required pursuant to a Dealer/Manufacturer Agreement or other agreements with Manufacturers to which such Borrower is a party.

Section 9.18    Segregated Bank Accounts. Upon request by the Agent or the Required Lenders following the occurrence of (i) an Acquisition Event of Default (other than an Acquisition Event of Default under Section 11.1(n)) or (ii) any Floor Plan Event of Default with respect to which the remedies described in Section 11.4(c) may be exercised, the Company will immediately establish segregated bank accounts sufficient, in the reasonable judgment of the Agent and the Floor Plan Agent, to separate the proceeds of the Collateral from other sources of cash flow including, without limitation, all cash flow generated from the sale of assets originally purchased by any Borrower with the proceeds of Permitted New Vehicle Floor Plan Indebtedness.

ARTICLE X

NEGATIVE COVENANTS

So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other expense or amount payable hereunder shall be unpaid, and until the Commitments of all the Lenders shall expire or terminate, the Letter of Credit Obligations are paid in full and all Drafting Agreements are terminated, (i) the Company, as to itself and as to each of its Subsidiaries, and (ii) each Borrower other than the Company, as to itself and its Subsidiaries only covenants and agrees with the Agent, the Floor Plan Agent, the Swing Line Bank, each Issuing Bank and each Lender that:

Section 10.1    Indebtedness. Neither the Company nor any Subsidiary will incur, create, assume or suffer to exist any Indebtedness, except:

(a)    the Obligations;

(b)    Indebtedness of any Borrower existing at the Closing Date which is reflected in Schedule 10.1(b) hereto (and does not fall within any other category in this Section 10.1) and all renewals and extensions thereof on substantially the same terms;

(c)    Indebtedness created under leases which, in accordance with GAAP, have been recorded and/or should have been recorded on the books of the applicable Subsidiary as Capital Leases;

(d)    Indebtedness in connection with the purchase of personal property other than Motor Vehicles;

(e)    Subordinated Indebtedness;

(f)    accounts payable (for the deferred purchase price of property or services) which are from time to time incurred in the ordinary course of business and which are not in excess of ninety (90) days past the invoice or billing date;

(g)    (i) Permitted Real Estate Debt, (ii) any Guarantees by the Company of such Indebtedness, and (iii) any Guaranties by any Subsidiary of such Indebtedness incurred by any Restricted Subsidiary;

(h)    Indebtedness of any Subsidiary of the Company in existence (but not incurred or created in connection with a Permitted Acquisition) on the date on which such Subsidiary is acquired by the Company, provided (i) neither the Company nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Company or any of its other Subsidiaries is bound with respect to such Indebtedness, (iii) the aggregate amount of all such Subsidiary Indebtedness does not exceed 10% of Stockholders’ Equity (measured as of the date such Indebtedness is incurred based upon the most recently delivered financial statements), and (iv) such Indebtedness may be prepaid only upon the payment of prepayment penalties or premiums in excess of 5% of the principal amount of such Indebtedness;

(i)    Indebtedness secured by Liens upon any property hereafter acquired by the Company or any of its Subsidiaries to secure Indebtedness in existence on the date of a Permitted Acquisition (but not incurred or created in connection with such Permitted Acquisition), which Indebtedness is assumed by such Person simultaneously with such Permitted Acquisition, which Liens extend only to such property so acquired (and not to any after-acquired property) and with respect to which Indebtedness neither the Company nor any of its Subsidiaries (other than the acquiring Person) has any obligation;

(j)    Indebtedness owed by the Company or any of its Subsidiaries to the Company or to any other Subsidiary;

(k)    any Retail Loan Guarantees; provided that the sum of (i) the aggregate principal amount of all Retail Loan Guarantees plus (ii) Investments in seller financed notes in connection with Motor Vehicles shall not exceed ten percent (10%) of Stockholders’ Equity (measured as of the date such Indebtedness is incurred based upon the most recently delivered financial statements);

(l)    contingent obligations (including Guarantees) by the Company of (x) any Indebtedness of the Restricted Subsidiaries permitted hereunder unless otherwise provided herein and (y) any Indebtedness of any Unrestricted Subsidiary or joint venture if such contingent obligation (including Guarantees) is an Investment permitted by Section 10.5(j) (as if such Investment were made on the date such Guarantee is issued);

(m)    Guarantees of Indebtedness of Unrestricted Subsidiaries (floor plan or other) in an amount not to exceed $75,000,000 in the aggregate;

(n)    Indebtedness of Unrestricted Subsidiaries to non-Affiliated Persons not secured by Liens on any property of, and not Guaranteed by, any Restricted Subsidiary;

(o)    Indebtedness that constitutes a renewal, refinancing, replacement or extension of Indebtedness of Borrowers otherwise permitted hereunder; provided that the principal amount of any such Indebtedness renewed, refinanced, replaced or extended shall not materially exceed the amount outstanding immediately prior to such renewal, refinancing replacement or extension, and, further provided, in the case of Subordinated Indebtedness, no such renewal, refinancing, replacement or extension may shorten the maturity to a date that is earlier than six (6) months after the Maturity Date as of the date such Indebtedness is incurred or change any of the subordination provisions in a manner adverse to the Lenders without the consent of Required Lenders;

(p)    Unsecured Indebtedness of the Company and Guarantees of such Indebtedness by the Restricted Subsidiaries, provided that (i) at the time of such incurrence of such Indebtedness and after giving effect thereto, there exists no Default or Event of Default and (ii) at the time of the incurrence of such Indebtedness and any concurrent repayment of Indebtedness or immediately after giving effect thereto, the Company and its Restricted Subsidiaries are and will otherwise in compliance with the financial covenants set forth in Sections 10.12 and 10.13;

(q)    Indebtedness of the Company or any Restricted Subsidiary consisting of floor plan financing for New Motor Vehicles provided by Manufacturer affiliate or affiliate finance companies to Floor Plan Borrowers (“Permitted New Vehicle Floor Plan Indebtedness”), provided that (i) to the extent same is incurred by any Restricted Subsidiary, such financing applies only to New Motor Vehicles sold to such Subsidiary by the Manufacturer affiliated or allied with said finance company and that have never been and are not subject to a security interest in favor of the Agent other than as contemplated in an intercreditor agreement as described below in this Section 10.1(q), (ii) such Indebtedness is secured solely by a Lien on said New Motor Vehicles sold and the proceeds thereof, except that any such Indebtedness with Ford Motor Credit Company may also be secured by one or more cash collateral accounts maintained with Ford Motor Credit Company and (iii) if incurred by a Floor Plan Borrower, (A) such Indebtedness is at dealerships that own Ford franchises, (B) the above referenced cash collateral account is maintained with Ford Motor Credit Company in an amount not more than $4,000,000, and (C) the Agent shall have executed with said company an intercreditor agreement, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, setting forth the respective rights of each party in the assets of the Company and such dealerships;

(r)    Indebtedness of any Borrower that is an Auto Dealer and that is not a Floor Plan Borrower as of the Closing Date, provided the Company has given notice to the Agent that (i) the conditions precedent for imposition of the Reserve Commitment exist as of the date of such notice, and requesting therein a reasonable increase in the Floor Plan Loan Commitment, and the Lenders shall not, within twenty (20) Business Days after the date of such notice, have provided for such increase in the Floor Plan Loan Commitment, or (ii) in connection with a Permitted Acquisition, the Floor Plan Loan Commitment will not, in the reasonable determination of the Company, be adequate for the floor plan funding requirements of the Auto Dealer(s) to be acquired and the Lenders shall not, within twenty (20) Business Days after the date of such notice have agreed to increase the Floor Plan Loan Commitments in the amounts reasonably requested by the Company upon closing of the acquisition of such Auto Dealers provided (i) such financing applies only to New Motor Vehicles that have never been and are not subject to a security interest in favor of the Agent other than as contemplated in an intercreditor agreement as described below in this Section 10.1(r), (ii) such Indebtedness is secured solely by a Lien on said New Motor Vehicles and the proceeds thereof and such other Collateral as agreed by Agent and the Required Lenders all as further described in the Intercreditor Agreements, and (iii) the Agent shall have executed with the lender providing such financing an Intercreditor Agreement, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, setting forth the respective rights of each party in the assets of such Subsidiary;

(s)    Indebtedness of any Borrower created under a qualified service loaner or Demonstrator program with the financial affiliate of the Manufacturer of the Motor Vehicles to be provided to such Borrower under such service loaner or Demonstrator program; and

(t)    obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Hedging Agreement.

Section 10.2    Liens. Neither the Company nor any Restricted Subsidiary will incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the Closing Date or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

(a)    Liens securing payment of the Obligations;

(b)    Liens securing Indebtedness permitted by Section 10.1(b), Section 10.1(c), Section 10.1(d) (which Liens extend only to property so purchased), Section 10.1(h), Section 10.1(i), Section 10.1(n), Section 10.1(q), Section 10.1(r) or Section 10.1(s) (which Liens extend only to property under such qualified service loaner or Demonstrator program);

(c)    Liens referred to in Section 7.16;

(d)    Liens securing Permitted Real Estate Debt and permitted guarantees thereof;

(e)    extensions, renewals and replacements of Liens referred to in Section 10.2(a), (b), (c), (d) and (f); provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the Indebtedness secured by the original Lien extended, renewed or replaced;

(f)    Certain rights of set-off in favor of a Manufacturer on amounts owing in connection with Motor Vehicles purchased from such Manufacturer and in favor of suppliers and retail finance institutions consistent with the Company’s existing business practices and in the ordinary course of business; and

(g)    Liens existing under Qualified Sale/Leaseback Transactions, but only on the Property subject of such transaction.

Section 10.3    Consolidations and Mergers. No Borrower shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)    any Borrower may merge with the Company, provided that the Company shall be the continuing or surviving Person, or with any one or more such Borrowers, provided that if any such transaction shall be between Borrowers, one of which is a Wholly Owned Subsidiary and one Borrower which is not a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving Person;

(b)    any Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary that is a party to the Security Documents; and

(c)    any Borrower may merge or consolidate with another Person (that is not the Company or any of its Subsidiaries) if (x) the Borrower involved in the merger or the consolidation is the surviving Person or the Person who is the survivor becomes a Wholly Owned Subsidiary as a result thereof and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Default or Event of Default.

Section 10.4    Disposition of Assets. Each Borrower agrees that it shall not permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:

(a)    Dispositions of Motor Vehicles and other Inventory in the ordinary course of business;

(b)    Dispositions of assets, properties or businesses by the Company or any of its Subsidiaries to any other Subsidiary or to the Company; provided, however, other than Dispositions to newly created Subsidiaries which become Borrowers for purposes of complying with Dealer/Manufacturer Agreements, any such Disposition made to a Ford Borrower or a GM Borrower shall be made on an arms-length basis for fair market value for cash and only in the ordinary course of business;

(c)    Dispositions of Equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;

(d)    Dispositions occurring as the result of a casualty event, condemnation or expropriation;

(e)    Dispositions pursuant to Qualified Sale/Leaseback Transactions;

(f)    Dispositions of chattel paper and Cash Equivalents to third parties pursuant to arm’s length transactions for fair value in the ordinary course of business;

(g)    Dispositions as permitted in Section 10.3; and

(h)    Dispositions in any year of other property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Company not otherwise permitted by clauses (a) through (g) of this Section 10.4; provided, that the proceeds realized from such Disposition in any applicable year in excess of ten percent (10%) of the tangible assets of the Company as of the beginning of such year are either reinvested within one (1) year in similar assets or used to repay senior Indebtedness of the Company after satisfaction of any currently due Obligations.

Section 10.5    Investments. Neither the Company nor any Restricted Subsidiary will make or permit to exist any Investment in any Person, except for:

(a)    Permitted Acquisitions;

(b)    extensions of credit in the nature of Accounts or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;

(c)    shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

(d)    Investments in securities maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any state or agency thereof;

(e)    Investments in commercial paper maturing two hundred seventy (270) days or less from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and P-1 from Moody’s;

(f)    Investments in certificates of deposit, banker’s acceptances and time deposits maturing within two (2) years from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000 and whose credit rating is at least A-1 from S&P and P-1 from Moody’s, or any Lender;

(g)    [Reserved];

(h)    Investments in seller financed notes in connection with Motor Vehicles; provided that the sum of (i) the aggregate amount of all seller financed notes of the Borrowers in connection with Motor Vehicles plus (ii) the aggregate amount of all Retail Loan Guarantees shall not exceed ten percent (10%) of Stockholders’ Equity (measured as of the date such Investment is made based upon the most recently delivered financial statements);

(i)    Investments in Wholly Owned Subsidiaries of the Company that are Restricted Subsidiaries;

(j)    Investments in Unrestricted Subsidiaries and joint ventures made after the Closing Date and not permitted by any other clause of this Section 10.5 in an aggregate amount of up to thirty (30%) of Stockholders’ Equity (measured as of the date such Investment is made based upon the most recently delivered financial statements); provided that Investments in joint ventures shall not exceed an aggregate amount of ten percent (10%) of Stockholders’ Equity (measured as of the date such Investment is made based upon the most recently delivered financial statements);

(k)    Investments constituting Indebtedness permitted by Section 10.1(m);

(l)    Capital expenditures otherwise permitted hereunder that constitute an Investment; and

(m)    Investments existing on the Closing Date, including Investments of the type existing on the Closing Date with Manufacturer affiliate or affiliate finance companies.

Section 10.6    Transactions with Affiliates. No Borrower will enter into any transaction with any Affiliate except upon terms no less favorable than the applicable Borrower could obtain in an arm’s-length transaction with a Person which was not an Affiliate.

Section 10.7    Other Agreements. No Borrower will enter into any agreement containing any provision which would be violated or breached by such Borrower’s performance of its Obligations hereunder or under any instrument or document delivered or to be delivered by the Borrowers hereunder or in connection herewith if the effect of such violation or breach could reasonably be expected to have a Material Adverse Effect.

Section 10.8    Fiscal Year; Accounting. No Borrower will change its fiscal year without prior notification to the Agent or change its method of accounting (other than immaterial changes and methods and changes authorized or required by GAAP).

Section 10.9    Credit Standards. No Borrower will modify in any material way and which is inconsistent with normal industry practice, the credit standards and procedures, the collection policies or the loss recognition procedures with respect to the creation or collection of Accounts, notes received and/or chattel paper.

Section 10.10    Pension Plans. No Borrower will engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could reasonably be expected to have a Material Adverse Effect. No Borrower will take any action or fail to take any action the result of which could be a past due liability to a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

Section 10.11    Restricted Payments.

(a)    The Company and its Restricted Subsidiaries will not declare or make any Restricted Payment, except that

(i)    any Restricted Subsidiary may declare and make Restricted Payments to the Company or any other Restricted Subsidiary at any time;

(ii)    any Restricted Subsidiary may pay dividends ratably to its shareholders (or on a basis more favorable to the Company);

(iii)    the Company may declare or make any Restricted Payments payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock);

(iv)    the Company may declare and make additional Restricted Payments; provided that (x) no Event of Default or Default has occurred and is continuing or would result from such Restricted Payment, (y) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could Incur (as defined in the 2020-4.000% Indenture) at least $1.00 of additional Debt (as defined in the 2020-4.000% Indenture) pursuant to Section 4.9(a) of the 2020-4.000% Indenture, and (z) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made by the Company pursuant to this clause (iv) on or after October 30, 2020 (other than pursuant to clauses (ii) and (iv) through (xi) of this Section 10.11(b)), when combined with the sum of Specified Investments and Specified Subordinated Debt Prepayments, in each case, made on or after the Closing Date, does not exceed the Builder Basket Amount.

(b)    Notwithstanding the foregoing, Section 10.11(a) will not prohibit:

(i)    payment of any dividend on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt (as defined in the 2020-4.000% Indenture) within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Company or such Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Indebtedness in accordance with this Section 10.11;

(ii)    repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt (as defined in the 2020-4.000% Indenture), or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(iii)    the payment of dividends on the Company’s shares of Common Stock (as defined in the 2020-4.000% Indenture) in the aggregate amount per fiscal year equal to $1.20 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $1.20 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

(iv)    the acquisition of shares of Capital Stock in connection with (x) the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(v)    the acquisition of shares of the Company’s Capital Stock pursuant to equity repurchases from future, present or former directors, officers or employees in an amount of up to $10,000,000 per calendar year (and any portion of such $10,000,000 not used in any calendar year may be carried forward to the next succeeding calendar year);

(vi)    dividends on Redeemable Stock of the Company or a Restricted Subsidiary, or dividends on preferred stock of a Restricted Subsidiary, in each case incurred in compliance with Section 4.9 of the 2020-4.000% Indenture;

(vii)    the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries;

(viii)    upon the occurrence of a Change of Control (as defined in the 2020-4.000% Indenture) or an Asset Disposition (as defined in the 2020-4.000% Indenture) and after the completion of the Offer to Purchase under Section 4.10 or 4.13 of the 2020-4.000% Indenture (including the purchase of all Notes (as defined in the 2020-4.000% Indenture) tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt (as defined in the 2020-4.000% Indenture) required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% (in the case of a Change of Control) or 100% (in the case of an Asset Disposition) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition;

(ix)    the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by the 2020-4.000% Indenture at the time of such acquisition;

(x)    Restricted Payments in an aggregate amount not to exceed $30,000,000 per calendar year so long as, after giving pro forma effect thereto, the Total Leverage Ratio (as defined in the 2020-4.0000% Indenture) of the Company would not exceed 3.25 to 1.00; and

(xi)    other Restricted Payments in an aggregate amount not to exceed $50,000,000;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (iii), (v), (vi), (viii), (x) and (xi) no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

The amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (ii) of this Section 10.11(b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 10.11(a)(iv).

(c)    For purposes of determining compliance with the covenant set forth in this Section 10.11, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (b)(i) through (b)(xi) of Section 10.11(b) or pursuant to Section 10.11(a), the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this Section 10.11.

(d)    For purposes of this Section 10.11, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued for purposes of this Section 10.11 will be determined by, in the case of amounts under $50,000,000, an Officer (as hereinafter defined) of the Company and, in the case of amounts greater than or equal to $50,000,000, the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Agent. For purposes of this paragraph (d), “Officer” means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

Section 10.12    Fixed Charge Coverage Ratio. The Company will not permit (as of the end of any fiscal quarter) its Fixed Charge Coverage Ratio to be less than 1.20 to 1.0, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination.

Section 10.13    Total Adjusted Leverage Ratio. The Company shall not, at any time permit its Total Adjusted Leverage Ratio to be greater than 5.75 to 1.0, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

Section 11.1    Acquisition Events of Default. The following events shall constitute Acquisition Events of Default (herein called “Acquisition Events of Default”):

(a)    any representation or warranty made or deemed made in or in connection with this Agreement, the Notes, any of the Loan Documents or any of the Borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes or any of the Loan Documents or the making of any of the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

(b)    default shall be made in the payment of any principal of any Acquisition Loan when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Acquisition Loan or any Commitment Fees or any other amount due under this Agreement other than principal of any Acquisition Loan or any amount described in Section 11.3(a) or Section 11.3(b), when and as the same shall become due and payable which shall remain unremedied for a period of five (5) days from the date due;

(d)    default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 9.1, Section 9.6, Section 9.9, Section 9.10, Section 9.12 or in Article X;

(e)    except as provided in Section 11.1(a) through Section 11.1(d), inclusive, default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement or any of the other Loan Documents and such default shall continue unremedied for thirty (30) days after the earlier to occur of (i) any Borrower obtaining knowledge thereof and (ii) written notice thereof having been given to the Company;

(f)    (i) the Company or any Restricted Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (B) consent to the institution of, or fail to contravene in a timely and appropriate manner to any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or for a substantial part of such Borrower’s property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (ii) the board of directors (or similar governing body) of the Company or any Restricted Subsidiary shall adopt a resolution authorizing the Company or any Restricted Subsidiary to take any of the foregoing actions;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Restricted Subsidiary, or of a substantial part of the property or assets of any such Person, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Restricted Subsidiary or for a substantial part of the property of any such Person or (iii) the winding-up or liquidation of the Company or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

(h)    default (other than a default in the payment of principal or interest) shall occur with respect to any Indebtedness of the Company or any Restricted Subsidiary, if the total amount of such Indebtedness in default exceeds in the aggregate, an amount equal to $25,000,000 and if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Company or any Restricted Subsidiary, which Indebtedness exceeds in the aggregate an amount equal to $25,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

(i)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(j)    there shall be entered against the Company or any Restricted Subsidiary one or more judgments or decrees in excess of $25,000,000 in the aggregate at any one time outstanding for the Company and all Restricted Subsidiaries and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which the Company or any such Restricted Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing (subject to usual deductibles) or for and to the extent which the Company or any such Restricted Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Required Lenders;

(k)    there shall occur any material loss of or change to any Dealer/Manufacturer Agreement between any Borrower and a Manufacturer, which has had a Material Adverse Effect;

(l)    any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Person other than the Agent or any Lender executing the same in accordance with the respective terms thereof except as permitted by the terms hereof or thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(m)    a Change of Control; or

(n)    a Floor Plan Event of Default shall occur and be continuing.

Section 11.2    Acquisition Remedies.

(a)    Upon the occurrence of any Acquisition Event of Default (other than an event with respect to the Company described in Section 11.1(f) or Section 11.1(g)), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (x) terminate the Total Acquisition Loan Commitment, (y) declare the

Acquisition Notes then outstanding to be immediately due and payable, whereupon the principal of the Acquisition Notes, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrowers accrued hereunder with respect to the Acquisition Loans, shall become immediately due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, or (z) pursue and enforce any of the rights and remedies of the Agent on behalf of the Lenders as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law;

(b)    With respect to the events described in Section 11.1(f) or Section 11.1(g), the Total Acquisition Loan Commitment shall automatically terminate (if not theretofore terminated) and the Acquisition Notes shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, and the Company and the other Borrowers shall immediately deliver cash collateral to the Agent in such amounts as are acceptable to the Agent to be held by the Agent, for the benefit of the Lenders as Collateral for the payment and performance of Drafting Agreements until all such Drafting Agreements are terminated according to their terms; or

(c)    Notwithstanding the above, with respect to an Acquisition Event of Default described in Section 11.1(n), if such is caused solely by the occurrence of a single Event of Default occurring under Section 11.3(a), Section 11.3(b), Section 11.3(d), Section 11.3(e), Section 11.3(h), Section 11.3(i), Section 11.3(j), or Section 11.3(k) and affects only one Floor Plan Borrower (other than the Company) and no other Event of Default has occurred and is continuing, the Agent shall not be entitled to accelerate the Acquisition Notes for a period of sixty (60) days from the date of such Floor Plan Event of Default.

Section 11.3    Floor Plan Events of Default. The following events shall constitute Floor Plan Events of Default hereunder in respect of any one or more Floor Plan Borrowers (herein called “Floor Plan Events of Default”):

(a)    (i) Default shall be made in the payment of any principal of any Floor Plan Loan (including but not limited to any Swing Line Loan or Swing Line Overdraft Loan) when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (ii) the Company shall fail to cure any Out of Balance condition, which condition in each case shall remain unremedied for a period of five (5) days following notice thereof by the Agent to the Company, or (iii) the Company shall fail to deposit or cause to be deposited sufficient funds to comply with the provisions of Section 9.12(b);

(b)    Default shall be made in the payment of any interest on any Floor Plan Loan or in the payment of any fees or any other amount payable by any Floor Plan Borrower (other than principal) pursuant to the Loan Documents which default continues until the earlier of: (i) ten (10) days after the due date thereof and (ii) three (3) Business Days following notice thereof by the Agent to the Company;

(c)    (i) the Acquisition Loans shall be accelerated, (ii) unless the Acquisition Loans shall have been heretofore accelerated pursuant to clause (i), the Company shall fail to pay the principal or interest on the Acquisition Loans within sixty (60) days of the due date thereof, (iii) the Acquisition Loan Commitments shall be terminated pursuant to Section 11.2 and the Acquisition Event of Default that provided the basis for such termination shall continue for sixty (60) days thereafter, or (iv) an event shall occur that would have constituted an Acquisition Event of Default (but for the fact that prior thereto the Total Acquisition Loan Commitment shall have been voluntarily terminated pursuant to Section 5.5) and such event shall continue for sixty (60) days after notice thereof from the Required Lenders to the Company;

(d)    (i) such Floor Plan Borrower shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (B) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Floor Plan Borrower or for a substantial part of such Floor Plan Borrower’s property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (ii) the board of directors (or similar governing body) of such Floor Plan Borrower shall adopt a resolution authorizing such Floor Plan Borrower to take any of the foregoing actions;

(e)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such Floor Plan Borrower, or of a substantial part of the property or assets of such Floor Plan Borrower, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Floor Plan Borrower or for a substantial part of the property of such Floor Plan Borrower or (iii) the winding-up or liquidation of such Floor Plan Borrower; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

(f)    the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

(h)    default (other than a default in the payment of principal or interest) shall occur with respect to any Indebtedness of such Floor Plan Borrower, if the total amount of such Indebtedness in default exceeds in the aggregate, an amount equal to $25,000,000 and if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of such Floor Plan Borrower which Indebtedness exceeds in the aggregate, an amount equal to $25,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

(i)    there shall be entered against such Floor Plan Borrower one or more judgments or decrees in excess of $25,000,000 in the aggregate at any one time outstanding and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which such Floor Plan Borrower is insured and with respect to which the insurer has assumed responsibility in writing (subject to usual deductibles) or for and to the extent to which such Floor Plan Borrower is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Required Lenders;

(j)    there shall occur a termination of such Floor Plan Borrower’s Dealer/Manufacturer Agreement with a Manufacturer and the related Floor Plan Loans are not promptly repaid;

(k)    any of the Loan Documents or Security Documents in respect of such Floor Plan Borrower shall cease to be in full force and effect or in any way be terminated (excluding termination caused by the Agent or Lenders) or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective first priority Liens, intended to be created thereby (subject only to Permitted Liens), and such cessation or failure to give or provide such first priority Liens continues for ten (10) days after the first to occur of (i) the Company obtaining knowledge thereof and (ii) written notice thereof having been given to the Company;

(l)    the aggregate outstanding principal balance of all (i) Floor Plan Loans (including Requests for Borrowings of Floor Plan Loans), plus (ii) Swing Line Loans, plus (iii) Swing Line Overdraft Loans, plus (iv) Drafts presented for payment exceeds (1) one hundred ten percent (110%) of the Total Floor Plan Loan Commitment and such condition exists for two (2) consecutive Business Days or (2) the Total Floor Plan Loan Commitment by any amount for fifteen (15) days out of any thirty (30) day period; or

(m)    the Company fails to promptly pay following written demand therefor any payments described in Section 11.3(a) and Section 11.3(b) that are due and payable by a Floor Plan Borrower during the continuance of a Floor Plan Event of Default described in Section 11.3(d) or Section 11.3(e) with respect to such Floor Plan Borrower.

Section 11.4    Floor Plan Remedies.

(a)    Upon the occurrence of a Floor Plan Event of Default under Section 11.3(a), Section 11.3(b), Section 11.3(d), Section 11.3(e), Section 11.3(h), Section 11.3(i), Section 11.3(j), Section 11.3(k), or Section 11.3(l) the Agent may, and at the direction of the Required Lenders or the Swing Line Bank, shall instruct the Floor Plan Agent to (i) make no further Loans to such Floor Plan Borrower (other than Floor Plan Loans and/or Swing Line Loans and/or Swing Line Overdraft Loans made due to the funding of Drafts of such Floor Plan Borrower prior to the suspension and/or termination of the Drafting Agreements of such Floor Plan Borrower in accordance with clause (ii) hereof or any Refunding Floor Plan Loans) during the continuance of such Floor Plan Event of Default, and/or (ii) suspend and/or terminate all or certain of the Drafting Agreements with respect to such Floor Plan Borrower during the continuance of such Floor Plan Event of Default. Notwithstanding the foregoing, the Lenders shall continue to make Floor Plan Loans available to all Floor Plan Borrowers with respect to which no Floor Plan Event of Default has occurred until otherwise provided in Section 11.4(c) below.

(b)    During the sixty (60) day grace period specified by Section 11.3(c) above, the interest rate applicable to Floor Plan Loans, Swing Line Loans and Swing Line Overdraft Loans made during such grace period shall increase by two percent (2%).

(c)    Immediately upon the occurrence of a Floor Plan Event of Default under Section 11.3(c), Section 11.3(f), Section 11.3(g) or Section 11.3(m), or sixty (60) days after the occurrence of any Floor Plan Event of Default under Section 11.3(a), Section 11.3(b), Section 11.3(d), Section 11.3(e), Section 11.3(h), Section 11.3(i), Section 11.3(j), or Section 11.3(k), that is continuing and immediately upon the occurrence of a second, concurrent Floor Plan Event of Default under Section 11.3(a), Section 11.3(b), Section 11.3(d), Section 11.3(e), Section 11.3(h), Section 11.3(i), Section 11.3(j), or Section 11.3(k), no further Loans shall be made (other than Floor Plan Loans and/or Swing Line Loans and/or Swing Line Overdraft Loans made due to the funding of Drafts of such Floor Plan Borrower prior to the suspension and/or termination of the Drafting Agreements as described below or any Refunding Floor Plan Loans), and (i) the Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (x) terminate immediately the Total Floor Plan Loan Commitment and the Total Acquisition Loan Commitment hereunder, and any such termination shall automatically terminate the Swing Line Commitment (provided, that all Drafts funded prior to the completion of the suspension and/or termination of Drafting Agreements as provided in clause (ii) hereof shall be deemed Floor Plan Loans and/or Swing Line Loans, as applicable in accordance with Section 2.3 hereof regardless of the termination of any commitment under this clause (x) and the Lenders’ obligation to comply with the requirements of Section 4.5 of this Agreement shall survive until the suspension and/or termination of Drafting Agreements as provided in clause (ii) hereof), (y) declare the Acquisition Notes and the Floor Plan Notes then outstanding to be immediately due and payable, whereupon the principal of the Acquisition Notes, the Floor Plan Notes, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrowers hereunder and under all of the Loan Documents shall become immediately due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, or (z) pursue and enforce any of the rights and remedies of the Agent or the Floor Plan Agent on behalf of the Lenders as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law and (ii) the Floor Plan Agent and/or Swing Line Bank in its sole discretion may, and at the request of the Required Lenders or the Agent shall (and, to the extent the Commitments have been terminated and the Floor Plan Agent has received notice of such termination, such request shall be deemed to have been made), take all actions reasonably necessary to suspend and/or terminate all Drafting Agreements, and the Floor Plan Agent and/or the Swing Line Bank shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents.

Section 11.5    Overdrawing of Floor Plan Loans. If at any time the aggregate outstanding principal amount of (i) all Floor Plan Loans (including Requests for Borrowings of Floor Plan Loans), plus (ii) all Swing Line Loans, plus (iii) all Swing Line Overdraft Loans, plus (iv) all Drafts presented for payment exceeds (a) 110% of the Total Floor Plan Loan Commitment and such condition exists for two (2) consecutive Business Days or (b) the Total Floor Plan Loan Commitment by any amount for fifteen (15) days out of any 30-day period, then, in such event, the Floor Plan Agent and/or Swing Line Bank acting in its sole discretion may, and upon election of the Required Lenders, shall (y) take any and all actions reasonably necessary to suspend and/or terminate Drafting Agreements and (z) elect by written notice to the Company to terminate the Floor Plan Loan Commitments and to deem such occurrence as constituting an Acquisition Event of Default.

Section 11.6    Application of Collateral.

(a)    Upon the exercise of remedies by the Agent in accordance with this Article XI and pursuant to the procedures among the Lenders set forth in Section 11.6(b), the Agent, after giving written notice to the Borrowers and to all Lenders, all Issuing Banks and the Swing Line Bank of the action(s) to be taken, may at any time or times thereafter (i) receive directly, for the benefit of the Secured Parties and for application to the then outstanding Obligations as provided hereafter in this Section 11.6(a), all payments and proceeds related to the Collateral and/or (ii) in accordance with the Security Documents sell, assign and deliver all of the Collateral or any part thereof, or any substitution therefor or any additions thereto as provided hereafter. Any such sale or assignment may be at any broker’s board or at any public or private sale, at the option of the Agent or of any officer or representative acting on behalf of the Agent, without advertisement or any notice to the Borrowers or any other Person except those required by applicable law (the Borrowers hereby agreeing that ten (10) days’ notice constitutes “reasonable notice”); and each Lender (including the Agent), its officers and assigns, may bid and become purchasers at any such sale, if public, or at any broker’s board if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as the Agent may determine in its sole discretion. Upon the completion of any sale, the Agent shall execute all instruments of transfer necessary to vest in the purchaser(s) title to the property sold, and shall deliver to such purchaser(s) any of the property so sold which may be in the possession of the Agent.

In the case of any sale or other liquidation of Collateral (other than amounts already in the Cash Collateral Account, which amount shall be applied as set forth in Section 6.8), the purchase money proceeds and avails and all other proceeds which then may be held or recovered by the Agent or the Floor Plan Agent for the benefit of the Secured Parties, shall be applied in the following order:

(i)    First, to pay all incurred and unpaid fees, costs and expenses of the Agent, the Swing Line Bank and/or the Floor Plan Agent under the Loan Documents and any protective advances made by the Agent or the Floor Plan Agent with respect to the Collateral under or pursuant to the terms of any Loan Document;

(ii)    Second, to the payment of interest and then principal due to Swing Line Bank in connection with any outstanding Swing Line Overdraft Loans;

(iii)    Third, to the payment of interest and then principal due to Swing Line Bank in connection with any outstanding Swing Line Loans held by the Swing Line Bank;

(iv)    Fourth, to the payment ratably of the amounts due to the Lenders for interest and then principal on all Floor Plan Loans then outstanding that were funded from the Reserve Commitment without preference or priority of such Indebtedness owing to one Lender over another;

(v)    Fifth, to the payment ratably of the amounts due to the Lenders for interest and fees and then principal on all Floor Plan Loans not previously paid, without preference or priority of such Indebtedness owing to one Lender over another;

(vi)    Sixth, to the payment ratably on actual amounts outstanding of (i) the amounts due to the Lenders for interest and then principal on all Acquisition Loans (which include all unreimbursed drawings under all Letter of Credit Obligations) first to Acquisition Loan Lenders that have Acquisition Loan Commitments in an Alternative Currency until such time as the amount owing to each of the Acquisition Loan Lenders under the Acquisition Loan is equal to its Pro Rata Share of Acquisition Loan Commitments and (ii) a Cash Collateral Account equal to the aggregate undrawn amount of all outstanding Letters of Credit, which account shall be subject to the provisions of Section 6.8(a);

(vii)    Seventh, to the payment ratably of the amounts due, without preference or priority of such Indebtedness, for all Obligations arising under Lender Hedging Agreements and Bank Products;

(viii)    Eighth, to the payment ratably of all other amounts due with respect to any other Obligations not otherwise described above; and

(ix)    Ninth, to the payment of the surplus, if any, to the Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b)    Notwithstanding anything to the contrary contained herein or in the Security Documents, all Lenders making Floor Plan Loans and all Lenders making Acquisition Loans acknowledge that any proceeds resulting from the sale or other realization of any Collateral (other than amounts already in the Cash Collateral Account) shall be applied in the order described in Section 11.6(a), above, such that all Swing Line Overdraft Loans shall be paid before Floor Plan Loans, all Floor Plan Loans shall be paid before Acquisition Loans, and all Acquisition Loans will be paid before any liabilities under any Lender Hedging Agreement or Bank Product. Such application will be made by the Agent or the Floor Plan Agent based on either of their calculations of all of such Indebtedness and the various classifications of any Loans made hereunder, which calculations shall be conclusive, absent manifest error. The intent of such classification shall be to create a priority of payments in the order stated notwithstanding that all of said Indebtedness is secured as a group by the Security Documents and the Collateral described therein.

(c)    The Agent is not required to act with respect to the Collateral except in accordance with the written procedures as established by the Required Lenders; however, if the Required Lenders fail to agree upon and establish such procedures, and the exigency of the circumstances requires, the Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Secured Parties under the Loan Documents.

(d)    No Lender or the Swing Line Bank may enforce, or demand enforcement of, any rights or Liens with respect to the Collateral except upon the terms and conditions elsewhere stated in this Agreement.

ARTICLE XII

THE AGENT, FLOOR PLAN AGENT AND THE COLLATERAL

Section 12.1    Reserved.

Section 12.2    Authorization and Action of the Agent; Rights and Duties Regarding Collateral, Priority of Distributions.

(a)    In order to expedite the various transactions contemplated by this Agreement, each Lender (on its own behalf and on behalf of any of its Affiliates from time to time party to any Lender Hedging Agreement or Bank Product), the Floor Plan Agent and the Swing Line Bank hereby irrevocably appoints and authorizes U.S. Bank to act as Agent on its behalf. Each of the Lenders (on its own behalf and on behalf of any of its Affiliates from time to time party to any Lender Hedging Agreement or Bank Product), the Floor Plan Agent and the Swing Line Bank and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes and directs the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender, the Floor Plan Agent or the Swing Line Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent is hereby expressly authorized on behalf of the Lenders, the Floor Plan Agent and the Swing Line Bank, without hereby limiting any implied authority, (i) to receive on behalf of each of the Lenders and the Swing Line Bank any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Lenders and the Swing Line Bank to the Borrowers of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in Section 12.8; (iii) to distribute to each Lender and the Swing Line Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Agent; (iv) to distribute to the Borrowers any and all requests, demands and approvals received by the Agent or from the Lenders, and (v) to distribute and receive all notices, agreements and other material as provided in this Agreement with respect to Floor Plan Loans and to deal with the Floor Plan Agent to the fullest extent required or contemplated by the terms of their Agreement or any other Loan Document. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the Loans, the Floor Plan Agent and the Swing Line Bank; provided, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

(b)    The Agent shall hold all of the Collateral along with all payments and proceeds arising therefrom, for the benefit of all Secured Parties as security for the payment of all the Obligations subject to the provisions of Section 11.6(a). Upon payment in full of all the Obligations and termination of the Commitments, the Agent shall release all of the Collateral to the Borrowers. Except as otherwise expressly provided for in Section 13.5, the Agent, in its own name or in the name of the Borrowers, may enforce any of the rights provided for in the Security Documents and may collect, receive and receipt for all proceeds receivable on account of the Collateral.

(c)    All payments and proceeds of every kind from the Collateral, when directly received by the Agent pursuant to Section 11.6(a) (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which the Agent or another Lender was the purchaser, or otherwise) shall be held by it as a part of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Obligations in the manner set forth in Section 11.6(a).

Section 12.3    Agent’s Reliance.

(a)    Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.3 resulting from their sole ordinary or contributory negligence).

(b)    Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note, respectively, as the holder of such Note until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender, the Swing Line Bank, or the Floor Plan Agent and shall not be responsible to any Lender, the Swing Line Bank, or the Floor Plan Agent for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender, the Swing Line Bank or the Floor Plan Agent for the due execution, legality, validity, enforceability, collectability, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Lender, the Swing Line Bank or the Floor Plan Agent for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

Section 12.4    Agent and Affiliates; U.S. Bank and Affiliates. Without limiting the right of any other Lender or the Swing Line Bank to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, U.S. Bank shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include U.S. Bank in its individual capacity. U.S. Bank and its Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (collectively, the “Other Financings”) with any of the Borrowers or any of their Affiliates, or may act as trustee on behalf of, or depository for, or otherwise engage in other business transactions with any of the Borrowers or any of their Affiliates (all Other Financings and other such business transactions being collectively, the “Other Activities”) with no responsibility to account therefor to the Lenders or the Floor Plan Agent. Without limiting the rights and remedies of the Lenders, the Swing Line Bank, or the Floor Plan Agent specifically set forth in the Loan Documents, no other Lender, the Swing Line Bank, nor the Floor Plan Agent shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Agent in respect of any such

Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the Obligations of any Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender, the Swing Line Bank and the Floor Plan Agent shall be entitled to share in such application according to its equitable portion of such Obligations.

Section 12.5    Lenders’ Indemnity of Agent.

(a)    The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent’s satisfaction by the Lenders and the Swing Line Bank against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders and the Swing Line Bank agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitment ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (or either of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents (including any action taken or omitted under Article II of this Agreement). Without limitation of the foregoing, each Lender and the Swing Line Bank agrees to reimburse the Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.5 shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

(b)    Notwithstanding the foregoing, no Lender or the Swing Line Bank shall be liable under this Section 12.5 to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender and the Swing Line Bank agrees, however, that it expressly intends, under this Section 12.5, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent’s sole ordinary or contributory negligence.

Section 12.6    Lender Credit Decision. Each Lender and the Swing Line Bank acknowledges that it has, independently and without reliance upon the Agent, the Floor Plan Agent or any other Lender or the Swing Line Bank and based on the financial statements referred to in Section 7.5 or Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Agent, the Floor Plan Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

Section 12.7    Resignation of Agent; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided herein the Agent may resign at any time by giving thirty (30) days written notice thereof to the Lenders, the Swing Line Bank, the Floor Plan Agent and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval of the Company, prior to the occurrence and continuance of an Event of Default, which approval shall not be unreasonably withheld. If within thirty (30) calendar days after the retiring Agent’s giving of notice of resignation no successor Agent shall have been so appointed by the Required Lenders, approved by the Company, prior to the occurrence and continuance of a Default or an Event of Default and shall have accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank, organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent by a successor Agent hereunder and under the Notes, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent’s resignation as the Agent hereunder and under the Notes, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

Section 12.8    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender, the Swing Line Bank, the Floor Plan Agent or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default” or “notice of event of default,” as applicable. If the Agent receives such a notice, the Agent shall give notice thereof to the Lenders, the Swing Line Bank and the Floor Plan Agent and, if such notice is received from a Lender, the Swing Line Bank or the Floor Plan Agent, the Agent shall give notice thereof to the other Lenders, the Swing Line Bank and the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 11.2 and Section 11.4.

Section 12.9    Authorization and Action of the Floor Plan Agent.

(a)    In order to expedite the various transactions contemplated by this Agreement, each Lender, the Swing Line Bank and the Agent hereby irrevocably appoint and authorize Comerica Bank to act as Floor Plan Agent on its behalf. Each of the Lenders, the Swing

Line Bank and the Agent, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes and directs the Floor Plan Agent to take such action and to exercise such powers hereunder as are specifically delegated to or required of the Floor Plan Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Floor Plan Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Floor Plan Agent shall be mechanical and administrative in nature; the Floor Plan Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender, the Swing Line Bank or the Agent; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Floor Plan Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Floor Plan Agent is hereby expressly authorized on behalf of the Lenders to (i) receive and distribute funds, (ii) to receive and distribute all Communications and agreements and other material and (iii) to take all actions and perform such duties and make such determinations, all as provided in this Agreement. As to any matters not expressly provided for by this Agreement or any Loan Document, the Floor Plan Agent shall not be required to exercise any discretion or take any action, but shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, the Swing Line Bank, the Agent and all holders of Notes and the Loans and the Floor Plan Agent; provided, that the Floor Plan Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law.

(b)    To the extent that any proceeds of the Motor Vehicles constituting Collateral includes notes or other instruments evidencing any monetary obligation to, or interest of, any Borrower, such Borrower shall deliver or cause to be delivered to the Floor Plan Agent letters, executed by such Borrower and approved by counsel for the Floor Plan Agent, notifying the obligors to make payments directly to the Floor Plan Agent, such letters to be held by the Floor Plan Agent and sent to such obligors at its discretion. All payments and proceeds of every kind from Motor Vehicles constituting Collateral, when directly received by the Floor Plan Agent (whether from payments on or with respect to proceeds of Motor Vehicles constituting Collateral, from foreclosure and sale to third parties, from sale of Motor Vehicles constituting Collateral subsequent to a foreclosure at which the Floor Plan Agent or another Lender was the purchaser, or otherwise) shall be, except as otherwise expressly provided hereinafter, applied to the Obligations in the manner set forth in Section 11.6(a).

Section 12.10    Floor Plan Agent’s Reliance.

(a)    Neither the Floor Plan Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (i) with the consent or at the request of the Required Lenders acting by and through the Agent or (ii) in the absence of its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction (it being the express intention of the parties hereto that the Floor Plan Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.10 resulting from their sole ordinary or contributory negligence).

(b)    Without limitation of the generality of the foregoing, the Floor Plan Agent: (i) may treat the Agent as Agent hereunder until the Floor Plan Agent receives written notice of the appointment of a successor Agent as provided in Section 12.7; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender, the Swing Line Bank or the Agent and shall not be responsible to any Lender, the Swing Line Bank or the Agent for any statements, warranties or representations made in or in connection with this Agreement; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender, the Swing Line Bank or the Agent for the due execution, legality, validity, enforceability, collectability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto; (vi) except as otherwise expressly provided herein shall not be responsible to any Lender, the Swing Line Bank or the Agent for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

Section 12.11    Floor Plan Agent and Affiliates; Comerica and Affiliates. Without limiting the right of any other Lender, the Swing Line Bank or the Agent to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, Comerica Bank shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Lender and may exercise the same as though it were not the Floor Plan Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Comerica Bank in its individual capacity. Unless prohibited hereby, Comerica Bank and its Affiliates may be engaged in, or may hereafter engage in, one or more Other Financings with the Company, any other Borrower or any of their Affiliates, or may act as trustee on behalf of, or depository for, or otherwise engage in Other Activities with no responsibility to account therefor to the Lenders or the Agent. Without limiting the rights and remedies of the Lenders or the Agent specifically set forth in the Loan Documents, no other Lender nor the Agent shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any of the Borrowers not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Floor Plan Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Floor Plan Agent which may be or become security for the Obligations of the Borrowers under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender and the Swing Line Bank shall be entitled to share in such application according to its equitable portion of such Obligations.

Section 12.12    Floor Plan Agent’s Indemnity.

(a)    The Floor Plan Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Floor Plan Agent’s satisfaction by the Lenders and the Swing Line Bank, against loss, cost, liability and expense. If any indemnity furnished to the Floor Plan Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders and the Swing Line Bank agree to indemnify the Floor Plan Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitment ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Floor Plan Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Floor Plan Agent under this Agreement, the Notes and the other Loan Documents (including action taken or omitted under Article II or Article IV of this Agreement). Without limitation of the foregoing, each Lender and the Swing Line Bank agrees to reimburse the Floor Plan Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Floor Plan Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Floor Plan Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.12 shall survive the termination of this Agreement, the payment of the Loans and/or the assignment of any of the Notes.

(b)    Notwithstanding the foregoing, no Lender nor the Swing Line Bank shall be liable under this Section 12.12 to the Floor Plan Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Floor Plan Agent’s gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender and the Swing Line Bank agrees however, that it expressly intends, under this Section 12.12, to indemnify the Floor Plan Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Floor Plan Agent’s sole ordinary or contributory negligence.

Section 12.13    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Floor Plan Agent, the Agent or any other Lender and based on the financial statements referred to in Section 7.5 and Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Floor Plan Agent, the Swing Line Bank, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

Section 12.14    Resignation of Floor Plan Agent; Successor Floor Plan Agent. Subject to the appointment and acceptance of a successor Floor Plan Agent as provided herein, the Floor Plan Agent may resign at any time by giving thirty (30) days written notice thereof to the Lenders, the Agent and the Company. Prior to the effectiveness of the termination of the existing Floor Plan Agent, the Floor Plan Agent shall also be terminated as Swing Line Bank and all Swing Line Loans, Swing Line Overdraft Loans outstanding as of such date and all amounts funded by the Floor Plan Agent pursuant to Section 2.10 hereof shall be purchased by the successor Floor Plan Agent or the Lenders, and all of the obligations of the Floor Plan Agent pursuant to any drafting agreements issued by the Floor Plan Agent pursuant to Section 2.8 hereof shall have been irrevocably assumed by the successor Floor Plan Agent, and the successor Floor Plan Agent shall have agreed to indemnify the existing Floor Plan Agent in connection with any costs, liabilities or obligations arising out of, or in any way connected with, the transfer of such drafting agreements to the Successor Floor Plan Agent. Upon any such resignation or termination, the Required Lenders shall have the right to appoint a successor Floor Plan Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. If no successor Floor Plan Agent shall have been so appointed by the Required Lenders, approved by the Company and shall have accepted such appointment, all within thirty (30) calendar days after the resignation or termination of the Floor Plan Agent, then the Agent shall, on behalf of the Lenders, appoint a successor Floor Plan Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Floor Plan Agent hereunder, such successor Floor Plan Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Floor Plan Agent, and the retiring Floor Plan Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Floor Plan Agent’s resignation as the Floor Plan Agent hereunder, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Floor Plan Agent under this Agreement.

Section 12.15    Notice of Default. Neither the Agent nor the Floor Plan Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent and the Floor Plan Agent shall have received notice from a Borrower, a Lender or the Swing Line Bank, stating that such Default or Event of Default has occurred and stating that such notice is a “notice of default” or “notice of event of default”, as applicable. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall give notice thereof to the Lenders, the Swing Line Bank and the Agent. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 12.9 and Section 12.10.

Section 12.16    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not to or for the benefit of any Borrower or any of its Affiliates, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not to or for the benefit of any Borrower or any of its Affiliates, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.17    Erroneous Payments.

(a)    If the Agent notifies a Lender, Issuing Bank or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 12.17(b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting Section 12.17(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 12.17(b).

(c)    Each Lender Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender Party from the Obligations, against any amount due to the Agent under Section 12.17(a) or under the indemnification provisions of this Agreement.

(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Agent from a Borrower for the purpose of making such Erroneous Payment.

(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment.

(f)    Each party’s agreements under this Section 12.17 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Notices, Etc. The Agent, any Lender, or the holder of any of the Notes or Loans, the Floor Plan Agent, and the Swing Line Bank giving consent or notice or making any request of the Company or any of the other Borrowers provided for hereunder, shall notify each Lender, the Floor Plan Agent and the Agent thereof. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Lender) unless and until the Agent receives written notice to the contrary. All notices, consents, requests, approvals, demands and other communications (collectively, “Communications”) provided for herein shall be in writing (including facsimile) and mailed, faxed or delivered:

(a)    if to the Company, at 800 Gessner, Suite 500, Houston, TX 77024, Attention: the Chief Financial Officer and the Treasurer, Facsimile No. (713) 647-5858, Telephone No. 713-647-5700, with a copy to the General Counsel, Facsimile No. (713) 647-5869, Telephone No. (713) 647-5700;

(b)    if to the Borrowers, or any individual Borrower, at the address of the Company specified in Section 13.1(a) above;

(c)    if to the Agent, at 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Lauren Wenger, Facsimile No. 866-721-7062, Telephone No. 503-464-4701;

a copy to U.S. Bank National Association, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Syndication Services, Facsimile No. 866-721-7062, Telephone No. 503-464-4701, and for matters relating to Letters of Credit, with a copy to Syndication Services, Email: agencyserviceslcmshared@usbank.com; and

in the case of Borrowings denominated in Alternative Currencies, to U.S. Bank National Association, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Keith Baas; Email NWLSComplexCreditsOshkosh@usbank.com;

(d)    if to any Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the Closing Date, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person;

(e)    in the case of any party hereto, such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties;

(f)    if to the Floor Plan Agent, at Comerica Bank, National Dealer Services, 2900 North Loop West, Suite 700, Houston, Texas 77092, Attention: W. Cody Brackeen, Facsimile No. (713) 507-2879, Telephone No. (713) 507-1319.

All Communications shall be effective when (i) mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or (ii) faxed to any party to the facsimile number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other facsimile number designated by such party in a Communication to the other parties hereto) and confirmed by a transmission report verifying the correct facsimile number and number of pages and that such transmission was well transmitted, or (iii) delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Agent pursuant to Article VI or Article XI shall not be effective until received by the Agent.

Section 13.2    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Commitment Fees or any other fee or amount payable under the Notes or this Agreement is outstanding and unpaid and as long as the Commitments of the Lenders have not been terminated.

Section 13.3    Successors and Assigns; Participations.

(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agent, the Floor Plan Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except as permitted by Section 10.3, no Borrower may assign or transfer any of its rights or Obligations hereunder without the prior written consent of all the Lenders.

(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, that (i) no such assignment shall be made unless such assignment and assignee have been approved by the Agent, the Floor Plan Agent, the Issuing Banks and the Swing Line Bank and, so long as no Event of Default exists, the Company, such approvals not to be unreasonably withheld or delayed, provided that such approval of the Company shall not be required if the assignee is a Lender or an Affiliate of a Lender, provided further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received written notice thereof, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations to this Agreement, and be pro rata between the Acquisition Loan Commitment of such Lender and the Floor Plan Loan Commitment of such Lender, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall (A) be equal to the entire amount of the Commitment of the assigning Lender or (B) if not equal to the entire amount of the Commitment of the assigning Lender, in no event be less than $5,000,000 and shall be in an amount which is an integral multiple of $1,000,000; provided, for purposes of this Section 13.3(b), that the retained Commitment of the assigning Lender may not be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit 13.3(b) hereto (an “Assignment and Acceptance”), together with any Note subject to such assignment and the assignor shall pay to the Agent a processing and recordation fee of $3,000 payable by the Lender’s assignor thereunder, (v) the assignee shall deliver to the Agent an Administrative Questionnaire and (vi) no such assignment shall be made to (A) the Company or any of its Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or a Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be no later than five (5) Business Days after the execution thereof unless otherwise agreed to by the assigning Lender, the Eligible Assignee thereunder and the Agent, (x) the assignee thereunder shall become a party hereto and under the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of their Obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under Section 7.5 or Section 9.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender’s assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee and has, to the extent required, complied with the covenants contained in Section 5.14; (vi) such assignee appoints and authorizes the Agent and the Floor Plan Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Floor Plan Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrowers and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon request, the Agent will send a copy of the Register to the Company.

(e)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Note subject to such assignment, the processing and recordation fee referred to in Section 13.3(b) and, if required, the Company’s written consent to such assignment, the Agent shall (subject to the consent of the Company to such assignment, if required), if such Assignment and Acceptance has been completed and is in the form of Exhibit 13.3(b), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the Lenders. Within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver and shall cause each of the other Borrowers to execute and deliver to the Agent in exchange for the surrendered Note a new Note to such Eligible Assignee in an amount equal to the assigning Lender’s Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the assigning Lender in an amount equal to the portion of its Commitment retained by the assigning Lender hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 1.1C or Exhibit 1.1E, as applicable. Each canceled Note shall be promptly returned to the Company.

(f)    Each Lender may without the consent of any Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions and Tax indemnities contained in Article V (subject to the requirements and limitations therein, including the requirements under Section 5.14(f) (it being understood that the documentation required under Section 5.14(f) shall be delivered to the participating Lender)) only to the same extent that the Lender from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and Tax indemnities and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the Obligations of any of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans). To the extent permitted by law, each participant shall also be entitled to the benefits of Section 13.5 as though it were a Lender; provided that such participant agrees to be subject to Section 5.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it entered the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(g)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions, including without limitation the provisions of Section 13.19) to preserve the confidentiality of any confidential information relating to any Borrower received from such Lender.

(h)    Anything in this Section 13.3 to the contrary notwithstanding, any Lender may at any time, without the consent of any Borrower or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank or other central bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank or central bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(i)    All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 13.13 be construed as a “purchase” or “sale” of a “security” within the meaning of any applicable federal or state securities laws.

Section 13.4    Expenses of the Agents and Lenders; Indemnity.

(a)    The Borrowers agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Agent and the Floor Plan Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agent, the Floor Plan Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of the counsel for the Agent and the Floor Plan Agent, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Lender and costs and fees associated with floor plan audits, to the extent not previously paid by Borrowers. The Borrowers agree to indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the Notes or other Loan Documents.

(b)    THE BORROWERS EACH AGREE TO INDEMNIFY THE AGENT, THE FLOOR PLAN AGENT, THE ISSUING BANKS, THE LENDERS AND THEIR RESPECTIVE AFFILIATES AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS AND AGENTS OF SUCH PERSON AND SUCH PERSON’S AFFILIATES (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND TO HOLD THE LENDERS AND SUCH OTHER INDEMNITEES HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO AND THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER (INCLUDING THE MAKING OF THE COMMITMENT OF EACH LENDER) AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, (II) THE USE OF PROCEEDS OF THE LOANS OR (III) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY BORROWER, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT (I) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) ARISE FROM ANY DISPUTE SOLELY AMONG INDEMNITEES (OTHER THAN ANY CLAIMS AGAINST THE AGENT, THE FLOOR PLAN AGENT, THE SWING LINE BANK OR ANY ISSUING BANK, IN EACH CASE, IN

ITS CAPACITY AS SUCH) NOT INVOLVING AN ACT OR OMISSION BY THE COMPANY OR ITS AFFILIATES. THE BORROWERS AGREE THAT THEY EXPRESSLY INTEND TO INDEMNIFY EACH INDEMNITEE FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES ARISING OUT OF THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE AS DETERMINED IN A FINAL AND NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. THIS SECTION 13.4(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c)    The provisions of this Section 13.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Lender. All amounts due under this Section 13.4 shall be payable within ten (10) days following receipt by the Company of a detailed invoice or statement setting forth in reasonable detail the basis of such claim and the amounts so expended or lost or the amount of damages so incurred.

(d)    No Indemnitee may settle any claim to be indemnified without prior written notice to the Company; provided, however, failure to provide such prior written notice shall in no way affect the settlement of such claims.

(e)    In the case of any indemnification hereunder, the Indemnitee shall give notice to the Company of any such claim or demand being made against the Indemnitee and the Company may participate in such proceeding at its own expense if legal counsel to the Company is acceptable to the Agent.

(f)    To the fullest extent permitted by applicable law, no party to this Agreement shall assert, and each party hereto hereby waives, any claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of proceeds thereof; provided that nothing in this paragraph (f) shall relieve the Company or any other Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party to the extent such Indemnitee would otherwise be entitled to indemnification hereunder.

Section 13.5    Right of Setoff. If either (i) an Acquisition Event of Default (other than an Acquisition Event of Default under Section 11.1(n)) or (ii) a Floor Plan Event of Default with respect to which the remedies described in Section 11.4(c) may be exercised shall have occurred and be continuing, each Lender and the Swing Line Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Swing Line Bank or any branch Subsidiary or Affiliate thereof to or for the credit or the account of the Borrowers against any of and all the Obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Lender and the Swing Line Bank, respectively, according to their respective rights as otherwise provided herein, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over to immediately to the Agent for further application in accordance with the provisions of Section 5.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Issuing Banks and the Lenders and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owed to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Swing Line Bank agree promptly to notify the Borrowers after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Swing Line Bank under this Section 13.5 are in addition to other rights and remedies (including other rights of setoff) which such Lender and the Swing Line Bank may have under applicable law. Each Lender hereby specifically agrees that in order to ensure that it has control over said deposit accounts (as defined in the UCC), it will act in accordance with the instructions from the Agent in regard to the disposition of the funds in said deposit accounts without further consent from any Borrower. The Lenders agree to indemnify each other (to the extent not reimbursed by the Borrowers), ratably according to their respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitment ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Lender in any way relating to or arising out of any action taken or omitted by such Lender in connection with its exercise of set off rights for credit to any or all of the Obligations.

Section 13.6    Governing Law; Jurisdiction.

(a)    This Agreement, the Notes, the other Loan Documents and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Borrowers, the Agent, the Floor Plan Agent and the Lenders under the laws of the State of Texas and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said State and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, the Notes or the other Loan Documents shall be deemed to constitute a waiver of any rights which any Lender may have under applicable federal legislation relating to the amount of interest which such Lender may contract for, take, receive, or charge in respect of any Loans, including any right to contract for, take, receive, reserve and charge interest at the rate allowed by the law of the state where such Lender is located. If and to the extent the laws of the State of Texas are applicable for purposes of determining the Highest Lawful Rate, such term means the “weekly ceiling” from time to time in effect under Section 303 of the Texas Finance Code, as amended (the “Act”), or, if permitted by applicable law and effective upon the giving of the notices required by the Act (or effective upon any other date otherwise specified by applicable law), the “monthly”, “quarterly” or “annualized” ceiling from time to time in effect under the Act, whichever Agent shall elect to substitute for the

“weekly ceiling,” and vice versa, each such substitution to have the effect provided in the Act, and Agent shall be entitled to make such election from time to time one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with the Act. The provisions of Chapter 346 of the Texas Finance Code, as amended, do not apply to this Agreement or any Note issued hereunder.

(b)    Each Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the City of Houston or County of Harris, Texas, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Collateral is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Obligations. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the City of Houston or County of Harris, Texas may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address stated in Section 13.1, or at a subsequent address of which the Agent received actual notice from such Borrower in accordance with this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Each Borrower, to the extent it is not qualified to do business in Texas, hereby irrevocably designates, appoints and empowers the Company, with offices at 800 Gessner, Suite 500, Houston, Texas 77024, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceedings.

Section 13.7    Waivers; Amendments.

(a)    No failure or delay of the Agent, the Floor Plan Agent, the Swing Line Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in Section 13.7(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Each holder of any Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

(b)    Neither this Agreement, any Note, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to a written agreement or agreements entered into by the Borrowers and the Required Lenders; provided, that no such agreement shall (i) change the principal amount of, or extend the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or, except as provided in this Agreement, decrease the rate of interest on any Loan, or the amount of any fees payable to any Lender without the written consent of each Lender affected thereby, (ii) change or extend the Commitment of any Lender without the written consent of such Lender or change or postpone the payment of the Commitment Fees payable to any Lender without the written consent of each Lender, or increase the amount of the Total Commitment without the consent of each Lender (except in accordance with Section 5.18), (iii) release or defer the granting or perfecting of a Lien in any Collateral or release any Guarantee or similar undertaking provided by any Person or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents without the written consent of each Lender; provided, the Agent or the Floor Plan Agent, as the case may be, shall be entitled to release any Collateral or any Guarantee which a Borrower is permitted to sell or transfer or otherwise release under the terms of this Agreement or any Loan Document without notice to or any further action or consent of the Lenders; (iv) amend or modify the provisions of this Section 13.7, Section 13.3(a), Section 4.6(b), Section 5.11, Section 12.2(c), Section 10.1(q), or Section 11.6(a), the definition of the “Required Lenders” without the written consent of each Lender or (v) amend or modify the provisions of Section 5.20 or the definition of “Defaulting Lender” without the written consent of each Lender; and provided further that (1) no such agreement shall amend, modify, waive or otherwise affect the rights or duties of the Agent, the Floor Plan Agent or the Swing Line Bank hereunder without the written consent of the affected Person, (2) no amendment will affect the interest rate or any fees applicable to the Swing Line Loans or the Swing Line Overdraft Loans without the consent of the Swing Line Bank, and (3) the Borrowers and the Swing Line Bank may agree, without the consent of the Floor Plan Agent, the Agent or any of the other Lenders to amend or otherwise modify the interest rate or any fees (including the addition of fees) applicable to the Swing Line Loans or the Swing Line Overdraft Loans. Notwithstanding the foregoing, the Agent may execute and deliver to any Borrower releases of chattel paper sold to any provider of Permitted New Vehicle Floor Plan Indebtedness in accordance with the terms of the Intercreditor Agreement executed in connection therewith between the Agent and any such provider. Each Lender and each holder of any Note shall be bound by any modification or amendment authorized by this Section 13.7 regardless of whether its Note shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 13.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked. Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments of such Defaulting Lender may not be increased or extended, the principal amount of any Loan made by such Defaulting Lender may not be reduced (other than by payment) and the maturity of any Loan made by such Defaulting Lender may not be extended, in each case, without the consent of such Defaulting Lender.

Section 13.8    Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount contracted for, charged, paid, or otherwise agreed to be paid, or received to the Agent or any Lender for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement, any Note or any other Loan Document to the contrary notwithstanding, none of the Borrowers shall ever be required to pay unearned interest on any Note and shall never be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, such Note and the other Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrowers under this Agreement, such Note or Loan Document to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrowers under this Agreement, such Note or any Loan Document shall be reduced to the amount allowed under applicable law, and (b) any unearned interest paid by the Borrowers or any interest paid by the Borrowers in excess of the Highest Lawful Rate shall be credited on the principal of such Note (or, if the principal amount of such Note shall have been paid in full, refunded to the Borrowers). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Lender under the Notes held by it, or under this Agreement, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Lender (such Highest Lawful Rate being such Lender’s “Maximum Permissible Rate”), and shall be made, to the extent permitted by usury laws applicable to such Lender (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes all interest at any time contracted for, charged or received by such Lender in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at such Lender’s Maximum Permissible Rate pursuant to this Section 13.8 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender’s Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender’s Maximum Permissible Rate until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.8.

Section 13.9    Severability; Conflicts.

(a)    In the event any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(b)    In the event any of the terms and provisions of any other Loan Document are inconsistent with the terms and provisions set forth in this Agreement, the terms and provisions set forth in this Agreement shall prevail.

Section 13.10    Counterparts. This Agreement may be executed in two or more counterparts, which may be delivered in original, electronic or facsimile form, and each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 13.11.

Section 13.11    Binding Effect. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent, the Floor Plan Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein except as provided in Section 13.3(a).

Section 13.12    Further Assurances. Each Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, transfers, assignments, financing statements or other assurances, and take any and all such other action, as the Agent or the Floor Plan Agent may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the Obligations of the Borrowers thereunder or for better assuring and confirming unto the Lenders all or any part of the security for any of such Obligations.

Section 13.13    Subsidiary Solvency Savings Clause. Each of the Borrowers acknowledges the receipt and acceptance of valuable consideration as of the Closing Date and thereafter in connection with this Agreement; and each Borrower further acknowledges and agrees that the direct benefits and enrichment it derives from being a party to this Agreement constitute a reasonably equivalent value to it in exchange for the liability it has incurred pursuant to this Agreement. Further, each of the Borrowers acknowledge the interdependence by and among the other Borrowers in successfully carrying out their business operations. Each of the Borrowers represents that it is solvent prior to entering into this Agreement and that the transactions completed hereby will not render it insolvent; provided, in the event that the Indebtedness incurred by any Borrower pursuant to this Agreement or the transactions contemplated hereby would constitute a “fraudulent transfer” under Section 548 of the Federal Bankruptcy Code or pursuant to any applicable state law governing “fraudulent transfers” because such Borrower is deemed to have become insolvent as a result of incurring such Indebtedness, then, in such event, the liability of any such Borrower hereunder shall automatically be deemed for all purposes to be equal to one dollar less than that amount of Indebtedness which would not render such Borrower insolvent.

Section 13.14    Joint and Several Liability and Related Matters; Keepwell.

(a)    Each of Floor Plan Borrowers other than the Company authorizes the Company with full power and authority as attorney-in-fact, to execute and deliver Requests for Borrowings, requests for issuance of Letters of Credit and each other instrument, certificate and report to be delivered by any Floor Plan Borrower to the Agent, the Floor Plan Agent and the Lenders pursuant to this Agreement or any Loan Document. Each of the Floor Plan Borrowers agrees that it shall be bound by any action taken by the Company on its behalf pursuant to such appointment.

(b)    The obligations of each of the Ford Borrowers under this Agreement and the Loan Documents shall be joint and several only with all other Ford Borrowers and the liability of each of the Ford Borrowers shall be limited to an amount equal to the Ford Borrower Liability Amount and the Collateral of all Ford Borrowers granted or pledged to the Agent for the benefit of the Secured Parties to secure the Obligations shall secure only that portion of the Obligations attributable to all of the Ford Borrowers as hereinabove provided. The obligations of each of the GM Borrowers under this Agreement and the Loan Documents shall be joint and several with all the Borrowers and (except as provided in the GM Borrower Guaranty executed by each of the GM Borrowers) the liability of each of the GM Borrowers shall be limited to an amount equal to the GM Borrower Liability Amount and the Collateral of all GM Borrowers granted or pledged to the Agent for the benefit of the Secured Parties to secure the Obligations shall secure only that portion of the Obligations attributable to all of the GM Borrowers as hereinabove provided. Subject to Section 13.13, the Obligations of all other Borrowers under this Agreement and the other Loan Documents or otherwise are joint and several and not limited in any way whatsoever.

(c)    Except as herein provided, each Borrower acknowledges and agrees that it is the intent of the parties that each Borrower be primarily liable for the Obligations as a joint and several obligor. It is the intention of the parties that, except as herein provided, with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Loans and Letter of Credit Obligations and other extensions of credit taken by other Borrowers, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

(i)    any lack of validity, legality or enforceability of this Agreement, any Note or any Loan Document as to any other Borrower;

(ii)    the failure of any Lender or any holder of any Note:

(A)    to enforce any right or remedy against any Borrower or any other Person (including any surety) under the provisions of this Agreement, such Note or otherwise, or

(B)    to exercise any right or remedy against any surety of, or Collateral securing, any obligations;

(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

(iv)    any reduction, limitation, impairment or termination of any Obligations with respect to any other Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

(v)    any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Lender or any holder of the Notes securing any of the Obligations; or

(vi)    any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Obligations) available to, or a legal or equitable discharge of, any other Borrower, any surety or any guarantor.

(d)    Each Borrower agrees that its liability hereunder and its liability under any of the Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower as though such payment had not been made.

(e)    Each Borrower hereby expressly waives: (i) notice of the Lenders’ acceptance of this Agreement; (ii) notice of the existence or creation or non-payment of all or any of the Obligations other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, acceleration and the notice of intent to accelerate and all other notices whatsoever other than notices expressly provided for in this Agreement; and (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for or Guarantee of any of the foregoing, subject, however, in the case of Collateral in the possession of the Agent or a Lender to such Person’s duty to use reasonable care in the custody and preservation of such Collateral.

(f)    No delay on any of the Lenders’ part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders’ rights or any Borrower’s Obligations under this Agreement or the other Loan Documents.

(g)    Each Borrower hereby represents and warrants to each of the Lenders that it now has and will continue to have independent means of obtaining information concerning the Borrowers’ affairs, financial condition and business. The Lenders shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning the Borrowers’ affairs, financial condition or business which may come into the Lenders’ possession.

(h)    Each Qualified ECP Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Agreement in respect of Indirect Swap Obligations (provided, however, that each Qualified ECP Borrower shall only be liable under this Section 13.14(h) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.14, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Borrower under this Section shall remain in full force and effect so long as this Agreement shall remain in effect or any Obligations shall be unpaid and until the Commitments of all the Lenders shall expire or terminate, until no Letter of Credit Obligations are outstanding and until all Drafting

Agreements are terminated. Each Qualified ECP Borrower intends that this Section 13.14(h) constitute, and this Section 13.14(h) shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 13.15    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “USA PATRIOT Act”) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and their Subsidiaries, which information includes the name and address of the Borrowers and their Subsidiaries, and other information that will allow such Lender to identify the Borrowers and their Subsidiaries in accordance with the USA PATRIOT Act.

Section 13.16    Loans Under Prior Credit Agreement. On the Closing Date:

(a)    the Company shall pay all accrued and unpaid commitment fees outstanding under the Eleventh Amended and Restated Agreement for the account of each “Lender” under the Eleventh Amended and Restated Agreement;

(b)    each Letter of Credit outstanding under the Eleventh Amended and Restated Agreement shall be deemed to have been issued under this Agreement without further consideration or any fees under the Eleventh Amended and Restated Agreement or this Agreement;

(c)    each Drafting Agreement outstanding under the Prior Agreements shall be deemed to have been issued under this Agreement;

(d)    each of the Borrowers hereto acknowledges and affirms the security interests and Liens granted by it under each of the Security Documents to which it is a party; and

(e)    the Eleventh Amended and Restated Agreement and the Commitments thereunder shall be superseded in their entirety by this Agreement.

The Obligations of the Company hereunder are in restatement, amendment, renewal and extension of the obligations and indebtedness of the Company under the Prior Agreements.

Section 13.17    Exiting Lenders. Amarillo National Bank, MassMutual Asset Finance LLC and KeyBank National Association, as a “Lender” under the Eleventh Amended and Restated Agreement (the “Exiting Lender”), hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans outstanding under, the Eleventh Amended and Restated Agreement such that, after giving effect to this Agreement (a) the Exiting Lender shall (i) be paid in full for all amounts owing under the Prior Agreements as agreed and calculated by the Exiting Lender and the Agent in accordance with the Eleventh Amended and Restated Agreement, (ii) cease to be a “Lender” under the Eleventh Amended and Restated Agreement and the “Loan Documents” as defined therein and (iii) relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance or event or condition arising prior to the Effective Date) and be released from its obligations under the Eleventh Amended and Restated Agreement and the other “Loan Documents” as defined therein and (b) the Commitments of each Lender shall be as set forth on Schedule 1.1(a) hereto. The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Agent, the Floor Plan Agent, the Issuing Banks, the Swing Line Bank or the Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of the Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The assignee Lenders and the Agent shall make all appropriate adjustments in payments under the Eleventh Amended and Restated Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves. The Exiting Lender is executing this Agreement for the sole purpose of evidencing its agreement to this Section 13.17 only and for no other purpose.

Section 13.18    FINAL AGREEMENT OF THE PARTIES. THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTES, THE AGENT’S LETTER, THE FLOOR PLAN AGENT’S LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 13.19    Confidentiality. In the event that any of the Borrowers provides to the Agent, the Floor Plan Agent or any Lender, written confidential information belonging to any of the Borrowers that is denominated in writing as “confidential,” the Agent, the Floor Plan Agent, and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information, including without limitation, non-disclosure of such information to any of such Agent’s, Floor Plan Agent’s or Lender’s Affiliates who may be competitors of any of the Borrowers in the business of acquiring and/or consolidating automotive dealerships. The obligation of confidence under this Section 13.19 shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent, the Floor Plan Agent or any Lender breaching its obligation of confidence hereunder, (iii) are previously known by such Agent, Floor Plan Agent or Lender from some source other than the Company, (iv) are hereafter obtained by or available to such Agent, Floor Plan Agent or Lender from a third party who owes no obligation of confidence to any of the Borrowers with respect to such information or through any other means other than through disclosure by any of the Borrowers, (v) must be disclosed either pursuant to any requirement of any Governmental Authority or to Persons regulating or claiming regulatory authority over the activities of such Agent, Floor Plan Agent or Lender, or (vi) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration, or governmental proceeding. Further, the Agent, the Floor Plan Agent and the Lenders may disclose any such information (i) to any other Lender, (ii) to participants and prospective assignees and participants or any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, in each case, so long as such Person agrees to be bound by the terms of this Section 13.19, (iii) to Affiliates of such Lender who are not competitors of any of the Borrowers in the business of acquiring and/or consolidating automotive dealerships and (iv) to any agents, advisors, independent certified public accountants or legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, in connection with the enforcement or exercise of any rights and remedies hereunder or thereunder; provided, that the Agent, the Floor Plan Agent or such Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder.

Section 13.20    WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT AND EACH OF THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT NOR ANY OF THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT OR ANY OF THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

Section 13.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 13.22    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent’s principal New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, any Issuing Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 5.13, such Lender or the Agent, as the case may be, agrees to remit such excess to the relevant Borrowers.

Section 13.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution

Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 13.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13.24    Electronic Execution of Assignment and Acceptance. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include Electronic Signatures or the keeping of records in electronic form (including deliveries by telecopy, emailed PDF or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.

Section 13.25    Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Borrower, the Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrowers and any other parties thereto. The Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Agent agrees, in its sole discretion, to accept delivery by telecopy, PDF or any other electronic means that reproduces an image of an actual executed signature page or an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Agent agrees, in its sole discretion, to accept any Electronic Signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include Electronic Signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Agent and each Lender may rely on any such electronic signatures without further inquiry.

* * *

Signatures on Separate Pages

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Closing Date.

BORROWERS:	GROUP 1 AUTOMOTIVE, INC., a Delaware corporation

	By:	/s/ Darryl M. Burman
Darryl M. Burman
Senior Vice President

Advantagecars.com, Inc., a Delaware corporation

Amarillo Motors-F, Inc., a Delaware corporation

Bob Howard Automotive-East, Inc., an Oklahoma corporation

Bob Howard Chevrolet, Inc., an Oklahoma corporation

Bob Howard Dodge, Inc., an Oklahoma corporation

Bob Howard Motors, Inc., an Oklahoma corporation

Bob Howard Nissan, Inc., an Oklahoma corporation

Chaperral Dodge, Inc., a Delaware corporation

Danvers-S, Inc., a Delaware corporation

Danvers-SB, Inc., a Delaware corporation

Danvers-T, Inc., a Delaware corporation

Danvers-TII, Inc., a Delaware corporation

Danvers-TIV, Inc., a Massachusetts corporation

Danvers-TL, Inc., a Delaware corporation

Danvers-TV, Inc., a Massachusetts corporation

GPI AL-N, Inc., a Delaware corporation

GPI CA-DMII, Inc., a Delaware corporation

GPI CA-F, Inc., a Nevada corporation

GPI CA-H, Inc., a California corporation

GPI CA-HSC, Inc., a California corporation

GPI CA-SV, Inc., a Delaware corporation

GPI CA-TII, Inc., a Delaware corporation

GPI CC, Inc., a Delaware corporation

GPI GA Holdings, Inc., a Delaware corporation

GPI KS-SB, Inc., a Delaware corporation

GPI KS-SH, Inc., a Delaware corporation

GPI KS-SK, Inc., a Delaware corporation

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

GPI MA-AII, Inc., a Massachusetts corporation

GPI MA-DM, Inc., a Massachusetts corporation

GPI MA-DMII, Inc., a Massachusetts corporation

GPI MA-F, Inc., a Massachusetts corporation

GPI MA-FM, Inc., a Massachusetts corporation

GPI MA-FV, Inc., a Massachusetts corporation

GPI MA-GM, Inc., a Massachusetts corporation

GPI MA-H, Inc., a Massachusetts corporation

GPI MA-HA, Inc., a Massachusetts corporation

GPI MA-HII, Inc., a Massachusetts corporation

GPI MA-LR, Inc., a Massachusetts corporation

GPI MA-P, Inc., a Massachusetts corporation

GPI MA-SB, Inc., a Massachusetts corporation

GPI MA-SBII, Inc., a Massachusetts corporation

GPI MA-SV, Inc., a Massachusetts corporation

GPI MA-TVI, Inc., a Massachusetts corporation

GPI ME-DC, Inc., a Maine corporation

GPI ME-DM, Inc., a Maine corporation

GPI ME-F, Inc., a Maine corporation

GPI ME-H, Inc., a Maine corporation

GPI ME-SV, Inc., a Maine corporation

GPI ME-T, Inc., a Maine corporation

GPI MS-H, Inc., a Delaware corporation

GPI MS-N, Inc., a Delaware corporation

GPI MS-SK, Inc., a Delaware corporation

GPI NH-DM, Inc., a New Hampshire corporation

GPI NH-SU, Inc., a New Hampshire corporation

GPI NH-T, Inc., a Delaware corporation

GPI NH-TL, Inc., a Delaware corporation

GPI NJ-DC, Inc., a New Jersey corporation

GPI NJ-SU, Inc., a New Jersey corporation

GPI NM-J, Inc., a New Mexico corporation

GPI NM-LRII, Inc., a New Mexico corporation

GPI NM-SB, Inc., a New Mexico corporation

GPI NM-SBII, Inc., a New Mexico corporation

GPI NM-T, Inc., a New Mexico corporation

GPI NM-TL, Inc., a New Mexico corporation

GPI NY Holdings, Inc., a Nevada corporation

GPI OK-HII, Inc., a Nevada corporation

GPI OK-SH, Inc., a Delaware corporation

GPI SAC-T, Inc., a Delaware corporation

GPI SC, Inc., a Delaware corporation

GPI SC Holdings, Inc., a Delaware corporation

GPI SD-DC, Inc., a Delaware corporation

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

GPI TX-A, Inc., a Nevada corporation

GPI TX-AII, Inc., a Texas corporation

GPI TX-AIII, Inc., a Texas corporation

GPI TX-ARGMIII, Inc., a Nevada corporation

GPI TX-DCIV, Inc., a Texas corporation

GPI TX-DMII, Inc., a Nevada corporation

GPI TX-DMIII, Inc., a Nevada corporation

GPI TX-DMIV, Inc., a Nevada corporation

GPI TX-EPGM, Inc., a Delaware corporation

GPI TX-F, Inc., a Delaware corporation

GPI TX-FM, Inc., a Nevada corporation

GPI TX-FMII, Inc., a Texas corporation

GPI TX-HAII, Inc., a Nevada corporation

GPI TX-HGM, Inc., a Delaware corporation

GPI TX-HGMII, Inc., a Nevada corporation

GPI TX-HGMIV, Inc., a Nevada corporation

GPI TX-HIII, Inc., a Texas corporation

GPI TX-NVI, Inc., a Nevada corporation

GPI TX-P, Inc., a Texas corporation

GPI TX-SBII, Inc., a Delaware corporation

GPI TX-SBIII, Inc., a Nevada corporation

GPI TX-SBIV, Inc., a Texas corporation

GPI TX-SHII, Inc., a Delaware corporation

GPI TX-SK, Inc., a Delaware corporation

GPI TX-SKII, Inc., a Nevada corporation

GPI TX-SU, Inc., a Texas corporation

GPI TX-SV, Inc., a Delaware corporation

GPI TX-SVII, Inc., a Delaware corporation

GPI TX-SVIII, Inc., a Delaware corporation

GPI TX-TIV, Inc., a Texas corporation

Group 1 Associates, Inc., a Delaware corporation

Group 1 FL Holdings, Inc., a Delaware corporation

Group 1 Funding, Inc., a Delaware corporation

Group 1 LP Interests-DC, Inc., a Delaware corporation

Group 1 Realty, Inc., a Delaware corporation

Howard-GM II, Inc., a Delaware corporation

Howard-GM, Inc., a Delaware corporation

Howard-H, Inc., a Delaware corporation

Howard-HA, Inc., a Delaware corporation

Howard-SB, Inc., a Delaware corporation

HRI Procurement, Inc., a Texas corporation

Kutz-N, Inc., a Delaware corporation

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Lubbock Motors-F, Inc., a Delaware corporation

Lubbock Motors-GM, Inc., a Delaware corporation

Lubbock Motors-S, Inc., a Delaware corporation

Lubbock Motors-SH, Inc., a Delaware corporation

Lubbock Motors-T, Inc., a Delaware corporation

Maxwell Ford, Inc., a Delaware corporation

Maxwell-GMII, Inc., a Delaware corporation

Maxwell-N, Inc., a Delaware corporation

Maxwell-NII, Inc., a Delaware corporation

McCall-F, Inc., a Delaware corporation

McCall-H, Inc., a Delaware corporation

McCall-HA, Inc., a Delaware corporation

McCall-N, Inc., a Delaware corporation

McCall-SB Inc., a Delaware corporation

McCall-T, Inc., a Delaware corporation

McCall-TII, Inc., a Delaware corporation

McCall-TL, Inc., a Delaware corporation

Mike Smith Automotive-H, Inc., a Delaware corporation

Mike Smith Automotive-N, Inc., a Texas corporation

Mike Smith Autoplaza, Inc., a Texas corporation

Mike Smith Autoplex Dodge, Inc., a Texas corporation

Mike Smith Autoplex, Inc., a Texas corporation

Mike Smith Autoplex-German Imports, Inc.,

a Texas corporation

Mike Smith Imports, Inc., a Texas corporation

Miller Automotive Group, Inc., a California corporation

Miller-DM, Inc., a Delaware corporation

NJ-H, Inc., a Delaware corporation

NJ-HAII, Inc., a Delaware corporation

NJ-SV, Inc., a Delaware corporation

Rockwall Automotive-F, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman
Vice President of each of the above-named corporations

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Baron Leasehold, LLC, a Kansas limited liability company
By:	Baron Development Company, LLC,
a Kansas limited liability company, its Sole Member
Baron Development Company, LLC,
a Kansas limited liability company
G1R Clear Lake, LLC, a Texas limited liability company
G1R Florida, LLC, a Delaware limited liability company
G1R Mass, LLC, a Delaware limited liability company
GPI SC-SBII, LLC, a Delaware limited liability company
Group 1 Realty NE, LLC, a Massachusetts limited liability company
Ivory Auto Properties of South Carolina, LLC, a South Carolina limited liability company
Tate CG, L.L.C., a Maryland limited liability company
By:	Group 1 Realty, Inc.,
a Delaware corporation, its Sole Member

Harvey Ford, LLC, a Delaware limited liability company
By:	Bohn-FII, LLC,
a Delaware limited liability company, its Sole Member

Bohn-FII, LLC, a Delaware limited liability company
GPI LA-FII, LLC, a Delaware limited liability company
GPI LA-H, LLC, a Louisiana limited liability company
Harvey GM, LLC, a Delaware limited liability company
Harvey Operations-T, LLC, a Delaware limited liability company
By:	Bohn Holdings, LLC,
a Delaware limited liability company, its Sole Member

GPI AL-SB, LLC, a Delaware limited liability company
By:	GPI AL-N, Inc.,
a Delaware corporation, its Sole Member

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

GPI GA Liquidation, LLC, a Delaware limited liability company
GPI GA-CC, LLC, a Georgia limited liability company
GPI GA-CGM, LLC, a Nevada limited liability company
GPI GA-DM, LLC, a Delaware limited liability company
GPI GA-FII, LLC, a Delaware limited liability company
GPI GA-FIII, LLC, a Delaware limited liability company
GPI GA-SU, LLC, a Nevada limited liability company
GPI GA-T, LLC, a Delaware limited liability company
GPI GA-TII, LLC, a Nevada limited liability company
By:	GPI GA Holdings, Inc.,
a Delaware corporation, its Sole Member

GPI NJ-HA, LLC, a Nevada limited liability company
GPI NJ-HII, LLC, a Nevada limited liability company
By:	NJ-H, Inc.,
a Delaware corporation, its Sole Member

GPI NJ-SB, LLC, a Nevada limited liability company
By:	NJ-SV, Inc.,
a Delaware corporation, its Sole Member

GPI NM-SC, LLC, a New Mexico limited liability company
By:	GPI NM-SB, Inc.,
a New Mexico corporation, its Sole Member

GPI NM-SCII, LLC, a New Mexico limited liability company
By:	GPI NM-SBII, Inc.,
a New Mexico corporation, its Sole Member

GPI SC-SB, LLC, a Delaware limited liability company
GPI SC-T, LLC, a Delaware limited liability company
By:	GPI SC Holdings, Inc.,
a Delaware corporation, its Sole Member

GPI FL-A, LLC, a Nevada limited liability company
GPI FL-H, LLC, a Delaware limited liability company
GPI FL-VW, LLC, a Delaware limited liability company
By:	Group 1 FL Holdings, Inc.,
a Delaware corporation, its Sole Member

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

GPI NY-GM, LLC, a New York limited liability company
GPI NY-GMII, LLC, a New York limited liability company
GPI NY-SU, LLC, a New York limited liability company
By:	GPI NY Holdings, Inc.,
a Nevada corporation, its Sole Member

Ira Automotive Group, LLC,
a Delaware limited liability company
By:	Danvers-T, Inc.,
a Delaware corporation, its Sole Member

GPI, Ltd., a Texas limited partnership
Rockwall Automotive-DCD, Ltd., a Texas limited partnership
By:	Group 1 Associates, Inc.,
a Delaware corporation, its General Partner

By:	/s/ Darryl M. Burman
Darryl M. Burman
Vice President of each of the above-named corporations

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Bohn Holdings, LLC, a Delaware limited liability company
Danvers-SU, LLC, a Delaware limited liability company
By:	Group 1 Holdings-S, L.L.C.,
a Delaware corporation, its Sole Member
GPI MD-SB, LLC, a Delaware limited liability company
Group 1 Holdings-DC, L.L.C., a Delaware limited liability company
Group 1 Holdings-F, L.L.C., a Delaware limited liability company
Group 1 Holdings-GM, L.L.C., a Delaware limited liability company
Group 1 Holdings-H, L.L.C., a Delaware limited liability company
Group 1 Holdings-N, L.L.C., a Delaware limited liability company
Group 1 Holdings-S, L.L.C., a Delaware limited liability company
Group 1 Holdings-T, L.L.C., a Delaware limited liability company
Howard-DCIII, LLC, a Delaware limited liability company
Key Ford, LLC, a Delaware limited liability company
By:	Group 1 Automotive, Inc.,
a Delaware corporation, its Sole Member

By:	/s/ Darryl M. Burman
Darryl M. Burman
Senior Vice President

1855 Hylan Realty, LLC, a Delaware limited liability company
3670 Oceanside Realty, LLC, a Delaware limited liability company
510 Sunrise Realty, LLC, a Delaware limited liability company
AMR Real Estate Holdings, a Delaware limited liability company
By:	Group 1 Realty NE, LLC,
a Massachusetts limited liability company, its Sole Member
By:	Group 1 Realty, Inc.,
a Delaware corporation, its Sole Member

By:	/s/ Darryl M. Burman
Darryl M. Burman
Vice President

[Continued on following page]

]Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

AGENT, ISSUING BANK AND LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Katherine Taylor
	Name:	Katherine Taylor
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kody J. Nerios
	Name:	Kody J. Nerios
	Title:	Authorized Officer

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ David T. Smith
	Name:	David T. Smith
	Title:	Senior Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Chad McNeill
	Name:	Chad McNeill
	Title:	Senior Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael Cuccia
	Name:	Michael Cuccia
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	MERCEDES-BENZ FINANCIAL SERVICES USA LLC

	By:	/s/ Farrah Vaughn
	Name:	Farrah Vaughn
	Title:	Regional Dealer Credit Manager – National Accounts

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	TOYOTA MOTOR CREDIT CORPORATION

	By:	/s/ Dave Boskey
	Name:	Dave Boskey
Title:

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	BMW FINANCIAL SERVICES NA, LLC

	By:	/s/ Emily Adams
	Name:	Emily Adams
	Title:	Credit Manager

	By:	/s/ Tom Rumfola
	Name:	Tom Rumfola
	Title:	General Manager, Credit

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	AMERICAN HONDA FINANCE CORPORATION

	By:	/s/ Matthew Weitzer
	Name:	Matthew Weitzer
	Title:	DFS Manager

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

FLOOR PLAN AGENT, SWING LINE BANK AND LENDER:	COMERICA BANK

	By:	/s/ Coby McGee
	Name:	Coby McGee
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	TRUIST BANK

	By:	/s/ Tesha Winslow
	Name:	Tesha Winslow
	Title:	Director

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	TD BANK, N.A.

	By:	/s/ Edward A. Palek, Jr.
	Name:	Edward A. Palek, Jr.
	Title:	VP, Market Credit Manager

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	CAPITAL ONE, N.A.

	By:	/s/ Doug Webster
	Name:	Doug Webster
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	ALLY BANK

	By:	/s/ Kenneth Taylor
	Name:	Kenneth Taylor
	Title:	Authorized Representative

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	NYCB SPECIALTY FINANCE COMPANY, LLC

	By:	/s/ Mark C. Mazmanian
	Name:	Mark C. Mazmanian
	Title:	First Senior Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Jamie Teckman
	Name:	Jamie Teckman
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	ZIONS BANCORPORATION, N.A. DBA AMEGY BANK

	By:	/s/ Cameron Brown
	Name:	Cameron Brown
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	SANTANDER BANK, N.A.

	By:	/s/ Scott Bernstein
	Name:	Scott Bernstein
	Title:	SVP

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	BOKF, NA d/b/a BANK OF OKLAHOMA

	By:	/s/ Bryan Parises
	Name:	Bryan Parises
	Title:	Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	VW CREDIT, INC.

	By:	/s/ Robb Nerdin
	Name:	Robb Nerdin
	Title:	Senior Manager Commercial Credit

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

LENDER:	HYUNDAI CAPITAL AMERICA

	By:	/s/ Andrew Leone
	Name:	Andrew Leone
	Title:	VP, Commercial & Mobility Business

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Acknowledged and agreed to only

with respect to Section 13.17 of the

Agreement by:

EXITING LENDER:	AMARILLO NATIONAL BANK

	By:	/s/ Cory Ramsey
	Name:	Cory Ramsey
	Title:	Senior Vice President

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Acknowledged and agreed to only

with respect to Section 13.17 of the

Agreement by:

EXITING LENDER:	MASSMUTUAL ASSET FINANCE LLC

	By:	/s/ Don Buttler
	Name:	Don Buttler
	Title:	SVP

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement

Acknowledged and agreed to only

with respect to Section 13.17 of the

Agreement by:

EXITING LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Andrew Scott
	Name:	Andrew Scott
	Title:	SVP

Signature Page to Twelfth Amended and Restated Revolving Credit Agreement